Docusign Envelope ID: 23C08127-F1E5-4CDD-918F-7065023472F7
Exhibit 99.(r)(3)

Ver. [10-08-2024]

CCO Capital, LLC
2398 E. Camelback Road, 4th Floor Phoenix, AZ 85016
P: 602-778-6000
F: 480-449-7001

Joseph Terry
Name of Authorized Principal

/s/ Joseph Terry
Signature

10/8/2024
Date

Docusign Envelope ID: 23C08127-F1E5-4CDD-918F-7065023472F7

Table of Contents

Chapter Section Title
1.00		General Supervision
	1.1	Written Supervisory Procedures
	1.2	Delegation of Responsibilities
	1.3	Verification of Qualifications
	1.4	Branch Offices and Other Office Locations
	1.5	Residential Supervisory Locations (RSL)
	1.6	Supervisory Review Procedures and Documentation
	1.7	Office of Supervisory Jurisdiction (OSJ)
	1.8	Office Inspections
	1.9	Supervision of Transactions (Regulation Best Interest)
	1.10	REIT/Private Placement Supervision
	1.11	Review of Third-Party Registered Representative Purchasers
	1.12	Customer Trade Confirmations and Disclosures
	1.13	Payment for Order Flow Disclosure Requirements
	1.14	Clearing Agreements
	1.15	Review of Internal Reports
	1.16	Reserve Formula Exemptions
	1.17	Fees Charged to Customers
	1.18	Customer Complaints
	1.19	Annual Review and Update of Executive Representative Contact Information
	1.20	Business Continuity Planning and Emergency Contact Information
	1.21	Securing Records and Information
	1.22	Outsourcing Activities to Third-Party Service Providers
	1.23	Safe Harbor for Business Expansions
2.00		Personnel, Licensing and Registration
	2.1	Assignment of Designated Supervisors and Registered Personnel
	2.2	Registration Requirements
	2.3	Association Procedures
	2.4	Termination Procedures
	2.5	Permissive Registrations
	2.6	Statutorily Disqualified (SD) Persons
	2.7	Heightened Supervision Procedures
	2.8	Firm Registration Forms (Form BD/BDW)
	2.9	Renewal Statements and Reports
3.00		Standards of Conduct
	3.1	Outside Business Activities
	3.2	Private Securities Transactions
	3.3	Outside Securities Accounts
	3.4	Prohibited Activities
	3.5	Third-Party Sponsored Call Nights
	3.6	Influencing or Rewarding Employees of Others
	3.7	Political Contributions (Applicable to all CCOC Associates & Access Persons)
4.00		Continuing Education and Training
	4.1	Regulatory Element
	4.2	Firm Element
	4.3	Annual Compliance Meeting
	4.4	Relief from CE Requirements for Military Active-Duty Personnel
	4.5	Maintaining Qualifications Program
5.00		Books and Records Requirements

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	5.1	SEC Rule 17a-3
	5.2	SEC Rule 17a-4
	5.3	Electronic Storage Media
6.00		Financial Reporting
	6.1	Designation of FINOP
	6.2	Responsibilities of the FINOP
	6.3	Early Warning Notification (SEC Rule 17a-11)
	6.4	Cash/Currency Transactions
	6.5	Classification of Certain Equity as Liabilities (Statement 150)
	6.6	Principal Financial Officer and Principal Operations Officer
7.00		Communications with the Public
	7.1	Communications with the Public Rule Definitions
	7.2	Content Standards
	7.3	Guidelines for Avoiding Misleading Communications with the Public
	7.4	Seminars and Public Appearances
	7.5	Fair Disclosure, Regulation FD
	7.6	Electronic Communications
	7.7	Supervisory Review Requirements
	7.8	Regulatory Filing Requirements
	7.9	Record Keeping Requirements
	7.10	Use of FINRA Name
	7.11	SIPC Disclosure
	7.12	Senior Designations and Other Credentials
	7.13	Telemarketing Procedures/National Do-Not-Call Registry (FINRA Rule 3230)
	7.14	SEA Rule 10b-9 Representations
8.00		Privacy Policies and Procedures (Regulation S-P)
	8.1	Designations/Responsibilities for Reg. S-P Procedures
	8.2	Privacy Notifications
	8.3	Initial Privacy Notification
	8.4	Annual Privacy Policy Notification
	8.5	Regulation S-AM Compliance
	8.6	Re-disclosure and Reuse of Personal Non-Public Information
	8.7	Clean Desk Policy
	8.8	Cybersecurity - Safeguarding Non-Public Information
9.00		Product Review & Other Selling Relationships
	9.1	New Product Reviews
	9.2	Ongoing Product Reviews
	9.3	Marketing Material Review
	9.4	Master List of Approved Products
	9.5	Dealer Manager Agreements
	9.6	Selected Dealer Agreements
	9.7	Other Agreements & Arrangements
	9.8	Termination/Cancellation Procedures
10.00		Direct Participation Programs and Real Estate Investment Trusts
	10.1	Key Definitions
	10.2	Organization and Offering (“O & O”) Fees and Operating Expenses
	10.3	Facilitating Introductions for Third Party Transfers
	10.4	Transaction Reporting Requirements
	10.5	Corporate Financing - Underwriting Terms and Arrangements
11.00		Investment Company Securities
	11.1	Suitability and Regulation Best Interest
	11.2	Sales Charges
	11.3	Rule 12b-1 Fees
	11.4	Breakpoint Sales
	11.5	Switching

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	11.6	Investment Company Securities Communications
	11.7	Check Handling
	11.8	Redemptions
	11.9	Prospectus Delivery
	11.10	Directed Brokerage
12.00		WSP Violation Procedures
	12.1	Policy Violations and Reporting

Docusign Envelope ID: 23C08127-F1E5-4CDD-918F-7065023472F7
Foreword

Introduction to CCO Capital, LLC (the “Firm” or “CCOC”)
Firm Ownership Structure
In February 2018, Cole Capital was acquired by a subsidiary of CIM Group. In connection with the acquisition, Cole Capital Corporation converted to a Delaware limited liability company and changed its name to CCO Capital, LL
C. In addition, the Firm’s parent, Cole Capital Advisors, Inc., converted to a Delaware limited liability company and changed its name to CCO Group, LLC.
In connection with the acquisition by CIM Group, certain CIM Group Compliance personnel and certain CIM Group sales/marketing personnel engaged in private placement activities focused on CIM-managed products, including marketing these products to CIM Group’s current and prospective institutional clients, have become associated persons of CCOC as needed. These Written Supervisory Procedures have been updated accordingly.
A committee comprised of representatives from Compliance, Legal, Accounting, Sales, Finance, and Operations typically meets on a quarterly basis in order to discuss various items that may have an impact on CCOC, including but not limited to the following: periodic regulatory filings; regulatory developments; industry-wide trends; registered personnel training; regulatory inquiries/examinations; internal audits; and other risk related matters that could potentially impact the operations of CCOC. The goal of these meetings is to ensure that relevant senior management personnel are aware of any significant developments and can make well informed decisions regarding the management of CCOC’s operations.
Broker-Dealer Registration
CCO Capital, LLC is registered with the Securities and Exchange Commission (SEC) as a broker-dealer, pursuant to Section 15(b) of the Securities Exchange Act of 1934.
Membership in the Financial Industry Regulatory Authority (FINRA) was approved on December 16, 1992, at which time CCOC also became a member of the Securities Investor Protection Corporation (SIPC).
CCOC is currently registered in all 50 states as well as Puerto Rico, the District of Columbia, and the Virgin Islands.
Pursuant to CCOC’s FINRA Membership Agreement, CCOC is authorized to engage in the following business activities, including that of real estate syndication; broker selling tax shelters or limited partnerships in primary distributions; private placements of securities; underwriting of public real estate investment trusts on a best efforts basis; mutual fund underwriter or sponsor; mutual fund retailer; underwriter of closed-end funds, interval funds, and business development companies (“BDCs”); and certain limited accommodation sales of closed-end funds, interval funds, BDCs, and real estate investment trusts to certain retail and institutional investors. CCOC shall maintain a minimum net capital as required under SEC Rule 15c 3-l(a)(2)(vi).
CCOC does not engage in proprietary trading and does not purchase or sell on a principal or agency basis securities of CCOC or any affiliate.
Description of Business Activities

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CCOC is a limited purpose broker-dealer, the scope of which is generally limited to acting as dealer manager and/or sales agent for real estate products and other investment products issued or operated by affiliates. CCO Group offerings of these securities are offered through either independent third-party broker-dealers (Selected Dealers) pursuant to Selected Dealer Agreements or independent third-party broker-dealer platforms (Platforms), which have entered into other agreements relating to the CCO Group offerings. In limited instances, CCOC may establish and maintain retail customer accounts in connection with the offering of such products on an accommodation basis for those investors that are not customers of a Selected Dealer or Platform. In addition, certain associated persons in the sales and distribution teams are engaged in the sales/marketing of CIM-managed urban real asset private placements to institutions and high net worth individuals.
Purpose of this Written Supervisory Procedure Manual
In accordance with FINRA Rule 3110(a), CCOC has established and implemented a system to supervise the activities of each registered representative and associated person that is reasonably designed to achieve compliance with applicable federal and state securities laws as well as self-regulatory organization (SRO) rules and regulations.
Establishing, maintaining, and enforcing written supervisory procedures is a cornerstone of self- regulation within the securities industry. Written supervisory procedures that are reasonably designed to achieve compliance with applicable rules, and to detect and deter rule violations, enable CCOC to identify and respond to regulatory concerns in a manner that can reduce the risk of disciplinary action. Effective supervisory systems within member firms enhance investor confidence and, in turn, promote the fairness, liquidity, and efficiency of the market for all market participants.
Therefore, the construction of this Written Supervisory Procedure Manual (“WSPs”) is designed to comply with the aforementioned rules in addition to general securities industry practices and procedures. The WSPs are intended to provide supervisory and procedural assistance for those who have been assigned a direct supervisory responsibility over other registered representatives.
The WSPs are also designed to address conflicts of interest that may arise in your personal dealings and those in which you engage on behalf of the Firm and its Clients. In addition to the WSPs, CCOC will also consider the applicable policies outlined in the CIM Employee Handbook, as well as other CIM policies that address employee conduct in discharging our supervisory responsibilities.
The Firm requires that all associates of CCOC observe the applicable standards of care set forth in these policies and not seek to evade the provisions of the WSPs in any way, including through indirect acts by Related Persons or other associates.
Issuance of the Written Supervisory Procedure Manual
All registered personnel of CCOC, upon employment or affiliation, shall receive a current copy of the WSPs and acknowledge in writing that they have reviewed the WSPs and agree to comply with the policies and procedures contained therein. Additionally, all registered personnel are required to certify annually that they have reviewed the WSPs and agree to comply with the policies and procedures contained therein.

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Manual Updates, Amendments and AML Procedures
FINRA Rule 3110(b)(7) provides that each broker-dealer shall amend its written supervisory procedures as appropriate within a reasonable time after changes occur in applicable securities laws and regulations. CCOC’s WSPs will receive periodic updates and amendments as warranted based on material changes and/or amendments to corresponding rules as referenced herein. All updates will be communicated to all associated personnel throughout the organization. Additionally, all registered representatives are required to acknowledge quarterly that they have reviewed and agree to comply with CCOC’s WSP’s.
CCOC shall also review and, if necessary, update the Anti-Money Laundering Procedures (“AML Procedures”) on at least an annual basis. The AML Procedures are designed to achieve and monitor CCOC’s ongoing compliance with the requirements of the Bank Secrecy Act, as amended by the Patriot Act, and the implementing regulations under it, as well as all applicable FINRA rules. Responsible parties are outlined in the AML procedures.

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General Supervision    01.00

1.1Written Supervisory Procedures
FINRA Rule 3110 requires that each member establish, maintain and enforce written supervisory procedures which are reasonably designed to:
»    Supervise the types of business activities a firm conducts;
»    Supervise the activities of the associated persons and registered representatives; and
»    Achieve compliance with all applicable securities laws and regulations.
CCOC’s WSPs shall incorporate a supervisory system pursuant to FINRA Rule 3110(a) that includes:
»    Titles;
»    Registration status;
»    Location of supervisory personnel;
»    Responsibility of supervisory personnel related to business activities conducted;
»    Responsibility of supervisory personnel related to all applicable securities laws and regulations; and
»    Dates that any designations became effective. (See Exhibit 1 for the List of Supervisory Personnel)
CCOC makes an electronic copy of the complete WSPs available for each Office of Supervisory Jurisdiction (OSJ), branch and non-branch office locations via the Company’s online compliance systems.
CCOC updates and/or amends the WSPs within a reasonable period, as necessary. It is the responsibility of the Chief Compliance Officer (“CCO”) or his/her designee to ensure that all changes, amendments, and updates of the WSPs are communicated to all associated personnel throughout the organization. CCOC’s WSPs are made available in hard copy or electronically via the Company’s online compliance system.
Implementation Strategy
The CCO is assigned to review CCOC’s WSPs as needed, or at least annually as part of the annual OSJ review, to ensure that the WSPs adequately cover all required areas as set out in the FINRA Membership Agreement. The CCO or delegate shall sign and date the WSPs as evidence of review.

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1.2Delegation of Responsibilities
The CCO is the primary registered principal responsible for the implementation and execution of these WSPs. Unless otherwise noted as a non-delegable duty, the CCO may delegate supervisory functions to properly qualified individuals. This delegation must be documented in writing and maintained with these WSPs.
1.3Verification of Qualifications
CCOC is responsible for investigating the good character, business repute, qualifications, and experience of any person prior to making such a certification in the application of such person for registration.
Where a prospective registered representative has previously been registered with FINRA, CCOC shall obtain from WebCRD or from the applicant a copy of the Uniform Termination Notice of Securities Industry Registration (FINRA Form U5) filed with FINRA by such person’s most recent previous FINRA member employer, together with any amendments thereto. CCOC shall obtain the Form U5 as required by this rule. In addition, CCOC will rely upon a pre-hire background check conducted by Human Resources for all applicants seeking registration with CCOC in accordance with FINRA Rule 3110(e) (See Chapter 2.3 for further details).
Implementation Strategy
The CCO is assigned to ensure compliance with qualification verification requirements. Where an applicant for registration has previously been registered with FINRA, the CCO or his/her designee shall obtain a copy of the Uniform Termination Notice of Securities Industry Registration (Form U5) filed with FINRA by such person’s most recent previous FINRA member employer, together with any amendments thereto that may have been filed pursuant to Article V, Section 3 of the FINRA’s By-Laws. The Form U5 shall be obtained no later than thirty (30) days following the filing of the application for registration. Copies of any previous Form U5 filings are available in FINRA CRD.
1.4Branch Offices and Other Office Locations
Each registered representative of the Firm is required to disclose the physical location where he or she regularly conducts business on behalf of the Firm. The Firm must also designate the location responsible for the supervision of each of its registered representatives.
The definition of “branch office" is any location where one or more associated persons of the Firm regularly conducts the business of effecting any transactions in or inducing or attempting to induce the purchase or sale of any security or is held out as such. There are certain locations that are excluded.
These locations are:
1.Any location that is established solely for customer service and/or back-office type functions where no sales activities are conducted and that is not held out to the public as a branch office;
2.Any location that is the associated person's primary residence; provided that;
a.Only one associated person, or multiple associated persons who reside at that location and are members of the same immediate family, conduct business at the location;
b.The location is not held out to the public as an office and the associated person, does not meet with customers at the location;

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c.Neither customer funds nor securities are handled at that location;
d.The associated person is assigned to a designated branch office, and that designated branch office is reflected on all business cards, stationery, and other communications to the public;
e.The associated person’s correspondence and communications with the public are subject to the firm’s supervision;
f.Electronic communications are made through the member’s electronic system.
3.Any location, other than a primary residence, that is used for securities business for less than 30 business days in any one calendar year;
4.Any office of convenience, where associated persons occasionally and exclusively by appointment meet with customers, which is not held out to the public as an office;
5.Any location that is used primarily to engage in non-securities activities and from which the associated person effects no more than 25 securities transactions in any one calendar year; provided that any advertisement or sales literature identifying that location also sets forth the address and telephone number of the location from which the associated person conducting business at the non-branch locations are directly supervised;
6.A temporary location established in response to the implementation of a business continuity plan.
Notwithstanding the exclusions noted above, any location that is responsible for supervising the activities of persons associated with the Firm at one or more non-branch locations is considered to be a branch office, unless such location is deemed to be a Residential Supervisory Location.
The Firm will file Form BR through CRD for any location that is a branch office under the uniform definition. Form U4 will be updated to reflect any other Office of Employment Address (OEA) as required under FINRA 3110.
1.5Residential Supervisory Locations (RSL)
FINRA Rule 3110.19 (Residential Supervisory Locations) allows certain residential locations at which an associated person engages in specified supervisory activities, subject to certain safeguards and limitations, to be treated as a non-branch location. The Firm understands both the Firm and the associated person at each location must meet certain specified conditions and eligibility requirements. The Firm will conduct and document a risk assessment prior to designating a location as an RSL. The Firm will consult FINRA Rule 3110.19, and other FINRA guidance regarding the Residential Supervisory Locations (RSL) eligibility requirements and conditions to assist with the risk assessment. The Firm understands there is quarterly reporting requirement which must be made to FINRA should the Firm elect to register certain locations with the RSL designation. The CCO or a designee will be responsible for documenting compliance with these requirements.

1.6Supervisory Review Procedures and Documentation
The CCO or designee will maintain a list of all locations at which individuals transact business on behalf of the Firm, indicating the category for each as (a) Office of Supervisory Jurisdiction, (b) Branch Office,
(c) exempt from Branch Office registration (including those that are residential), or (d) exempt from Branch Office registration but considered a Registered Supervisory Location pursuant to FINRA Rule 3110.19. The CCO or designee will ensure that appropriate Form BR filings are made for all registered branch office locations. The CCO or designee will ensure required notification is made to FINRA for locations the Firm recognizes as non-registered branch location with the RSL designation.

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Annually, the CCO or designee will review a list of all office locations to determine whether any of the currently exempt locations have begun to function in such a manner to require registration as a branch office or a RSL location. The CCO or designee will maintain documentation of the reviews.
1.7Office of Supervisory Jurisdiction (OSJ)
"Office of Supervisory Jurisdiction" means any office of the Firm, which does not meet the definition of an RSL, where one or more of the following functions take place: order execution or market making; structuring of public offerings or private placements; maintaining custody of customers' funds or securities; final acceptance (approval) of new accounts on behalf of the Firm; review and endorsement of customer orders; final approval of retail communications for use by persons associated with the Firm, except for an office that solely conducts final approval of research reports; or responsibility for supervising the activities of persons associated with the Firm at one or more other branch offices of the Firm.
The Firm’s supervisory system will provide, at a minimum, for the designation as an office of supervisory jurisdiction (OSJ), or RSL, each location that meets the definition. The Firm will also designate other OSJs as it determines to be necessary in order to supervise its registered representatives, registered principals, and other associated persons in accordance with the standards set forth, taking into consideration the following factors:
A.whether registered persons at the location engage in retail sales or other activities involving regular contact with public customers;
B.whether a substantial number of registered persons conduct securities activities at, or are otherwise supervised from, such location;
C.whether the location is geographically distant from another OSJ of the Firm;
D.whether the Firm's registered persons are geographically dispersed; and
E.whether the securities activities at such location are diverse and/or complex.
1.8Office Inspections
CCOC is required to conduct a review of the business activities of all OSJs on an annual basis. The review is to be reasonably designed and conducted for the purposes of assisting designated personnel in maintaining compliance and detecting and preventing potential violations of applicable securities rules and CCOC policies. CCOC shall preserve records and evidence of the date(s) upon which each review and inspection was conducted.
Under FINRA Rule 3110, the Firm will conduct a review, at least annually, on a calendar-year basis, of the businesses in which it engages. The review shall be reasonably designed to assist the Firm in detecting and preventing violations of, and achieving compliance with, applicable securities laws and regulations, and with applicable FINRA rules. The Firm will review the activities of each office, which shall include the periodic examination of customer accounts to detect and prevent irregularities or abuses. The Firm will also retain a written record of the date upon which each review and inspection is conducted.
The Firm will inspect at least annually, on a calendar-year basis, every OSJ and any registered branch office that supervises one or more non-branch locations. The Firm will inspect at least every three years every branch office that does not supervise one or more non-branch locations.

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In establishing the inspection schedule for non-branch locations, including those with the RSL designation, the Firm shall consider the nature and complexity of the securities activities for which the location is responsible and the nature and extent of contact with customers. The Firm will inspect non branch locations on a presumptive three-year cycle but reserves the right to inspect on a less frequent cycle in accordance with FINRA Rule 3110.13.
Please note: During the 2020, 2021, 2022, 2023 and first half of 2024 CCOC conducted office inspections remotely due to the COVID-19 global pandemic in accordance with FINRA’s temporary amendments to Rule 3110.17. These inspections were conducted using the same inspection template that would have been in place for in-person inspections as the risks associated with CCOC’s business model were not materially impacted due to the pandemic. Personnel conducted the exams leveraging the capabilities in Microsoft Teams including video, to conduct the exams. Individuals in the branches were required to show examiners the branch and certain records. The identification and prioritization of exams did not deviate from previous years, due to the nature of CCO Capital’s business. All sales activities, and books and records are tracked centrally and electronically. All records of inspections conducted remotely indicate that it was completed in such a manner.

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Written Reports
Each office inspection and review will be recorded in a written report and kept on file for a minimum of three years. If the Firm decides to make the inspection schedule for non-branch locations longer than a three-year cycle, each corresponding report must be kept on file at least until the next inspection report has been written.
If applicable to the location being inspected, that location's written inspection report will include, without limitation, the testing and verification of the Firm's policies and procedures, including supervisory policies and procedures in the following areas:
A.safeguarding of customer funds and securities;
B.maintaining books and records;
C.supervision of supervisory personnel;
D.transmittals of funds (e.g., wires or checks, etc.) or securities from customers to third party accounts; from customer accounts to outside entities (e.g., banks, investment companies, etc.); from customer accounts to locations other than a customer's primary residence (e.g., post office box, "in care of" accounts, alternate address, etc.); and between customers and registered representatives, including the hand-delivery of checks; and
E.changes of customer account information, including address and investment objectives changes and validation of such changes.
The review procedures required will include a means or method of customer confirmation, notification, or follow-up that can be documented. The Firm will use reasonable risk-based criteria to determine the authenticity of the transmittal instructions if applicable.
The Firm is not required to conduct detailed reviews of each transaction if the Firm is using a reasonably designed risk-based review system that provides the Firm with sufficient information that permits the Firm to focus on the areas that pose the greatest risks of violation.
Individuals Restricted from Conducting Branch Office Reviews
Regardless of “type” of branch, office inspections have the following restrictions regarding who may or may not conduct an office inspection:
A.A branch office manager may not conduct a review of the office he or she manages;
B.Any person within a branch who has any supervising responsibilities relating to the branch may not conduct a review of that branch; and
C.Any individual directly or indirectly supervised by (a) or (b) above may not conduct the branch inspection for the office in which (a) or (b) above are housed.
Individuals utilized to undertake these office inspections need not be registered principals, as long as they meet the above criteria.

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Heightened Inspection Requirements
FINRA Rule 3110 requires us to have procedures in place that are reasonably designed to provide heightened office inspections if deemed necessary due to identified conflicts of interest, prior disciplinary history or any other factor that may warrant extra supervision. The CCO, in partnership with Senior Management, will at all times maintain a list of all branch locations which fall under the “heightened inspection” category.
Implementation Strategy
The CCO, and his/her designee(s), is assigned to conduct an internal review of the Home Office OSJ and any branch or non-branch locations. All reports referencing internal inspections and/or reviews shall be properly documented as evidence of review and maintained in the books and records of CCOC.
The CCO will establish a schedule for the inspection of branch and non-branch offices as well as policies and procedures related to inspections. This inspection schedule as well as CCOC’s inspection policies and procedures are contained in CCOC’s Branch Office Inspection Manual.
Regarding heightened supervision, the CCO will create any necessary “heightened supervision” procedures and policies when and if applicable.
1.9Supervision of Transactions (Regulation Best Interest)
CCOC is acting primarily as dealer manager and/or sales agent for its issuer affiliates but may maintain customer relationships or customer accounts of publicly registered non-traded, listed and Private Placement investments, generally on an accommodation basis. Each of these offering types carry certain suitability standards for the investors. Supervision of sales activities will be conducted in the same manner irrespective of the business location type at which the activities occur.
General Suitability Requirements and Background
FINRA Rule 2111 requires CCOC and associated persons to determine that all recommendations of securities and investment strategies involving a security, or securities are suitable for a particular customer based on the customer’s investment profile. Under FINRA’s rules, in all relationships with customers and others, CCOC and associated persons have a fundamental responsibility for fair dealing. The suitability rule is fundamental to fair dealing and is intended to promote ethical sales practices and high standards of professional conduct.
FINRA suitability Rule 2111 provides three main suitability obligations: (1) reasonable basis suitability; (2) customer specific suitability; and (3) quantitative suitability. In order to comply with the rule, CCOC has established requirements seeking to satisfy all three elements with respect to each recommendation of a security or investment strategy involving a security.
The following sections specify what CCOC, registered representatives and designated principals should do to comply with each of them.
»    Reasonable basis product suitability: The reasonable-basis obligation requires that CCOC performs reasonable diligence to: (1) understand the nature, and potential risks and rewards associated with the recommended security or investment strategy involving a security or

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securities; and (2) determine whether the recommendation is suitable for at least some investors based on the reasonable diligence.
»    Customer specific suitability: The customer-specific obligation requires that a CCOC or any associated person who makes a recommendation have a reasonable basis to believe that the recommendation is suitable for a particular customer based on representations made by the customer. No particular facts define suitability, but balancing of information provided from the customer with the nature and risks associated with the security or strategy can provide support for a CCOC and associated person’s opinion that the recommendation is suitable.
»    Quantitative suitability: The quantitative suitability obligation requires a CCOC and the registered representative identified as the broker of record for a customer account, to have a reasonable basis for believing that a series of recommended transactions, even if suitable when viewed in isolation, are not excessive or unsuitable for the customer when taken together in light of representations made by the customer, as delineated in Rule 2111(a). No single test defines excessive activity, but factors such as the use of margin, turnover rate, the cost-equity ratio, hold periods, and the use of in-and-out trading in a customer's account, if applicable, may provide a basis for a finding that a CCOC or associated person has violated the quantitative suitability obligation.
FINRA Rule 2111 will not apply to recommendations subject to SEC’s Regulation Best Interest rule.
Regulation Best Interest and Form CRS Rules
On June 5, 2019, the SEC adopted Regulation Best Interest (Reg BI) under the Securities Exchange Act of 1934. Reg BI establishes a “best interest” standard of conduct for broker-dealers and associated persons when they make a recommendation to a retail customer* of any securities transaction or investment strategy involving securities, including recommendations of types of accounts. Reg BI took effect June 30, 2020, and is comprised of four component obligations: (1) a Care Obligation, (2) a Disclosure Obligation, (3) a Conflict of Interest Obligation, and (4) a Compliance Obligation as outlined below. Reg BI applies in lieu of FINRA Rule 2111 to securities transaction and investment strategy recommendations made to retail customers. The SEC also adopted the Form CRS Rules (specific lay Rule 17a-14) requiring the delivery of a two-page relationship summary document to retail investors** at or before opening an account, making a recommendation, or effecting an order for the retail investor.
Care Obligation: The Care Obligation requires CCOC registered persons, when making a recommendation to a retail customer, to exercise reasonable diligence, care and skill. In general, CCOC representatives should consider the following as part of their Duty of Care:
A.to understand the potential risks, rewards and costs associated with the recommendation, and to have a reasonable basis to believe that the recommendation

*For purposes of Reg BI:
The term “retail customer” is defined in paragraph (b)(1) of Reg BI as a natural person, or the legal representative of such natural person, who (i) receives a recommendation of any securities transaction or investment strategy involving securities from a broker- dealer or associated person; and (ii) uses the recommendation primarily for personal, family or household purposes.
**For purposes of the Form CRS rules:
The term “retail investor” is defined in paragraph (e)(2) of Rule 17a-14 as a natural person, or legal representative of a natural person, who seeks to receive or receives services primarily for personal, family or household purposes.

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could be in the best interest of at least some retail customers (“Reasonable Basis Component”);
B.to have a reasonable basis to believe that the recommendation is in the best interest of a particular retail customer based on that retail customer’s investment profile and the potential risks, rewards and costs associated with the recommendation, and that it does not place the financial or other interest of the broker-dealer or the associated person ahead of the retail customer’s interest (“Customer-Specific Component”); and
C.to have a reasonable basis to believe that a series of recommended transactions, even if in the retail customer’s best interest when viewed in isolation, is not excessive and is in the retail customer’s best interest when viewed in light of the retail customer’s investment profile, and that it does not place the financial or other interest of the broker- dealer or the associated person making the series of recommendations ahead of the retail customer’s interest (“Series Transaction Component”).
In order for CCOC registered representatives to document their Duty of Care obligation, CCOC representatives must complete the Reg BI suitability disclosure within Salesforce. This form will require the representative to describe the rationale behind the recommendation and attest to the fact that a recommendation was made after considering an investor’s investment profile, investment needs, the potential risk and rewards, and associated expenses with each transaction. Additional rationale will also have to be provided for legacy investors investing in a different strategy. This disclosure must be completed during the investor’s commitment process and will be reviewed by a supervising Principal for adherence to these procedures.
Disclosure Obligation:
The Disclosure obligation requires CCOC to provide to retail customers, prior to or at the time of a recommendation, in writing, full and fair disclosure of all material facts related to the scope and terms of the relationship with the retail customer, and all material facts relating to conflicts of interest that are associated with the recommendation.
At a minimum, the material facts related to the scope and terms of the relationship with the retail customer include:
A.the broker-dealer or such natural person is acting as a broker-dealer or an associated person of a broker-dealer with respect to the recommendation;
B.the material fees and costs that apply to the retail customer’s transactions, holdings and accounts; and
C.the type and scope of the services provided to the retail customer, including any material limitations on the securities or investment strategies that may be recommended to the retail customer.
In accordance with the Form CRS Rules, the Firm has created a two-page Customer Relationship Summary (Form CRS) document written in plain English. The form will be filed with FINRA and made available on FINRA BrokerCheck. The form will be provided to all new customers prior to or at the time of account opening. The form will be reviewed on an annual basis and updated as required.

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Form CRS is intended to inform retail investors about:
»    The relationships and services CCOC offers to retail investors, including statements regarding account monitoring and investment authority.
»    CCOC’s fees and costs, including disclosures about the principal fees and costs that retail investors will incur, other fees and costs related to services and investments that retail investors will pay directly or indirectly, and examples of the categories of t»he most common fees and costs applicable to the firm’s retail investors.
»    The manner in which CCOC’s financial professionals are compensated, including cash and non-cash compensation, and the conflicts of interest those payments create.
»    How CCOC describes its conflicts of interest, including incentives related to proprietary products, third-party payments, revenue sharing, and principal trading.
»    Whether CCOC accurately discloses if the firm or its financial professionals have legal or disciplinary history
An additional Regulation Best Interest disclosure document, if applicable, will also be provided prior to or at the time of account opening.
The Disclosure Obligation requires CCOC to update its Reg BI Disclosure when previously provided disclosures become materially inaccurate or when new material information becomes available. Although Reg BI does not prescribe an explicit time frame in which required updates must be made, the SEC release adopting Reg BI encourages broker-dealers to update their disclosures to reflect material changes or inaccuracies as soon as practicable, which generally should be no later than 30 days after the material change occurs. The New Product Committee and Compliance Oversight Committee will also take part in these reviews.
Conflicts of Interest Obligation: The CCO and his or her designee will continue to monitor potential conflicts of interest on a periodic basis no less than annually. The New Product Committee and Compliance Oversight Committee will also take part in these reviews.
Overall, the Firm will establish, maintain and enforces policies and procedures that:
1.Identify, and at a minimum, disclose or eliminate all conflicts of interest related to the recommendation;
2.Identify and mitigate conflicts that create an incentive for the broker to make recommendations that place the firm’s interests ahead of the customer;
3.Identify and disclose material limitations placed on the investment product or strategy and any conflicts associated with such limitations;
4.Prevent these limitations from causing the broker to make recommendations that place the firm’s interests ahead of the customer; and
5.Identify and eliminate sales contests, sales quotas, bonuses, etc. that are based on:

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A.A specific product; or
B.Types of securities within a limited period of time
Compliance Obligation: Generally speaking, these written supervisory procedures will serve as our guide for ensuring ongoing compliance with Reg BI. The continuous review of the Firm’s trade blotter will also aid our supervision efforts and ensure that the Firm’s policies are being enforced and a training program will be designed and provided to all licensed and associated personnel.
Training Program: Regulation Best Interest training will be provided as needed as well as during the Firm’s annual Firm Element and ACM training modules. All licensed and associated persons and other select individuals as deemed necessary, will receive training, that provides a general overview of Reg BI, what to consider when making recommendations, what to discuss with clients, and how to process business going forward. It will also focus on understanding all of the Firm’s public and private offerings in order to make recommendations going forward that are in the best interests of the client.
Implementation Strategy:
The CCO and his or her designee will ensure ongoing compliance with Regulation BI. These efforts include but are not limited to: updating the Firm’s policies and procedures, training staff and new hires, disseminating Form CRS, mitigating conflicts of interest on an ongoing basis, and reviewing the information captured during the account opening process and/or when new transactions are completed to ensure adherence to all aspects of Regulation BI. Additionally, the CCO and his or her designee will coordinate regular meetings with the appropriate parties to identify changes in the Firm’s offerings and practices that may warrant updates to the disclosure obligation.
Recommendations of Securities or Investment Strategies involving Securities
The obligations under Regulation Best Interest and FINRA Rule 2111, as applicable, apply to every recommended investment transaction or investment strategy involving a security or securities. FINRA has emphasized that “recommendation” is to be interpreted broadly and includes any explicit recommendation to buy, sell, or hold a security or securities, even if the customer or prospective customer does not implement the recommendation. As such, written documentation of all recommendations made to a customer, while not an absolute requirement, is strongly encouraged.
Rule 2111 explicitly states that the term “strategy” should be interpreted broadly. The suitability obligation applies to a recommended investment strategy regardless of whether the recommendation results in a securities transaction or even references a specific security or securities. For example, the term “strategy” encompasses an explicit recommendation to hold a security. As such, written documentation of all strategy recommendations made to a customer, while not an absolute requirement, is strongly encouraged. FINRA has indicated that a recommendation that a customer generally invest in “equity” or “fixed income” securities is not an investment strategy covered by FINRA Rule 2111, unless it is part of an asset allocation plan that is not eligible for the exclusion and safe-harbor provision included in Rule 2111.03 for educational materials. However, it applies to recommendations to invest in more specific types of securities.
The SEC has referred to FINRA guidance on recommendations and investment strategies for purposes of complying with Regulation Best Interest, but also considers investment strategy recommendations to include account and rollover recommendations.

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All investment recommendations made to a client who is a “retail customer” as defined in Regulation Best Interest must comply with that rule’s best interest requirements, and all investment recommendations made to a client who is not a “retail customer” as so defined must comply with FINRA Rule 2111’s suitability obligation. Both Regulation Best Interest and FINRA Rule 2111 require a broker- dealer to ascertain a customer’s investment profile and to base the recommendations on information acquired from the customer.
FINRA Rule 2090 is known as the “Know Your Customer” rule. To know your customer, broker-dealers and their registered personnel must learn, and retain, essential facts relevant to every order, every customer and every account opened or serviced.
In the event that any CCOC registered representative makes a recommendation with regard to securities, the Firm has adopted the following procedures in order to ensure compliance with Regulation Best Interest and FINRA Rule 2111 obligations.
Institutional Customers
To fulfill the customer-specific suitability obligation under FINRA Rule 2111 for an institutional account, as defined in FINRA Rule 3110(c)(4), the registered representative must: (1) have a reasonable basis to believe that the institutional customer is capable of evaluating investment risks independently, both in general and with regard to the particular transactions and investment strategies involving a security or securities the registered representative is recommending, and (2) the institutional customer must affirmatively indicate, in a form required by CCOC, that it is exercising independent judgment in evaluating the recommendations. (In FINRA Rule 3110 (c)(4), an institutional customer is defined as a bank, savings & loan, insurance company or registered investment company, a registered investment adviser, or any other person with assets of a least $50 million.)
If an institutional customer has delegated decision making authority to an agent, such as an investment adviser or a bank trust department, these factors will be applied to the agent. The registered representative must document compliance with the foregoing suitability determination process in the customer file.
Designated Supervising Principal
Our designated supervising principals will oversee the suitability requirements and documentation relating to recommended (i.e., solicited) transactions by those individuals under their immediate supervision.
Our CCO is responsible for implementing appropriate oversight, including reviews, training, ad hoc reports, audits, onsite visits, etc., reasonably designed to ensure that all investment recommendations are suitable. We will maintain documentation of this oversight in the Firm’s Books and Records
Supervisory Review Procedures and Documentation
Registered representatives whose role may allow for them to make recommendations, are advised of what is considered a recommended (i.e., solicited) transaction, and that the client's investment objectives, risk tolerance, financial resources and level of sophistication and knowledge about financial matters and securities markets must be clearly understood by the registered representative servicing the account. Income, age, employment status, and occupation should all be considered and discussed with the client when determining investment objectives and making appropriate recommendations. This

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information should be captured in the appropriate new account form for any new direct relationship with the Broker Dealer if the investor wants to proceed.
If at any time a customer wants to undertake a transaction that a registered representative considers unsuitable, the registered Representative must discuss the investment with his/her supervising principal and Compliance.
Supervising principals and the other principals responsible for approving new accounts and daily transactions are also given appropriate training and instructions regarding when a new account or a specific transaction should not be approved before going back to the representative for further information or clarification.
A supervising principal may not approve new account forms and therefore, the first transaction may not be undertaken, unless the principal determines the degree of investment knowledge is adequate, and investment objectives have been obtained. If the supervising principal determines that the recommended transaction is appropriate, he/she will approve the transaction evidencing such by his/her name or initials or electronic approval on the new account form.
NOTE: Under no circumstances may a supervising principal accept an account and/or recommendation for a customer where the supervising principal is the one making the recommendation. In these cases, a member of the Compliance department must review and approve the account and/or transaction accordingly.
If CCOC becomes aware that there has been a potentially unsuitable recommendation, the client/prospect may be contacted to discuss the particular recommendation and why the transaction may be viewed as not suitable based on their investment needs. The registered individual involved will also meet to discuss the unsuitability of the recommendation and give the registered representative an opportunity to discuss his/her rationale in recommending the transaction. Documentation of all such activities, including corrective measures and disciplinary actions taken, if any, will be maintained.
1.10REIT/Private Placement Supervision
CCOC has implemented these WSPs to help assure that each investment in a registered REIT or a private placement is offered, recommended and sold by CCOC registered representatives in compliance with applicable securities laws and regulations and FINRA rules.
In addition, CCOC registered representatives who engage in distribution or offering activities in foreign jurisdictions, either directly or in concert with locally licensed entities, are responsible for complying with any applicable laws and regulations in those jurisdictions in addition to applicable US rules and regulations. As these laws and regulations vary greatly from country-to-country, compliance and legal should be consulted prior to engaging in activities in or with a new foreign jurisdiction and periodically for existing jurisdictions to reasonably ensure compliance.
These differences may include how the appropriate type of investor is defined, which may not directly align with US equivalents of accredited, qualified, institutional, etc. Compliance will consult with outside counsel and other available resources to determine any restrictions and provide guidance to registered representatives on what activities are permissible. These permissible activities may vary depending upon the fund, and whether the potential foreign investor is being engaged onshore in the US, cross- border from the US into a foreign jurisdiction or on-shore in the foreign jurisdiction.

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Definitions
In these WSPs, the investments include the following types of unlisted, non-traded investment products:
»    Real Estate Investment Trusts (REITs) registered with the SEC
»    Private Placements 506(b) including those qualifying for 3(c)(1), 3(c)(7) & 3(c)(5)(C) exemptions under the 1940 Act
»    Non-traded Preferred Shares of a Public REIT
General Requirements for Registered Representatives Offering these Investments
Prior to offering, recommending or selling Investments, registered representatives must fulfill the following requirements:
» Have all necessary representative registrations. There are specific registration requirements for certain types of Investments. For example, REITs require a Series 7 or Series 6 and 62 registrations.
General Requirements for Designated Principals Supervising Registered Representatives Offering these Investments
Designated Principals that supervise registered representatives who sell these investments must have the appropriate principal registration and meet at least the same requirements as registered representatives whom they supervise. This includes obtaining any necessary representative registrations and completing testing and training that CCOC requires.
Registered REIT Supervision
Current minimum suitability standards for registered non-exchange traded REITs offered by affiliated issuer are as follows:
An investment in registered non-traded REITs involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need short-term liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with any liquidity plans are most likely to benefit from an investment in these products. Investors should not consider an investment in these products if they require short-term liquidity or guaranteed income or seek a short-term investment.
In consideration of these factors, suitability standards for initial stockholders and subsequent transferees are as follows:
»    A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least
$250,000; or
»    A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.
In addition to the suitability requirements set forth above, certain states have established additional suitability standards. Shares should be sold only to investors in these states who meet the suitability standards set forth above along with the special suitability standards established by certain states.

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Private Placement Offerings: Definition and Requirements
Section 4(a)(2) of the Securities Act of 1933 (the “1933 Act”) exempts "transactions by an issuer not involving a public offering" from the provisions and requirements of the Act (often referred to as a “private offering” or “private placement”). The rules that comprise SEC Regulation D provide "safe harbors" for issuers distributing securities in a private offering. Compliance with the terms and conditions of Regulation D ensures that an offering will be deemed private. When distributing securities in a private offering it is prudent for issuers and broker-dealers to rely on and adhere to one of the "safe harbor" rules, such as Regulation D, because the penalties for offering and selling unregistered securities that do not qualify for an exemption from registration are severe.
Historically, Rule 506(b) of Regulation D has been the most widely used exemption for limited offerings. Rule 506(b) offerings are sold primarily to accredited investors, with no more than 35 non-accredited purchasers allowed. Such sales are subject to a prohibition on general solicitation or general advertising. This is to assure the securities are not offered to the general public. In addition, Rule 506(b) limits the dollar amount of some or all offerings.
The SEC adopted new Rule 506(c) in 2013 pursuant to the Jobs Act. Issuers can rely on Rule 506(c) under the following conditions:
»    all purchasers are accredited investors;
»    the issuer takes reasonable steps to verify that the purchasers of the securities are accredited investors; and
»    the offering meets other Regulation D conditions, including new bad actor provisions which disqualify certain firms and persons from being involved in Rule 506(c) offerings.
Criteria for Accredited Investor Status
Rule 501 of Regulation D defines an "accredited investor" as any person who falls within the following categories:
1.a bank, insurance company, registered investment company, business development company, or small business investment company;
2.an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;
3.a charitable organization, corporation, or partnership with assets exceeding $5 million;
4.a director, executive officer, or general partner of the company selling the securities;
5.a business in which all the equity owners are accredited investors;
6.a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;
7.a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

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8.a trust with assets in excess of $5 million, not formed to acquire the securities.
9.a natural person with a professional certification, designation or credentials issued by an accredited educational institution (licensed securities professional, IAR);
10.“knowledgeable employees” of a private fund;
11.spouses pooling finances to qualify as “spousal equivalents”;
12.LLCs with at least $5 million in assets as well as SEC and state registered investment advisors, exempt reporting advisers and RBICs;
13.family offices with at least $5 million in AUM and their family clients; or
14.any entity that owns investments in excess of $5 million not formed for the purposes of investing in securities.
Before recommending a private placement subject to Regulation D to a customer, the registered representative must obtain enough information and documentation about a prospective purchaser of the security to determine whether the customer can be considered an accredited investor.
Private Placement Customer-Specific Suitability and Best Interest Requirements
In offering to a customer the purchase, sale or exchange of any private placement investment, registered representatives must have reasonable grounds for believing that the recommendation is suitable for such customer (in the case of non-Retail customers) or in the best interest of such customer (in the case of Retail customers) upon the basis of the facts, if any, disclosed by such customer as to his or her other security holdings and as to his financial situation and needs, among other criteria. While clients may be generally asked about their potential desire for a private placement, no discussion of any particular fund may be undertaken unless the registered representative has reason to believe the customer will meet the respective offering’s expressed suitability standards.
The Firm will offer private placements primarily to institutional customers (i.e., non-Retail customers) but may also offer such private placements to high net worth individuals who are Retail customers. Individual investors are required to meet the definition of “accredited investor or if unaccredited then the investor is sophisticated, and the investment is deemed suitable.” The Firm will rely on the purchaser’s self-accreditation by demanding completion of the investor questionnaire or similar suitability form, on which the purchaser makes certain representations about his financial status.
Prior to the execution of a transaction by a non-institutional customer, registered representatives of CCOC shall make reasonable efforts to obtain, or shall confirm that the fund manager has made reasonable efforts to obtain, the following information:
»    Completed “Investor Questionnaire” or similar form used in conjunction with subscription documents;
»    The customer’s financial, and, if available, tax status;
»    The customer’s investment objectives;
»    Regulation D suitability;

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»    Compliance with Regulation D limitation of manner of sale; and
»    Such other information used or considered to be reasonable by the Firm or fund manager in making recommendations to the customer.
The transaction will also be reviewed under applicable suitability or best interest requirements (depending on whether the non-institutional customer is a retail customer and whether a recommendation was made) with reference to the client’s investment objective, the clients’ financial status, prior investment experience, and degree of financial sophistication.
Regarding institutional clients, the Firm will gather, or will ensure that the fund manager has gathered, all appropriate corporate documents, including authorizations and resolutions, necessary to meet respective offering requirements and to validate the institution’s authority to make the desired investments. No investments will be accepted by institutional customers without the receipt of these corporate documents and completed subscription documents.
Regarding offshore investors, the customer identification standards, as described in the Firm’s Anti- Money Laundering Compliance Program, must be met.
The designated Principal must approve, and provide written evidence thereof, for each subscriber prior to his or her investment in private placement offerings.
Reasonable-Basis Suitability and Best Interest Requirements
Under reasonable-basis suitability and best interest requirements, when the firm recommends private placements, directly or indirectly, it must have a belief that the product is suitable for some investors and/or in the best interest for some retail customers. The Firm can responsibly discharge this requirement by conducting due diligence (as described above) with respect to the private placement, or in the case of a fund of private placements, with respect to the underlying private placements or the portfolio manager selecting the underlying private placements. Due diligence is especially important for private placements because, as noted above, many private placements are not registered as investment companies and are offered though unregistered private placements. The firm therefore has a heightened responsibility to investigate the private placements and funds of private placements that it recommends to customers. Performance of substantial due diligence into a private placement before making any recommendation to a customer, includes, but is not limited to:
»    an investigation of the background of the private placement manager;
»    reviewing the offering memorandum;
»    reviewing the subscription agreements;
»    examining references;
»    and examining the relative performance of the fund.
Investor Representations and Warranties
As a general investor suitability standard, it will be the policy of the Firm to ensure that fund managers require that prospective subscribers for private placement investments make certain written representations and warranties that may include, but not be limited to, the following: (i) the subscriber is acquiring the investment for the subscriber’s own account, for investment only, and not with a view

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toward the resale or distribution thereof; (ii) the subscriber possesses sufficient knowledge of business, finance, securities and investments, and sufficient experience and skill in investments based on actual participation, to evaluate the risks and merits of an investment in the investment; (iii) the subscriber has no need for liquidity with respect to this investment; and (iv) the subscriber’s investment will not exceed any required limit of the subscriber’s net worth (or joint net worth with the subscriber’s spouse).
Each prospective purchaser of a private placement investment will be required to make certain representations and supply information in order to establish its, his or her qualification under applicable suitability and best interest standards. The standards referred to above, however, represent minimum requirements for a prospective purchaser, and the satisfaction of such standards by a prospective purchaser does not necessarily mean that the purchase is a suitable investment for the purchaser or in the purchaser’s best interest. Accordingly, each prospective purchaser will be advised that they must rely on his or her own judgment and advisors in making a decision to invest.
Required Documentation and Disclosure
The Firm must ascertain that the promotion of private placements must be balanced by a fair presentation of the risks and potential disadvantages of private placement investing. For example, registered representatives may not claim that private placements offer superior professional management with more investment flexibility, protection against declining markets, and better returns due to the imposition of performance fees (e.g., fees charged by the private placement adviser based on the fund's investment performance), unless these statements are fair, accurate, and without exaggeration. In addition, the Firm must balance sales material or oral presentations that promote the advantages of private placement investing with full disclosure of the risks that private placements present.
» In offering interests in private placements, the Firm will provide (or will confirm that the fund manager provides) potential investors with offering memorandums, which make extensive disclosures regarding the nature, character and risk factors relating to each offering. Registered representatives must convey, for instance, the specific risks associated with investments in private placements, such as: Unregistered investments — private placements and the underlying private placements in “funds of funds” are unregistered securities and are therefore not subject to normal investor protections;
» Risky investment strategies — private placements often use speculative investment and trading strategies, increasing the risk of loss of investment;
» High fees and expenses — fees such as management, placement and performance fees may have a greater than average effect on investment returns;
» Lack of liquidity — both registered and unregistered private placements are illiquid investments, subject to restrictions on transferability and resale, and are not subject to specific pricing rules; and
» Adverse Tax Consequences — in the case of registered funds of funds, the tax structure may be complex and may result in delays of necessary filing information;
»    Are not required to provide periodic pricing or valuation information to investors.
Although not subject to the pre-registration requirements of public offerings, these offerings are subject to federal and state "anti-fraud" laws and regulations giving investors the right to claim damages and

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rescission in the event of false or misleading statements or omissions. The designated Principal will make every effort to ensure that the offering memorandums used in its offerings do not contain materially misleading disclosures.
Additional required documents include the following:
Subscription Documents are required to be completed by potential investors and include investor representations and warranties and suitability information. The fund managers will not accept subscriptions without the receipt and approval by the fund manager of completed subscription documents. Subscription documents will normally be accompanied by an “Investor Questionnaire” or similar suitability form used to qualify the investor.
Disclosure Documents are required to be distributed to offerees. This document discloses and describes the compensation paid to the Firm in exchange for its solicitation of the interests. This is usually included in the Offering Memorandum.
During the offering, any supplementary or corrective material necessary to update the offering materials will be provided to potential investors. The designated Principal shall verify that all such amendments have been sent to offerees and that the files are accurate and complete.
The records for each private placement in which the member participates, as well as evidence of review and approval of the private placement and the documents related to it, will be kept at the appropriate OSJ office of the broker-dealer and maintained in the files pursuant to SEC Rule 17a-4.
1.11Review of Third-Party Registered Representative Purchasers
For individuals that may be opening a customer account with CCOC, we will inquire on an investor questionnaire or similar suitability form whether such individuals are a FINRA employee or person associated with a broker/dealer or municipal securities dealer; and if so, will notify FINRA, the broker- dealer or the municipal securities dealer accordingly under FINRA Rule 3210 (which superseded NYSE Rule 407).
1.12Customer Trade Confirmations and Disclosures
The CCO shall ensure that, to the extent applicable, at or before the completion of any transaction in any security effected for or with an account of a customer, such customer will be provided with written notification (“confirmation”) in conformity with the requirements of SEA Rule 10b-10.
1.13Payment for Order Flow Disclosure Requirements
Not applicable now. CCOC does not receive or pay for order flow. In the event CCOC determines to engage in this activity, procedures shall be implemented to ensure compliance with applicable rules and regulations.
1.14Clearing Agreements
CCOC has entered into a clearing agreement with RBC Correspondent Services exclusively for the purpose of settling transactions in unlisted Series A Preferred Shares of CIM Commercial Trust Corp. (CMCT) and will assure compliance with those requirements detailed in FINRA Rule 4311.

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1.15Review of Internal Reports
As a result of wholesaling activities, some registered personnel of CCOC will receive compensation related to Selling Dealer sales of CIM operated programs.
The CCO or his/her designee is responsible for reviewing prepared exception reports, to the extent they are created and may be applicable, as part of the routine supervision of CCOC and its activities.
Implementation Strategy
The CCO or his/her designee is assigned to review any prepared exception reports upon creation. signed
1.16Reserve Formula Exemptions
Checks Received and Forwarded
Currently, CCOC does not hold investor funds or safe keep investor securities. As such, based on guidance received from FINRA and the SEC, updated its membership agreement in September 2020 in reliance on footnote 74 to SEC Release 34-70073 in lieu of the 15c3-3(k)(2)(i) exemption previously relied upon by CCOC. In the event that a check is received from an investor related to any offerings operated by CIM, CCOC will promptly forward the check to DST Systems, Inc., or other appropriate the transfer agent for CIM offerings, or if not in good order, back to the investor. The CCO or his/her designee is responsible for ensuring that any such checks are logged and promptly forwarded or returned.
Implementation Strategy
The CCO is assigned to ensure that CCOC is operating under the appropriate Reserve Formula as stipulated in the FINRA Membership Agreement. As such, the CCO or his/her designee will execute procedures designed to reasonably ensure that CCOC refrains from holding customer funds or securities.
1.17Fees Charged to Customers
Not applicable at this time. Currently, CCOC does not affect transactions for customers. In the event CCOC determines to engage in this activity, procedures shall be implemented to ensure compliance with applicable rules and regulations.
1.18Customer Complaints
CCOC may receive periodic complaints on various issues related to the business practices of CCOC. As such, CCOC has established a policy on the receipt and processing of complaints received by any registered and/or associated person employed by CCOC. In order to prevent and/or reduce future complaints from occurring, it is CCOC’s policy to conduct all business with the observance of “high standards of commercial honor and just and equitable principles of trade.”

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Definition
FINRA recognizes a Customer Complaint as “any written statement of a customer or any authorized person acting on behalf of a customer alleging a grievance involving the activities of those persons under the control of the member in connection with the solicitation or execution of any transaction or the disposition of securities or funds of that customer.” FINRA Rule 4530 defines “customer” as any person, other than a broker or dealer, with whom the member has engaged, or has sought to engage, in securities activities and “complaint” includes any written grievance by a customer involving the member or person associated with a member.
Receipt and Processing of Complaints
It is CCOC’s policy that any written Customer Complaint received by anyone who is employed by or associated with CCOC, must be forwarded immediately to the Compliance Department in care of the CCO for review and research.
In some instances, CCOC may receive complaints from shareholders or investors in affiliated securities offerings alleging a grievance against a registered representative of a Selected Dealer or investment advisor representative (IAR) of an RIA. While these complaints may not be Customer Complaints as defined by FINRA Rule 4530, they will immediately be referred to the CCO for review. If applicable, the CCO will provide a copy of the written complaint to the Selected Dealer’s or RIA’s compliance department or other designated party. In addition, CCOC may report to FINRA on a quarterly basis certain written complaints or grievances by an in investor that involve the firm, an associated person or a CIM product.
A central file of Customer Complaints, including correspondence and evidence of resolution, shall be maintained in the home office by the Compliance Department.
Internal Investigation of Customer Complaints
As previously mentioned, CCOC primarily acts as a dealer manager for CIM Group operated offerings, and as such, it is unlikely that a Customer Complaint (as defined by FINRA) would be received by the Firm.
In the unlikely event that a Customer Complaint is received by CCOC, the CCO or his/her designee must immediately review any and all relevant supporting documentation involving such allegations to determine the accuracy and facts surrounding each complaint received from an investor. Each complaint must be reviewed to determine if such complaint can be considered an operational issue or a sales practice issue.
Once the Customer Complaint is reviewed and a proper conclusion as to the status and merits of each complaint are determined, it shall be the responsibility of the CCO or his/her designee to contact the complainant in writing. It will be CCOC’s goal and objective to attempt to promptly correct any operational issue and resolve any sales practice issue in compliance with federal, state and SRO securities rules and regulations, and within a manner that shall be considered reasonable under normal circumstances by CCOC and the complainant. If such issues cannot be resolved, the CCO will periodically monitor the status of the complaint as to the status and outcome. Any/all existing and follow-up correspondence with the complainant and/or appropriate regulatory agency will be documented and maintained in a Customer Complaint file. Additional notifications will be made pursuant to FINRA Rule 4530 and the required standards for filing quarterly customer complaint data

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and other reportable events.
FINRA Rule 4530 Reporting Obligations
FINRA Rule 4530 requires the reporting of quarterly customer complaints received by CCOC. The quarterly customer complaint data should contain all written customer complaints received by CCOC or its associated persons during the previous quarter.
FINRA Rule 4530(a) requires CCOC to submit an electronic report to FINRA not later than 30 calendar days after knowing or should reasonably have known, of the existence of any of the following:
1.If a member firm or associated person of the Firm has been found to have violated any securities-, insurance-, commodities-, financial- or investment-related laws, rules, regulations or standards of conduct of any domestic or foreign regulatory body, self-regulatory organization or business or professional organization;
2.If a member firm or associated person of the Firm is the subject of a written customer complaint that alleges theft, misappropriation of funds/securities, or forgery;
3.If a member firm or associated person of the Firm is named as a defendant or respondent in any proceeding brought by a domestic or foreign regulatory body or self-regulatory organization alleging the violation of any provision of the Exchange Act, or of any other federal, state or foreign securities, insurance or commodities statute, or of any rule or regulation thereunder, or of any provision of the by-laws, rules or similar governing instruments of any securities, insurance or commodities domestic or foreign regulatory body or self-regulatory organization;
4.If a member firm or associated person of the Firm is denied registration or is expelled, enjoined, directed to cease and desist, suspended or otherwise disciplined by any securities, insurance or commodities industry domestic or foreign regulatory body or self-regulatory organization or is denied membership or continued membership in any such self-regulatory organization; or is barred from becoming associated with any member of any such self-regulatory organization;
5.If a member firm or associated person of the Firm is a director, controlling stockholder, partner, officer or sole proprietor of, or an associated person with, a broker, dealer, investment company, investment advisor, underwriter or insurance company that was suspended, expelled or had its registration denied or revoked by any domestic or foreign regulatory body, jurisdiction or organization or is associated in such a capacity with a bank, trust company or other financial institution that was convicted of or pleaded no contest to, any felony or misdemeanor in a domestic or foreign court;
6.If a member firm or associated person of the Firm is a defendant or respondent in any securities- or commodities-related civil litigation or arbitration, is a defendant or respondent in any financial-related insurance civil litigation or arbitration, or is the subject of any claim for damages by a customer, broker or dealer that relates to the provision of financial services or relates to a financial transaction, and such civil litigation, arbitration or claim for damages has been disposed of by judgment, award or settlement for an amount exceeding $15,000. However, when the member is the defendant or respondent or is the subject of any claim for damages by a customer, broker or dealer, then the reporting to FINRA shall be required only when such judgment, award or settlement is for an amount exceeding $25,000;

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7.If a member firm or associated person of the Firm is, or is involved in the sale of any financial instrument, the provision of any investment advice or the financing of any such activities with any person who is, subject to a "statutory disqualification" as that term is defined in the Exchange Act. The report shall include the name of the person subject to the statutory disqualification and details concerning the disqualification; or
8.If an associated person of the Firm is the subject of any disciplinary action taken by the Firm involving suspension, termination, the withholding of compensation or of any other remuneration in excess of $2,500, the imposition of fines in excess of $2,500 or is otherwise disciplined in any manner that would have a significant limitation on the individual's activities on a temporary or permanent basis.
FINRA Rule 4530(b) requires CCOC to promptly report to FINRA, but in any event not later than 30 calendar days, after the member has concluded or reasonably should have concluded that an associated person of the member or the member itself has violated any securities-, insurance-, commodities-, financial- or investment-related laws, rules, regulations or standards of conduct of any domestic or foreign regulatory body or self-regulatory organization.
Furthermore, CCOC must promptly file with FINRA copies of:
1.Any indictment, information or other criminal complaint or plea agreement for conduct reportable under paragraph (a)(5) of this Rule;
2.Any complaint in which a member is named as a defendant or respondent in any securities or commodities-related private civil litigation;
3.Any securities or commodities-related arbitration claim filed against a member in any forum other than the FINRA Dispute Resolution forum; and
4.Any indictment, information or other criminal complaint, any plea agreement, or any private civil complaint or arbitration claim against a person associated with a member that is reportable under question 14 on Form U4, irrespective of any dollar thresholds Form U4 imposes for notification, unless, in the case of an arbitration claim, the claim has been filed in the FINRA Dispute Resolution forum.
It is CCOC’s policy that any associated person who is named as a defendant or respondent in a criminal complaint or investment related civil complaints or arbitration claims must immediately forward copies of the complaint or claim to the CCO for review and research.
Reporting to Form BD, U4, and U5
All member firms or associated persons are required to promptly file, with full disclosure, any necessary amendments to Form BD, Form U4 and Form U5 and all other required filings.
Implementation Strategy
If and when required, the CCO or his/her designee is assigned to update all required electronic forms to include required disclosure information.
Regulatory Inquiries
In the event of a formal or informal inquiry made by any federal, state, self-regulatory organization

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(SRO) or other regulatory authority, all employees of CCOC will be responsible for forwarding all calls or other requests to the CCO for further review.
Inappropriate Activity
Supervisors will notify the CCO at any time there is an indication that any associated person at the OSJ or any other location is involved in any activity that is not consistent with fair and equitable practices of trade. This includes, but is not limited to, any evidence of securities manipulation, fraud, inappropriate conduct, sales practice issues, or any other activity that violates any federal, state, statutory, or regulatory law, rule, or regulation.
Internal Investigations
It is the responsibility of the CCO or his/her designee to promptly report any unusual or suspicious activity on the part of registered representatives and/or associated persons, to the appropriate department or executive management responsible for further review.
1.19 Annual Review and Update of Executive Representative Contact Information
Firms must appoint and certify to FINRA one executive representative to represent, vote, and act on behalf of the broker-dealer in all affairs of FINRA. The executive representative must be a member of senior management and a registered principal of the firm. In addition, the executive representative is required to maintain an Internet electronic e-mail account for communication with FINRA and must update firm contact information.
Implementation Strategy
The CCO, or his/her designee, will ensure that all information concerning the Executive Representative is current and up to date as filed through the FINRA Contact System (FCS). In the event of a material change to key personnel as reflected through FCS, the CCO or his/her designee will ensure that the required disclosures are filed promptly, but in any event not later than 30 days following any change in such information, as well as to review and, if necessary, update the information within 17 business days after the end of each calendar year. In addition, the Firm will comply with any FINRA request for such information promptly, but in any event not later than 15 days following the request, or such longer period that may be agreed to by FINRA staff.
1.20 Business Continuity Planning and Emergency Contact Information
FINRA Rule 4370 requires each member firm to create and maintain a business continuity plan (BCP) and enumerates certain requirements that each plan must address. The Rule further requires members to update their business continuity plans upon any material change and, at a minimum, to conduct an annual review of their plans. Each member also must disclose to its customers how its business continuity plan addresses the possibility of a future significant business disruption and how the member plans to respond to events of varying scope. FINRA Rule 4370 requires members to designate two emergency contact persons and provide this information to FINRA via electronic process.

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A copy of CCOC’s BCP is maintained by the CCO and his/her designee and appointed BCP Coordinators throughout CCOC and its affiliates.
Implementation Strategy
The CCO or his/her designee is assigned to review the Business Continuity Plan (BCP) to ensure that the BCP, at a minimum, addresses all relevant key elements before approving the Plan. Additionally, the CCO or his/her designee will also conduct a review and test of CCOC’s BCP, no less than annually, for any required updating in the event of any material changes in its operations, structure, business, and/or location. Evidence of such review will be indicated in writing within the BCP plan by the CCO or their designee.
The CCO, or his/her designee, will ensure that CCOC properly designates two (2) emergency contact persons (primary and secondary) who shall be registered principals and, at least one of whom will be a member of senior management. Each designation shall be reviewed and updated promptly, but in any event not later than 30 days following any change in such information, as well as to review and, if necessary, update the information within 17 business days after the end of each calendar year. In addition, CCOC will comply with any FINRA request for information regarding CCOC’s BCP promptly, but in any event not later than 15 days following the request, or such longer period that may be agreed to by FINRA staff.
1.21Securing Records and Information
CCOC’s internal security procedures include physical, electronic and procedural safeguards to protect non- public personal information. Considering the size and scope of CCOC’s activities, appropriate safeguards relating to administrative, technical, and physical safeguards have been implemented. They are designed to ensure the security and confidentiality of records and information, protect against any anticipated threats or hazards to the security or integrity of such records, and protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience. CCOC will evaluate and adjust the program in light of changes in CCOC’s business arrangements or operations.
Implementation Strategy
The CCO or his/her designee is assigned to ensure that associated persons are notified and properly trained to take basic steps to maintain the security, confidentiality, and integrity of non-public personal information, including:
»    Locking rooms and file cabinets where records are kept;
»    Using password-activated screensavers or main system access;
»    Using strong passwords [at least eight characters long];
»    Changing passwords periodically, and not posting passwords near employees’ computers;
»    Confirming identity of Selected Dealers and associated persons before discussing any investor information;
»    Recognizing any fraudulent attempt to obtain investor information and reporting it to management and appropriate law enforcement agencies; and

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The IT department will provide expertise and assistance to the CCO in completing these requirements.
It is CCOC’s responsibility and legal obligation to keep Selected Dealer information secure and confidential. Therefore, CCOC will also limit access to Selected Dealer information to associated persons who have a business reason for seeing it and impose disciplinary measures for any breaches.
Implementation Strategy
In order to maintain security throughout the lifecycle of Selected Dealer information, the CCO or his/her designee will ensure that CCOC implements the following actions:
» Store records in a secure area and ensure only authorized associated persons have access to the area. It is our practice to (i) store paper records in a room, cabinet or other container that is locked when unattended; (ii) ensure that storage areas are protected against destruction or potential damage from physical hazards, like fire or floods; (iii) store electronic information on a secure server that is accessible only with a password – or has other security protections – and is kept in a physically-secure area; (iv) designate an employee for the review and distribution of mail; (v) designate an employee to process deposits (normally not applicable);
(vi) maintain secure backup media and keep archived data secure by storing off-line or in a physically secure area;
»    Provide for secure data transmission if we collect or transmit investor information;
» Dispose of investor information in a secure manner. It is our practice to: (i) shred or recycle investor information recorded on paper and store it in a secure area until a disposal or recycling service picks it up; (ii) erase all data when disposing of computers, diskettes, magnetic tapes, hard drives or any other electronic media that contains investor information, and effectively destroy the hardware; and
»    Maintain a close inventory of our computers.
Effective security management includes the implementation of effective preventative measures, and prompt detection and resolution of various matters concerning security issues within the Firm.
Implementation Strategy
To implement appropriate security measures, the CCO or his/her designee will coordinate with CIM Group’s Chief Technology Officer to help ensure that policies and controls are implemented to facilitate the following actions:
» Maintain up-to-date and appropriate programs and controls by (i) checking with software vendors regularly to obtain and install patches that resolves software vulnerabilities; (ii) using anti-virus software that updates automatically; (iii) post our privacy policy and any other disclosures on our website; (iv) maintaining up-to-date firewalls, using secure browsers and (v) passing along information about any security risks or breaches to employees;
» Take steps to preserve the security, confidentiality and integrity of investor information in the event of a computer failure by backing up all necessary data regularly;

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» Maintain systems and procedures to ensure that access to investor information is granted only to legitimate and valid users. We use tools like passwords combined with personal identifiers to authenticate the identity of investors and others doing business with CCOC electronically; and
» Notify investors promptly if their non-public personal information is subject to loss, damage or unauthorized access. CCOC will also make the appropriate notification or referral to the SEC and FTC and state agencies as applicable for instances of suspected identity theft.

1.22Outsourcing Activities to Third-Party Service Providers
Accountability and Supervisory Responsibility for Outsourced Functions
In accordance with FINRA Rule 3110, CCOC has designed a supervisory system and corresponding written supervisory procedures that are appropriately tailored to its business structure. As part of its business structure CCOC may outsource covered activities.
Implementation Strategy
CCOC will work with the Vendor Management Committee to select third-party service providers. Upon selection of a third-party service provider to perform one or more functions on behalf of CCOC, the CCO and the Chief Technology Officer will be responsible for overseeing any/all functions that are performed by the service provider as well as directly supervising and monitoring the specific services. The necessary steps to be performed for outsourcing specific tasks include the following:
1.Review scope of services to determine whether such third-party services are appropriate for outsourcing and are a value-added service which would ultimately benefit CCOC;
2.Conduct adequate due diligence on each selected third-party service provider to assess skills and competency level required for outsourced task(s);
3.Approve for initial selection and provide ongoing direct supervision and monitoring of the service provider’s work product;
4.Conduct an analysis to determine whether to continue services if meeting and complying with existing terms and conditions/overall stated objectives; or cancel/end services if not meeting stipulated terms and conditions/ overall stated objectives;
5.The CCO will ensure that upon request by a regulatory agency, any work product that is prepared by a third-party service provider in connection with the requested services of CCOC will be made available for inspection; and
6.All relevant and supporting documentation pertaining to the third-party service provider will be maintained in accordance with books and records requirements of SEC Rule 17a-3 & 4.
The CCO or his/her designee shall also complete regular reviews of outsourced functions to ensure that any contracted third-party is completing the outsourced function as contracted.
Note: Outsourcing certain activities in no way diminishes CCOC’s responsibility for either its performance or its full compliance with all applicable federal securities laws and regulations and

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FINRA Rules.
1.23Safe Harbor for Business Expansions
FINRA Rule 1017 (Application for Approval of Change in Ownership, Control, or Business Operations) requires that a member submit an application to FINRA for approval prior to, among other things, making a “material change in business operations,” which is defined in FINRA Rule 1011. IM-1011-1 creates a safe harbor for certain types of expansions that are presumed not to be a “material change in business operations” and therefore do not require FINRA approval. Exceeding the safe harbor does not in itself create a requirement to obtain an exemption from FINRA or file a Continuing Membership Application (“CMA”). Rather, exceeding the safe harbor is a signal to a member firm to complete an internal analysis of the FINRA membership agreement, business activities and net capital requirements to determine whether the increase in registered personnel involved in sales activities is a “material change” in the operations of the firm.
In circumstances where the safe harbor is available, expansions are presumed not to be a material change in business operations and therefore do not require a FINRA Rule 1017 application. Expansions are measured on a rolling 12-month basis and members are required to keep records of increases in personnel, offices, and markets to determine whether they are within the safe harbor.
Implementation Strategy
The CCO or his/her designee shall monitor CCOC’s growth and any change in its business in accordance with IM-1011-1. Should CCOC exceed the safe harbor provision, the CCO or his/her designee shall complete an internal analysis of applicable areas to determine whether a FINRA exemption or CMA is required, and if so, obtain such exemption or CMA.

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Personnel, Licensing and Registration    02.00

2.1Assignment of Designated Supervisors and Registered Personnel
Designation of Supervisory Personnel
In accordance with FINRA Rule 3110(a)(5), CCOC will assign each registered person to at least one supervisor in order to monitor his or her activities with respect to the securities business. When designating such supervisory personnel, CCOC will ensure that supervisors are only responsible for supervising those activities for which they are appropriately qualified.
Appropriate Registrations for Supervisory Personnel
In accordance with FINRA Rule 3110(a)(4), CCOC will assign responsibility for supervising an OSJ or a branch office to a person who is appropriately registered to fulfill the supervisory obligations assigned to the office. Therefore, those individuals with ultimate responsibility for supervising each type of business conducted at the office or supervised from the office must be registered as a principal for that type of business.
Designation of OSJ Supervisor(s)
In accordance with FINRA Rule 3110(a)(4), CCOC will assign to each OSJ at least one principal with the authority to carry out the supervisory responsibilities conducted at the OSJ.
Designation of Branch Supervisor(s)
In accordance with FINRA Rule 3110(a)(4), CCOC will assign to each Branch Office (that is not designated as an OSJ) at least one supervisor. In this situation, certain supervisory tasks may be delegated to a registered representative. However, ultimate supervisory responsibility for every registered and unregistered branch office will be assigned to one or more appropriately registered principals.
List of Principals/Supervisors
CCOC has drafted a master list of supervisory personnel detailing the names and registrations of all designated supervisory personnel. (See Exhibit 1 for the list of Supervisory Personnel)
Implementation Strategy
The CCO or his/her designee is assigned to continually monitor all CCOC personnel to ensure that each registered person is assigned at least one designated supervisor.
The President of CCOC is assigned to act as the designated overall OSJ supervisor for CCOC’s registered office of supervisory jurisdiction location at 2398 E. Camelback Rd., 4th Floor, Phoenix, AZ 85016, and identified branch/non-branch locations. The CCO shall ensure that OSJ and/or branch supervisors are appropriately qualified to supervise the activities conducted or supervised from that OSJ and/or branch office.
While it is the responsibility of the President to supervise CCOC’s sales personnel, the President may delegate supervision of registered persons to other properly designated registered principals.

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2.2Registration Requirements
All personnel who engage in soliciting, purchasing, selling and/or trading of securities products (to include general securities, fixed income securities, options, commodities, investment company shares, insurance products, private placement, DPPs, etc.) must meet the securities licensing and registration requirements of the federal, state, self-regulatory organization (SRO), and/or other regulatory authority. CCOC strictly prohibits any person who is not properly licensed or registered from engaging in activity requiring certain licenses and/or registration until the required licensing and/or registration are completed.
All registered personnel must also be properly registered in each state in which they engage in wholesaling related activities prior to engaging in such activities. Such registrations must be kept current by periodic renewal and, where necessary, by amendment.
All designated supervisory principals shall be properly registered and licensed for his/her area of supervision as designated in the supervisory procedures. Such registrations must be kept current by periodic renewal and, where necessary, by amendment.
Implementation Strategy
The CCO or his/her designee is assigned to continually monitor Form U4, Form BD, and state documentation to ensure that all personnel engaged in sales and/or supervisory activities, has obtained, and continues to maintain in good standing, all required licenses.
2.3Association Procedures
CCOC has established certain policies and procedures regarding the association process of registered representatives in accordance with FINRA Rule 3110(e). The following information provides a brief description of CCOC’s policies and procedures as they relate to the association process.
Interview Process
The CCO or his/her designee shall ensure that all potential candidates are thoroughly reviewed (with assistance from Human Resources) to obtain a comprehensive overview of each potential associated person. The review process is designed to effectively address such issues as prior work history and relevant experience, disclosure of any customer complaints and/or regulatory action in connection with a securities business, as well as any pending contractual or other obligations that may be material. In particular, the Human Resources Department utilizes a background check provider to conduct a comprehensive background verification and screening for all employee candidates, which includes the following: social security number trace; criminal county search; multi-state instant criminal check; nationwide Sex Offender Registry check; credit report; DMV driving records; education verification; and employment verification for the two most recent employers. The CCO or his/her designee will obtain confirmation from HR that their background check process was successfully completed for each candidate.
Background and Due Diligence Review
The CCO or his/her designee shall ensure that an appropriate background review of each potential associated person is completed prior to making an application for registration on behalf of that individual with CCOC. In addition to the background check outlined above, it is CCOC’s policy that any

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potential registered candidate will be subject to an initial background review using the Central Registration Depository (CRD) system. CCOC will obtain the permission of each registered person by requesting written authorization prior to conducting such a review. The purpose of the background and due diligence review conducted through the CRD system and/or other means shall be to identify the existence of customer complaints, regulatory actions, or any other relevant material in connection with a securities business. In the event that an applicant has been previously registered with a FINRA member firm, the CCO or his/her designee will request a copy of the registered representative’s Form U5 from the applicant’s former employer or the CRD system.
Fingerprints
The CCO or his/her designee shall submit fingerprints of all associated persons, including Non- Registered Fingerprint Persons (“NRFs”). The CCO or his/her designee shall submit a fingerprint card to the Attorney General of the United States or its designee for identification and appropriate processing. Certain exemptions to this requirement apply under SEC Rule 17f-2(1). The CCO or his/her designee shall be responsible for determining if a permissive exemption applies to individual registered representatives on a circumstantial basis. Electronic submission of fingerprints in accordance with FINRA rules satisfies this requirement.
Records of submission of associated persons fingerprints are maintained in FINRA Gateway.
Uniform Application for Securities Industry Registration or Transfer (Form U4)
CCOC acknowledges that it is the responsibility of each associated person to provide accurate and prompt information on his/her Form U4. Any new information such as required updates, amendments or revisions concerning an associated person’s Form U4 should be sent to CCOC as specified by federal, state, self- regulatory (SRO), or other regulatory authority guidelines. The CCO or his/her designee is responsible for determining if certain complaint or disciplinary incidents will require an amendment of the form.
Application Registration
Any individual seeking association with CCOC shall do so according to Article V of the FINRA By-Laws. The CCO or his/her designee will ensure that all records of its registered persons are kept current at all times. Records for registered representatives will be amended no later than thirty (30) days after discovery of an event or circumstance that requires such amendments. If such an event or circumstance is egregious enough to warrant a statutory disqualification as defined in Section 3(a)(39) and 15(b)(4) of the Securities and Exchange Act of 1934, a qualified supervisor will file such amendments within ten (10) days.
Issuance of Internal Policies/Procedures
The CCO or his/her designee shall issue each registered person a current written or other form of the WSPs during the initial stages of employment. Upon receipt of CCOC’s WSPs, each registered person will be responsible for acknowledging that such procedures were received, read and understood.
Implementation Strategy
Upon association with CCOC, the new associated person will receive the current WSPs for review. A written statement, is attested to and maintained in the Firm’s electronic monitoring system, acknowledging review and understanding of the WSPs.

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CCOC updates and/or amends the WSPs as necessary. It is the responsibility of the CCO or his/her designee to ensure that all material changes, amendments, and updates of the WSPs are communicated to all associated persons throughout the organization. The WSPs are made available to all associated personnel electronically via the Firm’s automated compliance system, StarCompliance.
2.4Termination Procedures
CCOC has established certain policies and procedures regarding the association and termination process of its registered representatives. The following information provides a brief description of CCOC’s policies and procedures as they relate to the termination process.
Uniform Termination Notice for Securities Industry Registration (Form U5)
The CCO or his/her designee will be responsible for filing each terminated registered representative’s Form U5 with the Central Registration Depository (CRD) within thirty (30) days of the date of termination. The CCO is also responsible for forwarding a copy of the Form U5 to the former employee. Evidence of distribution shall be maintained for review. Copies of such forms shall be available via CRD.
Notification of Termination by Registered Representative
In the event that a registered representative terminates association with CCOC, the designated supervisor, with assistance from Human Resources via a periodic separation report, is responsible for immediately notifying the CCO or his/her designee. All relevant termination information, such as employee name, date of termination, status, type (voluntary or otherwise) and explanation of the termination will be recorded and maintained.
Sales Region Reassignments/Notifications
For all Sales Department initiated terminations, the sales region of the terminated representative may be reassigned to other registered representatives.
The CCO shall instruct all registered persons not to discuss the termination, other than to indicate that the former associated person is no longer associated with CCOC. Any additional requests must be forwarded to the Compliance Department.
Implementation Strategy
The CCO or his/her designee is assigned to complete all steps of the termination process described above on an as needed basis, including review of all Form U5s. Final approval of the termination and Form U5 will be at the discretion of the President. All relevant documentation will be properly maintained.
2.5Permissive Registrations
CCOC may determine that a registered representative or principal’s role no longer requires registration due to the nature of their current activities. However, maintaining their registration under the permissive registration rules of FINRA (Rule 1220) may be deemed appropriate. Any employee maintaining a permissive registration will be considered a registered person and subject to all applicable FINRA rules.

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Consistent with the requirements of Rule 3110, CCOC shall have adequate supervisory systems and procedures reasonably designed to ensure that individuals with permissive registrations do not act outside the scope of their assigned functions. The permissive registrant’s direct manager does not need to be registered; however, the permissive registrant would need to be assigned to a registered principal. The registered principals should document that they have periodically confirmed with the manager that the permissive registrant is not acting in a capacity that would require registration.
Note: See Section 4.5 for FINRA’s Maintaining Qualifications Program.
Implementation Strategy
The CCO or his/her designee is assigned to regularly monitor the business activities of employees to ensure that individuals are not acting outside the scope of their assigned functions and maintain an appropriate registration status. As part of the new hire process, and at least annually as part of the annual supervisory office review (OSJ review), the CCO or his/her designee shall ensure continuing compliance with this policy. The CCO shall sign and date the OSJ review as evidence of supervisory review. All Registered Representatives designated as Permissive Registrants will be indicated as such on their U4.
2.6Statutorily Disqualified (SD) Persons
CCOC currently prohibits the association of any registered person who is the subject of a statutory disqualification pursuant to Section 3(a)(39), 15(b)(4) and 15(b)(6) of the Securities Exchange Act of 1934. In addition, CCOC prohibits associated persons from conducting business with any individual that is subject to statutory disqualification. The CCO or his/her designee is assigned to regularly monitor Form U4s, Form U5s and other relevant documentation to ensure compliance with CCOC’s prohibition on registering any individual that is statutorily disqualified.
Implementation Strategy
CCOC does not currently associate with statutorily disqualified persons. The CCO or his/her designee is responsible for screening for statutorily disqualified persons when reasonable suspicion of a disqualifying event arises during a candidate’s background check.
2.7Heightened Supervision Procedures
If CCOC decides to associate with any registered representative whose record reflects: (1) disciplinary actions involving sales practice abuse; (2) a history of customer complaints; and/or (3) arbitrations that were not resolved in favor of the registered representative, CCOC shall be responsible for implementing a level of heightened supervision that is commensurate with the disciplinary history of such persons. Heightened supervisory responsibilities require, at a minimum, examination of the circumstances of each such case and a determination of whether standard supervisory and educational programs are adequate to address the issues raised by the record of any such registered representative.
Implementation Strategy
CCOC does not currently register any person(s) subject to heightened supervision standards. The CCO is assigned to carefully evaluate each disclosure, reportable event, and/or other disciplinary incident involving associated persons to consider whether to impose heightened supervision standards for any associated persons who, within the past five years, are or were

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subject to three or more customer complaints and/or arbitrations; were subject to three or more pending, adjudicated, or settled regulatory actions or investigations; or two or more terminations relating to regulatory or compliance issues or internal reviews initiated by an employing member firm to examine whether an individual engaged in misconduct; or in the CCO’s sole discretion.
The imposition of heightened supervision standards may include, but is not limited to, an increased frequency of monitoring and/or onsite interviews or visits, unannounced inspections, and the creation of tailored exception reports with the specific intention of mitigating any circumstances which may arise from repeat or patterned sales practice violations or other similar improprieties or infractions. The CCO is responsible for detailing the type of method to be used in CCOC’s monitoring efforts to ensure compliance, as well as detailing in a quarterly summary report any/all findings and recommendations as documentary evidence of review. In the event that CCOC employs or otherwise affiliates with an associated person who may be the subject of certain disciplinary actions involving sales practice abuse, customer complaints, and/or arbitrations as specified above, CCOC will draft separate procedures for heightened supervision to address such issues.
2.8Firm Registration Forms (Form BD/BDW)
CCOC has established certain policies and procedures regarding the completion and filing and updating of FINRA member firm registration forms. The following information provides a brief description of the proper filing and processing of registration forms.
Uniform Application for Broker-Dealer Registration (Form BD)
The CCO or his/her designee shall be responsible for updating, revising and filing any required changes to the Form BD through the Web CRD System.
Uniform Request for Broker-Dealer Withdrawal (Form BDW)
In the event that CCOC must file a broker-dealer withdrawal (BDW), the CCO or his/her designee will be responsible for promptly completing the Form BDW and electronically submitting all documents through the Web CRD System.
Implementation Strategy
The CCO or his/her designee is assigned to promptly complete Form BD and/or BDW updates and filings electronically as required through the CRD system.
2.9Renewal Statements and Reports
In January of each year, Final Renewal Statements and reports become available for viewing and printing. Each year’s Final Renewal Statement reflects the final status of branch and firm registrations and/or Notice Filings as of December 31st of the previous year. Any adjustments in fees owed as a result of registration terminations, approvals, or Notice Filings subsequent to the Preliminary Renewal Statement have been made in this final reconciled statement.
Implementation Strategy
The CCO or his/her designee is assigned to access the CRD system and review CCOC’s available

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Final Renewal Statement to ensure that all registration approvals and terminations are properly listed. The CCO or his/her designee will also review and reconcile the report regarding the status of payment. If the Final Renewal Statement reflects a zero balance, no additional action is required. However, in the event that the CCOC’s Final Renewal Statement reflects a deficient balance (balance due), the CCO or his/her designee will ensure that the appropriate payment is made to the Renewal Account on or before the final due date as established by FINRA.

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Standards of Conduct    03.00

Introduction
In accordance with FINRA Rule 2010, CCOC will make all reasonable efforts to ensure that all employees and associated persons of CCOC conduct business activities with “high standards of commercial honor and just and equitable principles of trade.” FINRA Rule 2010 protects investors and the securities industry from dishonest practices that are unfair to investors or hinder the functioning of a free and open market, even though those practices may not be illegal or violate a specific rule or regulation.
3.1Outside Business Activities
In accordance with FINRA Rule 3270, all registered persons are required to seek prior written approval to engage in any business activities outside the scope of their association with CCOC. Upon receipt of a written request to engage in outside business activities (“OBAs”), the CCO or his/her designee will review all available information and make a determination to approve or disapprove such activities.
Administration of payroll and benefits for CCOC registered persons is completed by an affiliated entity, CIM Group L.P. As such, CCOC registered persons are generally employees of CIM Group L.P. or other affiliated CIM Group entities as applicable and shall disclose this relationship (or a relationship with another affiliated employer, if applicable) on Form U4.
Key Definitions
FINRA Rule 3270 defines an OBA as any activity performed outside the scope of a registered person’s relationship with his/her employer firm, where he/she shall be employed by, or accept compensation from any other person as a result of such activity.
Prior Written Request for Approval
Registered persons are required to request in writing and obtain approval prior to engaging in OBAs with the exception of affiliated entities. No registered person may engage in any OBA without providing prior written notification to the Compliance Department to be submitted through the Firm’s automated compliance system. The registered person’s Supervisor and a Compliance principal will evaluate whether any Outside Business Activity will: 1) interfere with the registered person’s responsibilities to CCOC or 2) be perceived by members of the public as part of CCOC’s business based upon, among other factors, the nature of the proposed activity and how it is represented. At a minimum, all written notifications that involve OBAs shall include the following information:
» Name of potential outside employer;
» Type of business to be performed;
» Method of compensation;
» Is the activity securities related; and
»    Amount of time involved in such outside activity.

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Notification of Response
Upon receipt of a written request by a registered person to engage in an OBA, the CCO or his/her designee and the individual’s supervisor will issue a written response clearly stating its position by issuing an approval or disapproval of the OBA through the firm’s automated compliance system. All records of correspondence shall be retained in the respective employee file (or automated compliance system) and/or separate outside business activity file for the purpose of documenting and tracking such activities.
Implementation Strategy
The CCO or his/her designee will collect, review, and approve/disapprove OBA requests on an as needed basis as evidenced in the firm’s automated compliance system or via hard copy or email. In addition, each registered person shall be required to complete a Conflicts Disclosure Form (that would include any OBAs) on an annual basis. Each annual certification shall be reviewed by the CCO or his/her designee to ensure approval/disapproval of any OBAs. In addition, Form U4 will be updated as needed to reflect current OBAs.
3.2Private Securities Transactions
All associated persons (registered and non-registered) of CCOC are prohibited from conducting private securities transactions except in accordance with FINRA Rule 3280 Private Securities Transactions of an Associated Person.
The definition of a "private securities transaction" shall mean any securities transaction outside the regular course or scope of an associated person's employment with a member, including, though not limited to, new offerings of securities which are not registered with the Commission, provided however that transactions subject to the notification requirements of Rule 3210, transactions among immediate family members (as defined in FINRA Rule 5130), for which no associated person receives any selling compensation, and personal transactions in investment company and variable annuity securities, shall be excluded. Any private securities transaction must be pre-approved by the Firm.
The definition of a “selling compensation” shall mean any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security which may include the following:
»    Commissions;
»    Finder’s fees;
»    Securities or rights to acquire securities;
»    Expense reimbursements; and
»    Rights of participation in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise.
Prior Written Request for Approval
Prior to participating in any private securities transaction, an associated person shall make a request to the Compliance Department via the firm’s automated compliance system describing in detail the

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proposed transaction and the person’s proposed role therein and stating whether he or she may receive selling compensation in connection with the transaction.
Written Notification of Response
Upon receipt of a written request by an associated person to engage in private securities transactions, the CCO or his/her designee will issue a written response clearly stating its position on the proposed transaction. Associated persons are prohibited from participating in any private securities transaction unless prior written approval has been given by the CCO or his/her designee. All records of correspondence shall be placed in the respective employee file and/or private securities transaction file for the purpose of documenting and tracking such transactions.
Transactions for Compensation
It is highly unlikely that any private securities transaction for compensation would be approved, however in the event such approval is granted the following shall apply:
(1)In the case of a transaction in which an associated person has received or may receive selling compensation, Compliance will advise the associated person in writing stating whether it:
(A)approves the person's participation in the proposed transaction; or
(B)disapproves the person's participation in the proposed transaction.
(2)If Compliance approves participation in a transaction, the transaction shall be recorded on the books and records of CCOC and CCOC shall supervise the person's participation in the transaction as if the transaction were executed on behalf of CCOC.
(3)If CCOC disapproves participation in the transaction, the person shall not participate in the transaction in any manner, directly or indirectly.

Non-Compensated Transactions
Even if no selling compensation is to be received, private securities transactions must be pre- approved by the CCO or his/her designee. Upon receipt of a notification involving private securities transactions in which an associated person has not and will not receive any selling compensation, the CCO or his/her designee will issue a prompt written response acknowledging such request and may place certain requirements and restrictions on such persons in connection with the participation in the transaction.
Implementation Strategy
The CCO or his/her designee will collect, review, and approve/disapprove private securities transaction requests on an as needed basis as evidenced via the firm’s automated compliance system.
Associated persons are prohibited from participating in any private securities transaction unless written approval has been given by the CCO or his/her designee. In addition, each associated person shall be required to complete a Private Securities Transaction certification. Each certification shall be reviewed by the CCO or his/her designee to ensure approval/disapproval of any private securities transactions.

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3.3Outside Securities Accounts
All associated persons of CCOC and their Related Persons are strictly prohibited from maintaining Outside Securities Accounts, except in accordance with FINRA Rule 3210 Accounts at Other Broker-Dealers and Financial Institutions.
Upon employment, CCOC requires that each associated person notify compliance of any existing Outside Securities Accounts that they, or their related person(s) hold by disclosing them in StarCompliance. In addition, during employment CCOC requires that each associated person notify compliance prior to opening any new accounts by disclosing them in StarCompliance.
Key Definitions
An Outside Securities Account is defined as any account at an outside financial institution in which securities transactions can be affected and in which the associated person or their related person has a beneficial interest. Generally, CCOC will exclude any accounts where individual securities are not able to be traded, including accounts held directly with an investment company (mutual fund) variable annuity, money market, 529 College Savings Programs, etc.
Non-Managed Accounts are those in which the associated person has discretion to trade in Reportable Securities.
Managed Accounts are accounts in which the sole authority to transact resides with an independent financial representative. Compliance must receive written confirmation from the Financial Advisor to that effect. Managed Accounts are exempt from preclearance policies outlined below.
Reportable Securities include, but may not be limited to, any Affiliated Securities, note, stock, treasury stock, bond, debenture, ETF, evidence of indebtedness, certificate of interest or participation in any profit- sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or a put, call, straddle, option or privilege, entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, in which an Access Person or a Related Person has a Beneficial Ownership or other Beneficial Interest except for an Exempt Security. ICOs are generally considered reportable securities and may be subject to the same restrictions as an IPO. Tokenized securities are viewed as a reportable security. NFTs may be considered Reportable Securities depending on the underlying asset (Please consult with Compliance).
A Related Person includes the spouse of the associated person, any child residing in the same household or financially dependent on the associated person or their spouse, any other individual whose account the associated person controls, and any individual receiving significant financial support from the associated person.
Review of Outside Account Activity (Transactions)
Upon receipt of notification and subsequent approval of outside account activity, the CCO or his/her

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designee will monitor for improper activity within the account. The monitoring of such accounts will be conducted via the Firm’s compliance system, StarCompliance, and/or by receiving and reviewing account statements of each associated person that are sent to CCOC as required and requested. Note that some firms may not issue monthly account statements for those periods for which there was no activity or that quarterly statements may be sent instead of monthly statements.
Preclearance of Reportable and Affiliated Securities
Beginning on October 1st, 2024, CCOC requires that associated persons and their related persons preclear all Reportable Securities transactions made in Non-Managed accounts by submitting a trade request in StarCompliance (trade requests must be made for both buy and sell transactions). Preclearance is also required for transactions of CIM-affiliated securities, IPOs, and ICOs in Non- Managed accounts.
»    Transactions may be executed only if the system indicates that it has been Approved.
»    Approved trade requests are effective from the time of approval through the end of the market close. Requests approved after market hours will be effective from the date of the approval through the end of the next day’s market close.
»    Trades may only be executed within the Expiry Date/Time indicated on the Approval.
»    Approvals for limit orders are not valid after the Expiry Date/Time and must be re-entered each day the limit order remains open.
»    Additional preclearance is required to exercise any previously approved options contracts.
Automatic Investment Plans (AIPs) are structured investment strategies that allow individuals to automatically invest in securities at reoccurring intervals. AIPs must be precleared by completing the Automatic Investment Plan Form located in StarCompliance and submitting it to Compliance for approval. Once the plan is approved, preclearance is not required for the subsequent transactions approved on the AIP Form. If the AIP changes, a new AIP Form must be submitted to Compliance for approval. Compliance must also be notified of termination of the AIP.

Sharing in Accounts
All associated persons are prohibited from sharing in the profits and/or losses of a transaction relating to a customer’s account.
Named Beneficiary/Holding a Position of Trust on Behalf of a Customer
Pursuant to FINRA Rule 3241 a registered person must decline:
1.being named a beneficiary of a customer’s estate or receiving a bequest from a customer’s estate upon learning of such status unless the registered person provides written notice upon learning of such status and receives written approval from the member firm prior to being named a beneficiary of a customer’s estate or receiving a bequest from a customer’s estate; and
2.being named as an executor or trustee or holding a power of attorney or similar position for or on behalf of a customer unless:

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A.upon learning of such status, the registered person provides written notice and receives written approval from the member firm prior to acting in such capacity or receiving any fees, assets or other benefit in relation to acting in such capacity; and
B.the registered person does not derive financial gain from acting in such capacity other than from fees or other charges that are reasonable and customary for acting in such capacity.
Implementation Strategy
The CCO or his/her designee will collect, review, and approve/disapprove outside securities account requests on an as needed basis as evidenced via the Firm’s automated compliance system.
Therefore, each associated person must provide notice in StarCompliance prior to opening a securities account with another broker- dealer firm, and preclear all transactions as defined above. Upon receipt of each notification of an account held at other firms, the CCO or his/her designee will establish an electronic account feed through StarCompliance or instruct each appropriate broker-dealer to forward duplicate statements to CCOC for review. Associated persons may be asked to complete additional paperwork to facilitate these requests.
Employee account activity will be reviewed for indications of inappropriate behavior and maintained in the Firm’s compliance systems for accessibility and filing purposes.
In addition, each associated person shall be required to complete a quarterly certification in the Firm’s automated compliance system, wherein he/she will re-attest to the existence of any outside securities accounts.
3.4Prohibited Activities
Introduction
CCOC has identified certain prohibited sales practices within the scope of registered persons’ wholesaling activities. The following section details some of CCOC’s listed prohibited wholesaling activities (when applicable) including: misrepresentation, conversion, unauthorized trading, churning, switching, adjusted trading, and parking.
Misrepresentations/Material Omissions
Misrepresentations/material omissions take place when a member firm or registered representative provides a customer (counterparty) with misleading, incomplete, inaccurate, baseless, and/or false statements or information.
All registered representatives associated with CCOC are strictly prohibited from knowingly distributing any inaccurate and/or misleading information that may be used in the solicitation of a securities transaction.
The following is a summary of some of the main elements of misrepresentation/material omissions:
»    False, misleading or inaccurate representations were made to the Selected Dealer, its registered representatives, or its customers;
»    CCOC had knowledge or should have had knowledge that false, misleading, or inaccurate

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representations were made to a Selected Dealer, its registered representatives, or its customers;
» Oral or written material misrepresentations and/or omissions were made in recommending securities transactions; and
»    High-pressure sales techniques using material misrepresentations or omissions.
Implementation Strategy
As deemed necessary, a Compliance Principal is assigned to attend sample in- person or virtual presentations and review email. A Principal or his/her designee will review all sales literature, advertising materials and samples of general correspondence in an effort to ensure that all securities products and services are properly represented. In the event that some form of misrepresentation and/or material omission is discovered, the CCO will be immediately notified of any/all findings.
Conversion, Misappropriation and Misuse
Conversion and misappropriation is the intent by a firm or an associated person to deprive the proper owner of the use of their funds and/or securities. The following information details some of the differences among the three violations of conversion, misappropriation and misuse:
» The term “conversion” refers to actual theft of the funds or securities in which a firm or associated person of a firm converts the property for his/her own use or retains possession of the property. Conversion is often used synonymously with embezzlement in a business context;
» The term “misappropriation” is the intentional, illegal or fraudulent treatment of investor funds or property for a firm’s own use or other unauthorized purpose; and
» The term “misuse” is the misapplication or improper use of investor and CCOC funds, or borrowing of investor and CCOC funds or securities. This applies to CCOC and any affiliated entity of CCOC.
Insider Trading
CCOC’s associated persons are prohibited from effecting securities transactions while in the possession of material, non-public information (“MNPI”). Material information, which may be both positive or negative, may include: (i) information that could affect the security’s market price or (ii) an investor would consider important information in determining whether to buy, sell or hold the security. Non- public information may include corporate information which has not been disseminated to the general public. The prohibition on trading while in possession of MNPI applies not only to the securities of the issuers to which MNPI is directly related but may also apply to other securities (for example, securities of companies in the same industry) that may reasonably be expected to be materially affected by a public disclosure of MNPI. Associated persons are also prohibited from disclosing such information to unauthorized persons. The prohibition against insider trading applies not only to the security to which the inside information directly relates, but also to related securities, such as options, bonds, convertible securities, and securities of a subsidiary of the Issuer. You may not recommend, suggest or advise that an investor or any other person buy, sell or hold any security of the issuer, or a derivative thereof while you are in possession of inside information pertaining to the issuer of the security.

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If an associated person receives inside information, they are prohibited from engaging in securities transactions based on that information, whether for their own account, any accounts in which they have a direct or indirect beneficial interest (including accounts for family members) or any other account over which they have control, discretionary authority or power of attorney.
Information is non-public when it has not been disseminated in a manner making it available to investors generally. Information is public once it is publicly disseminated, such as when it is reported in widely disseminated publications, and investors have had a reasonable time to react to the information. Once the information has become public or stale (i.e., no longer non-public material), it may be traded on or disclosed freely. One potential way that associated persons may obtain material non-public information is through interaction with CIM Group investors specifically, investors who are:
1.Public company senior executives, officers, directors or corporate insiders,
2.Executives, principals or portfolio managers at investment firms such as hedge funds, investment advisers, broker-dealers or investment banks.
If an employee becomes aware of a CIM Group investor that meets the description of 1 or 2 above, the employee must disclose that information to a member of compliance, including the name of the applicable publicly traded issuer.

Another potential way that associated persons may obtain material non-public information is through the participation in industry network events or research activities related to their role. If an associated person obtains material non-public information, that information should be treated in accordance with the policy outlined above.
CCOC’s designated principal(s) will ensure that all associated persons understand the CCOC’s policies and procedures regarding the following areas:
»    Insider trading policies and procedures;
»    “Need to Know” policies to ensure information is shared only with authorized personnel;
»    Information barrier policies and procedures; and
»    Security and restricted access of sensitive files.
It is CCOC’s policy that if any associated person believes that he/she or someone else may have obtained or disclosed inside or proprietary information in a manner not permitted by the CCOC, the associated person should immediately contact the designated supervisor and refrain from using or further disclosing such information. All persons associated with CCOC are also subject to CIM’s Trade Preclearance policies.
Implementation Strategy
The CCO is assigned to ensure compliance with CCOC’s Insider Trading policies. The CCO or his/her designee shall ensure that each associated person signs an insider trading statement or other similar documentation upon association with CCOC, and each year thereafter. via the firm’s automated compliance system. Each signed form will be initialed and dated as evidence of receipt and review. All signed forms shall be maintained at the OSJ for review and retention purposes. In addition, the CCO or his/her designee shall review correspondence, outside securities account activity, and other relevant documentation on an ongoing basis to review for evidence of insider trading.

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Sharing Commissions/Fees with Non-Registered Persons
All associated persons of CCOC are strictly prohibited from sharing any commissions or fees, or other forms of compensation with non-registered persons and with registered persons not associated with CCOC.
Restrictions on the Purchase and Sale of Initial Equity Public Offerings
FINRA Rule 5130 generally prohibits a member from selling a “new issue” to any account in which a “restricted person” has a beneficial interest. The term “restricted person” includes most associated persons of a member, most owners and affiliates of a broker-dealer, and certain other classes of persons. The Rule requires that CCOC, before selling a new issue to any account, meet certain “preconditions for sale,” which generally require CCOC to obtain a representation from the beneficial owner of the account that the account is eligible to purchase new issues in accordance with the Rule.
As defined in FINRA Rule 5130(i)(9), the definition of “new issue” excludes, among other things, securities offerings of investment companies registered under the Investment Company Act of 1940 (the “1940 Act”), including closed-end registered investment companies, securities offerings of BDCs as defined in Section 2(a)(48) of the Investment Company Act, DPPs as defined in FINRA Rule 2310, REITs as defined in Section 856 of the Internal Revenue Code (the Code), and private offerings of securities made pursuant to Rule 506 of Regulation D promulgated under the 1933 Act.
Implementation Strategy
Should CCOC engage in the distribution of any “new issue,” the CCO or his/her designee will be assigned to monitor sales to Firm employees to ensure appropriate restrictions on the selling of any “new issue” to accounts in which a “restricted person” has a beneficial interest. Any sale(s) to a “restricted person” would be evidenced via internal memorandum to be approved by the President of Capital Markets.
Restricted, Gray, or Other Watch Lists
CCOC will maintain, if necessary, a list of individuals who are restricted from placing orders or effecting transactions in securities of certain firms. Individuals who have material non-public information regarding a reportable security that is not otherwise on the restricted or watch list will be placed on such lists. A designated supervisor will be responsible for monitoring the list and accounts of individuals on the list on a weekly basis to ensure compliance with all applicable rules and regulations. To evidence the review the designated supervisor will keep a record detailing the review and disposition.
No associated person or related person as defined above in section 3.3 may make a personal securities trade in the securities of an issuer listed on the Restricted List maintained in the firm’s automated compliance system. Before making a personal securities trade, you must obtain preclearance. The Firm may place an issuer on the Restricted List at any time without prior notice. Therefore, if you obtain securities of an issuer that is later placed on the Restricted List, you may be “frozen in,” or prohibited from disposing of such securities, until the issuer has been removed from the Restricted List.
Because Access Persons are already required to obtain pre-approval for the purchase or sale of any Private Placement (see below), the Restricted List is limited to the securities of issuers with a class of publicly traded securities.

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Implementation Strategy
Should CCOC determine that there is a need to maintain any of the above referenced lists, the CCO or his/her designee would be assigned to maintain restricted, gray, or other watch lists as required. The CCO or his/her designee would monitor the business activities of CCOC and implement a list(s) as required. All lists would be updated as needed.
Guarantees Against Loss of Investment
All associated persons of CCOC are prohibited from making any guarantees against the monetary loss of an investment product.
High Pressure Sales Tactics
All associated persons of CCOC are strictly prohibited from using high-pressure sales tactics in the wholesaling of securities. High-pressure sales tactics include, but are not limited to, excessive phone calls and falsely implying sense of urgency or demand for a security.
Personal Loans with Customers
CCOC does not permit any of its associated persons borrowing money from or lending money to a customer. For the purposes of this policy, a customer includes any third-party registered broker and/or other third-party brokerage personnel which the registered representative has engaged in, or is seeking to engage in, wholesaling activities.
Implementation Strategy
The CCO or his/her designee as well as direct supervisors will make reasonable efforts designed to monitor for personal loans with customers primarily through the use of email sampling.
3.5Third-Party Sponsored Call Nights
CCOC prohibits its registered representatives or associated persons from participating in and/or funding any aspect of a call night that is focused on calling potential investors in order to pressure them into purchasing a security, sponsored by a third party registered representative or brokerage firm.
Implementation Strategy
Sales supervisors are assigned to continually monitor both external and internal salespersons respectively, for participation in and/or funding of any call night sponsored by a third party registered representative or brokerage firm. Additionally, all expense reimbursements are reviewed for impropriety.
3.6Influencing or Rewarding Employees of Others
Introduction
FINRA Rule 3220 prohibits any member or person associated with a member, directly or indirectly, from giving anything of value in excess of $100 per year to any person where such payment is in relation to the business of the recipient’s employer. The rule protects against improprieties that may arise when members or their associated persons give gifts or gratuities to employees of a customer.
Associated persons of CCOC, must report on CCOC’s expense tracking and reimbursement system, all

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gifts and business entertainment expenditures to CCOC, regardless of whether reimbursement for the expenditure is requested from CCOC. Gifts, Entertainment, and other forms of acceptable Non-Cash Compensation may never be preconditioned on prior or future sales targets.
Gifts and Business Entertainment Business Entertainment
The term “business entertainment” is defined as entertainment “in the form of any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, as well as any transportation and/or lodging accompanying or related to such activity or event, including such business entertainment offered in connection with an educational event or business conference, in which a person associated with a member accompanies and participates with such customer irrespective of whether any business is conducted during, or is considered attendant to, such event.”
CCOC and its associated persons may not give anything of value to an employee of a selling broker-dealer that is intended or designed to cause, or otherwise would be reasonably judged to have the likely effect of causing, such employee to act in a manner that is inconsistent with the best interests of a customer. Business entertainment shall be reviewed on an ongoing basis to ensure appropriateness of venues, nature, frequency, types, and class of accommodation and transportation. While the CIM Group, L.P. Code of Conduct may provide for a higher dollar limit for business entertainment, associated persons must be cognizant of the fact that the selling group member broker-dealers typically have policies that limit the value of business entertainment provided to their financial advisors. The value of business entertainment being provided to selling group member personnel should generally be neither so frequent nor so extensive as to raise any question of propriety and may not be preconditioned on achievement of a sales target. In order to ensure that our associated personnel do not run afoul of such limitations, any business entertainment valued above $250 per attendee must be reviewed and approved by the Compliance Department in advance of the event.
Public Officials and Private Unions
For purposes of these Written Supervisory Procedures, “Public Official” means any person who is employed full- or part-time by a government, or by regional subdivisions of government, including states, provinces, districts, counties, cities, towns and villages or by independent agencies, state-owned businesses, state-controlled business or public academic institutions. In certain cases, providing a payment or thing of value to a person actually known to be an immediate family member or close associate of a Public Official or charity associated with a Public Official may be the equivalent of providing a thing of value to the Public Official directly.
Private Unions are subject to Department of Labor gift rules and regulations, and service providers, such as the Firm, must comply with prescribed limits and reporting requirements when providing gifts and meals to union employees.
Accordingly, associates are prohibited from offering or giving meals, gifts, entertainment or anything of value to government or union official or employees unless the regulations applicable to that individual permit acceptance of such items. Further, CCOC registered representative or associated persons are required to obtain pre-approval from Compliance to offer or give anything of value, (e.g., meals, beverages, gifts and entertainment, nominal items or snacks), to Public Officials, unions or their employees. Such requests for pre-approval should be submitted via the Firm’s automated compliance

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system.
If you plan to contact a Public Official for the first time in order to solicit business or to request that any action or decision be made by a Public Official or its affiliated public body, you may need to register as a lobbyist. Many states and other local jurisdictions have enacted lobbying laws that can vary in how they define “lobbying” and registration as a “lobbyist” is required. Further, in the event that you are required to register as a lobbyist, you will likely be subject to lower gift and entertainment limits. Accordingly, you should contact Compliance for further guidance prior to initial contact with Public Officials.
If you are unsure of applicable laws, rules and regulations with respect to providing gifts, meals and entertainment to Public Officials or union officials or employees in any circumstance, you should first consult with the Compliance department.
Implementation Strategy
The CCO and direct supervisors are assigned to review expense reimbursement requests for appropriate supporting documentation, which may include attendee lists and receipts or invoices. The CCO may delegate this responsibility. Any business entertainment which appears to be inconsistent with applicable rules will be forwarded to the appropriate direct supervisor for review.
Gifts
Personal Gifts: The prohibitions in FINRA Rule 3220 generally do not apply to personal gifts such as a wedding gift or a congratulatory gift for the birth of a child, provided that these gifts are not “in relation to the business of the employer of the recipient.” In determining whether a gift is “in relation to the business of the employer of the recipient,” CCOC will consider a number of factors, including the nature of any pre- existing personal or family relationship between the person giving the gift and the recipient, and whether the registered representative paid for the gift. When CCOC bears the cost of a gift, either directly or by reimbursing an employee, FINRA will presume that such gift is in relation to the business of the employer of the recipient.
De minimis and Promotional Items: FINRA Rule 3220 also does not apply to gifts of de minimis value (e.g., pens, notepads or modest desk ornaments) or to promotional items of nominal value distributed by CCOC that display CCOC’s (or an affiliate) logo (e.g., umbrellas, tote bags or shirts). In order for a promotional item to fall within this exclusion, its value must be substantially below the $100 limit. FINRA also generally does not apply the prohibitions to customary Lucite tombstones, plaques or other similar solely decorative items commemorating a business transaction, even when such items have a cost of more than $100.
Aggregation of Gifts: To ensure compliance with the $100 limit, CCOC must aggregate all gifts given by CCOC and each associated person to a particular recipient over the course of a year, and such gifts cannot exceed $100 per person per calendar year.
Valuation of Gifts: In general, gifts should be valued at the higher of cost or market value, exclusive of tax and delivery charges. If gifts are given to multiple recipients, CCOC will record the names of each recipient and calculate and record the value of the gift on a pro rata per recipient basis, for purposes of ensuring compliance with the $100 limit. For example, a gift basket worth $250 delivered to an office of three individuals for the benefit of each individual would be permissible.
Gifts Incidental to Business Entertainment: There is no express exclusion for gifts given during the

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course of business entertainment and conferences. Thus, for example, purchasing an umbrella during a round of golf would be considered a gift.
CCOC associates will record all gifts, as noted above, in the Firm’s expense reimbursement system making sure to include the appropriate value and recipient information accordingly.
Charitable Contributions: CCOC maintains an active role in the community and may on occasion make charitable donations unrelated to CCOC’s business activities.
As a registered entity, CCOC must ensure that any such charitable donation is made in accordance with applicable rules and regulations, including FINRA Rule 3220 and ensure appropriate review and approval by the designated supervisor. All charitable giving shall be reviewed during the expense reimbursement process.
The following items should be considered for supervisory review:
1.Determine whether the prospective charitable organization is appropriately recognized by the IRS as a Section 501(c)(3) Tax-Exempt Organization;
It should be noted that all recognized charitable organizations are required to make available for public inspection without charge the approved application for recognition of exemption.
2.Determine the source of the charitable donation request; and
Donation requests from counterparties (third-party broker-dealers) and/or on behalf of charities that are closely aligned with the employee(s) making the request, should receive heightened review due to the increased potential of a conflict of interest.
3.Determine whether the value of the charitable donation is reasonable in regard to the nature of CCOC and/or affiliate’s business and customary practice of charitable giving.
Donation requests outside of customary practice may still be reasonable if it is determined that there is no conflict of interest. CCOC has determined that dollar thresholds and/or frequency thresholds are not required at this time. Each charitable donation shall be reviewed on an individual basis.
All charitable contributions made by an associated person using CCOC resources must be preapproved via the Firm’s automated compliance system.
Implementation Strategy
The CCO or his/her designee will review CCOC’s expense tracking system on at least an annual basis for compliance with applicable rules. In addition, the CCO or his/her designee shall review all expense reimbursement requests.
Reimbursements for Marketing, Training, Education Events, other forms of Non- Cash Compensation
Marketing Reimbursements related to training, seminars, marketing, participation in client events or educational meetings may be considered acceptable forms of non-cash compensation. CCOC has structured its Marketing Reimbursement/Payments policy to adhere to FINRA guidelines as set forth in FINRA Rule 2310. Additionally, non-cash compensation arrangements must be consistent with

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applicable requirements of SEA Rule Regulation Best Interest.
The following guidelines must be considered regarding any form of non-cash compensation:
Client/Prospect-Facing Events
oSeminars and Small Meetings
Generally, unless permitted otherwise, a CCOC representative should attend [for networking purposes] or present on CIM’s products or services. Exceptions should be submitted to Compliance for review and approval.
Meeting should have a bona-fide business or educational purpose.
Meeting should only be held at appropriate business locations. Appropriate locations generally include the RR’s branch office, CIM’s local office, or a venue located in the vicinity of such offices. Additionally, venues for meetings can include a CIM property/project.
CCOC may pay for/reimburse costs associated with a third-party speaker at an event so long as the material is investment related and/or provides industry education (e.g., retirement planning, financial markets update, etc.)
It must be clear to all client/prospect attendees that CIM is sponsoring the event in whole or in part.
Permissible expenses generally include:
•Food and beverage provided to clients/prospects and employees;
•meeting room and audio-visual equipment rentals;
•invitation costs and;
•educational materials used during the meetings. CIM may not reimburse travel or lodging expenses for these types of meetings.
CCOC associated persons and their supervisors are responsible for adhering to any known selling firm policies, procedures, and restrictions
oPermitted Virtual Events
Vouchers for food can be provided (for food related to event)
CCOC rep must be present on the virtual meeting
Presentations shared virtually must be compliance approved
It must be clear to all client/prospect attendees that CIM is sponsoring the event in whole or in part
CCOC associates and their supervisors are responsible for adhering to any known selling firm policies, procedures, and restrictions

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Due Diligence, Professional Education and Training Meetings
oDue Diligence Meetings and other meetings that are presented as educational must be made up of substantive education and training content.
oIf CIM is hosting the event, CIM can reimburse the invited representative only for costs associated with travel to/from the CIM event.
oUnless exception is granted by Compliance and business supervisor, if CIM is sponsoring a third parties’ educational event, generally a CIM representative should be in attendance.
oMeeting should only be held at appropriate business locations. Appropriate locations generally include the RR’s branch office, the CIM’s local office, or a venue located in the vicinity of such offices. Additionally, venues for meetings can include a CIM property.
oCIM may pay for/reimburse costs associated with a third-party speaker at an educational event so long as the material is investment related provides industry education (e.g., retirement planning, financial markets, etc.).
oCIM cannot pay for recreational activities or entertainment in connection with educational and training events.
oFor educational and training events, CIM must seek approval from the selling broker/dealer and provide any necessary documentation such as:
Invitations
Presentation materials and handouts
List of reps being invited
Agenda
oPermissible expenses generally include:
meals provided to clients/prospects and employees;
meeting room and audio-visual equipment rentals;
invitation costs and;
educational materials used during the meetings. CIM may not reimburse attending client/prospect or employee travel or lodging expenses for these types of meetings.
oIt must be clear to all client/prospect attendees that CIM is sponsoring the event in whole or in part.
oCCOC associates and their supervisors are responsible for adhering to any known selling firm policies, procedures, and restrictions.

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Occasional Meals, Entertainment and Gifts
oOccasional meals and entertainment activities are designed to develop business relationships and must be attended by a CIM representative.
Providing payment for meals or tickets to entertainment where a CIM representative is not present will be considered a gift and will be subject to gift and entertainment rules.
oConsult with Compliance for any entertainment expected to be over $250 (CCOC associate should make reasonable effort to ensure they are not exceeding limits set by selling firms)
oThe higher of cost or fair market value will be considered for purposes of these policies.
oCIM may not reimburse selling firms, or their clients and prospects, for their entertainment activities such as social outings, receptions, and office holiday parties
oGifts of securities, cash, or cash equivalents is prohibited.
oCIM may not reimburse or pay for gifts to clients or prospects of the selling firm.
oEntertainment should not be so frequent or lavish as to raise the question of impropriety. CCOC associates and their supervisors are responsible for adhering to any known selling firm policies, procedures, and restrictions.
oCIM/CCOC will not reimburse selling firms for client entertainment events when a CIM associate is not in attendance.
Acceptable Methods of Payment
oNo cash payments/Cash equivalents
oNo payment to individual rep
oInvoices must be from vendor, not created by representative
oGenerally, a check will be issued to the back office of the selling firm for the benefit of the financial professional.
oPre-approval by CIM Compliance must be obtained for any direct payment to vendors.
Generally Prohibited Activities
oCIM will not reimburse for travel or lodging in connect with non-due diligence event.
oCIM may not pre-pay for anticipated event expenses.
oCIM will not pay for a third-party RR conference attendance or speaking engagement.
oSupport/reimbursement cannot be preconditioned on the achievement prior or future sales.
oCIM may not reimburse selling firms, or their clients and prospects, for their

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entertainment activities such as social outings, sporting events, receptions, and office holiday parties.
oGifts of securities, cash, or cash equivalents is prohibited.
oCIM may not reimburse or pay for gifts to clients or prospects of the selling firm.
General Guidelines
oCCOC associates and their supervisors are responsible for adhering to any known selling firm policies, procedures, and restrictions.
CCOC representatives seeking reimbursement on behalf of selling firms must submit those requests in Salesforce. CCOC will review the documents submitted to ensure that they adhere to rules governing cash and non-cash compensation. If the reimbursement is approved by the CCO or his/her designee, CCOC will notify the third-party broker-dealer (counterparty) in writing through the use of the Marketing Reimbursement Letter and/or Sponsor Reimbursement Form. Copies of all supporting documents supplied by the individual will also be forwarded to the counterparty for their records.
All reimbursement checks will be made payable to the counterparty for the benefit of the third- party registered representative.
Implementation Strategy
The CCO or his/her designee is assigned to ensure compliance with CCOC’s procedures regarding Influencing or Rewarding Employees of Others. All gifts and/or gratuities will be properly disclosed as required and made available for review by the CCO or his/her designee. All relevant documentation will be appropriately evidenced through the use of then current system.
As a matter of policy, the CCO or his/her designee will be responsible for overall review to determine whether such gifts are personal rather than in relation to the business of the recipient’s employer, whether such gift is to be considered de minimis or as a Promotional Item, the aggregation of gifts, the valuation of gifts, whether such gift is considered incidental to business entertainment, whether a charitable contribution is appropriate, and whether a marketing reimbursement is appropriate.
In addition, the designated Sales Supervisors will approve employee expense reimbursement requests to ensure that employees are properly reporting to CCOC gift and business entertainment expenditures.
3.7Political Contributions (Applicable to all CCOC Associates and Access Persons)
Essentially consistent with the SEC Pay-to-Play Rule, FINRA Rules 2030 and 4580 became effective on August 20, 2017. In addition to the SEC and FINRA, certain states, municipalities and public pension plans have adopted regulations limiting or completely disqualifying investment advisers from providing services to, or accepting placements from, a government entity if certain political contributions are made or solicited by the Firm, certain of its associates, or, in some instances, an associate’s Related Persons.

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Under these “pay-to-play” regulations, a single prohibited political contribution to a candidate or officeholder, political party, political action committee or other political organization at practically every level of government (including local, state and federal) may preclude the Firm from providing services to, or accepting placements from, the applicable government entity and may compel the Firm to repay compensation received by the Firm for such services or placements.
Any associate of CCOC, Access Person, and his/her Related Persons wishing to engage in Political Activity must submit a Political Activity pre-approval request through the Firm’s automated compliance system, and such submission must include all pertinent information related to the proposed activity, including, but not limited to, the individual wishing to contribute, amount of the contribution, the name of the intended recipient, the nature of the recipient’s candidacy, whether the proposed recipient holds an existing political office (whether local, state or federal), and whether the associate (or Related Person, where applicable) is legally entitled to vote for the proposed recipient. Because of the serious nature of the sanctions applicable to a pay to play violation, requests to engage in Political Activity for candidates seeking election to state and local offices will generally be limited and/or declined, depending on whether a Supervised Person is legally entitled to vote for the candidate. As such, requests to donate to state or local candidates and officials may be approved up to $350, where the associated person is legally entitled to vote for the candidate and is limited to $150 or less, where an associated person is not legally entitled to vote for the candidate or where the relevant jurisdiction imposes more restrictive limits.

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Continuing Education and training    04.00

4.1Regulatory Element
After initial qualification and registration in the securities industry, it is important that each registered person maintain their knowledge and proficiency in the securities industry. In order to continue to perform the assigned tasks and functions of a registered person, all such persons must meet the requirements of the Regulatory Element which consists of a computer-based training program covering a wide variety of areas within the securities industry, to include industry rules and regulations, ethics, and sales practices.
Completion Requirements
Annually, each registered person is required to complete the Regulatory Element in accordance with FINRA rules. CCOC may consider the courses included in the Regulatory Element as part of its Needs Analysis for Firm Element and annual compliance training.
Failure to Meet the Requirements
A registered person who becomes inactive for failing to complete the required Regulatory Element program (CE inactive) is prohibited from performing, or being compensated for, any activities requiring registration, including supervision. CCOC is required under FINRA Rule 1250 to restrict CE inactive persons from performing the prohibited activities.
Implementation Strategy
The CCO or his/her designee is assigned to monitor each covered person and ensure that notification of continuing education requirements are forwarded and completed in a timely manner. Should any registered person become CE inactive, the CCO shall notify their designated supervisor, who shall suspend the registered person from any securities related activities until he/she has met re-qualifications.
4.2Firm Element
Firm Element requirements apply to all registered and certain associated persons of CCOC.
The Minimum Standards of Firm Element
CCOC will annually assess its individual training needs (Needs Analysis) and develop a written training plan that best meets those needs. The training plan will include the size, type, and product mix of CCOC, as well as regulatory developments.
Maintenance/Evaluation of the Firm Element
In order to properly maintain and evaluate a training plan in accordance with the Firm Element, CCOC will maintain all applicable records at the OSJ for reference and research purposes.

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Implementation Strategy
The CCO or his/her designee is assigned to ensure completion of the Firm Element Continuing Education Program on an annual basis. A Firm Element Needs Analysis and Training Plan shall be prepared on an annual basis, and training will be conducted based on the information provided as prescribed in the Needs Analysis and Training plan. All attendance sheets, list of topics reviewed, and feedback questionnaires will be reviewed and maintained as evidence of training and associated person attendance. In the event that one or more of CCOC’s associated persons do not complete the required Firm Element Continuing Education Requirements as stated in CCOC’s Training Plan, such persons will not be permitted to continue to engage in a securities business until such time that all relevant CE requirements are successfully completed.
4.3Annual Compliance Meeting
FINRA Rule 3110(a)(7) requires each registered person to attend an annual compliance meeting, either in person or by other acceptable means, as designated by CCOC. It is CCOC’s responsibility to document the attendance of all registered personnel, the date of the meeting, and any topical areas of discussion that were covered during the meeting.
Implementation Strategy
The CCO or his/her designee is assigned to review CCOC’s annual compliance agenda and conduct a compliance meeting for all CCOC registered personnel at least once a year as required. The Annual Compliance Meeting may be delivered electronically or in person depending on the Firm’s needs and particular training requirements in a given year. Evidence of attendance will be maintained for review and recording purposes.
4.4Relief from CE Requirements for Military Active-Duty Personnel
FINRA IM-1000-2 addresses the registration status of registered representatives serving in the armed forces. The Interpretive Memo states that securities industry professionals who volunteer or are called into active military duty (Active Duty Professionals) will be placed in a specially designated “inactive” status once FINRA is notified of their military service but will remain registered for FINRA purposes.
Implementation Strategy
If applicable, the CCO or his/her designee will review a list of covered personnel and/or general personnel list to check for those individuals who may have volunteered for military service or were called into active military duty. If any of the CCOC’s individuals are found to be serving the military in any status as referenced above, CCOC will make the proper notifications and relieve such individuals from CE requirements until such time that all requirements can be met. All relevant documentation for all associated persons deemed to be Active Duty Professionals will be maintained for review and recording purposes.

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4.5Maintaining Qualifications Program
Pursuant to FINRA Rule 1240(c), Supplementary Material .01 and .02, effective March 15, 2022, FINRA established the Maintaining Qualifications Program (MQP) providing eligible individuals who terminate any of their representative or principal registrations with the option of maintaining their qualifications for certain terminated registrations by completing annual continuing education (CE). The rule change provides individuals who elect this option a maximum of five years in which to reregister with a member firm without having to requalify by exam or having to obtain an exam waiver.

The rule change does not eliminate the two-year qualification termination period. Rather, it provides participants an alternative means of staying current on their regulatory and securities knowledge for up to five years following the termination of their registration(s).
Generally, if an individual’s role no longer requires securities registration, they may enroll in the MQP subject to FINRA requirements. Maintaining status in the MQP program is the responsibility of the individual. To the extent appropriate CCOC will assist those individuals with their enrollment

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Books and Records Requirements    05.00

Introduction
All broker-dealer firms that engage in a securities business are required to maintain and preserve certain records within certain time specifications. The creation and maintenance of such records are detailed in SEC Rules 17a-3 and 17a-4. SEC Rule 17a-3 requires specific records to be maintained and outlines how often a firm must update each record. SEC Rule 17a-4 specifies the length of time that a firm must preserve such records. Additionally, broker-dealer firms must not only maintain and update the following records, but also ensure that each record contains the requisite information in accordance with all applicable rules and regulations.
5.1SEC Rule 17a-3
SEC Rule 17a-3 outlines the books and records to be maintained by a firm. However, the specific business activities that the firm conducts and the manner in which the firm transacts business will determine which of those records a given firm must maintain.
When applicable, CCOC shall make and keep current the following books and records relating to its securities business:
»    Blotters (or other records of original entry) containing an itemized daily record of all purchases and sales of securities, all receipts and deliveries of securities all receipts and disbursements of cash and all other debits and credits;
»    Ledgers reflecting all assets and liabilities, income and expense and capital accounts;
»    Records of all orders for transactions effected for customers;
»    Copies of transaction confirmations provided to customers;
»    Account information for customers, including copies of any customer account agreements;
»    Copies of account record notices, including change notices, provided to customers whose accounts are subject to FINRA’s suitability rule;
»    Records indicating that customers were provided with copies of their customer account agreements;
»    Records relating to information collected from and provided to retail customers in compliance with Regulation Best Interest;
»    A record of the proof of money balances of all ledger accounts in the form of trial balances and a record of the computation of aggregate indebtedness and net capital, as of the trial balance date. Such trial balances and computations shall be prepared currently at least once a month;
»    A questionnaire or application for employment executed by each associated person of such member containing at least the information outlined in 17a-3 (12)(i) & (12)(ii);

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»    As to each associated person of each written customer complaint received by the member, broker or dealer concerning that associated person;
»    Of all agreements pertaining to the relationship between each associated person and the member, broker or dealer including a summary of each associated person's compensation arrangement or plan with the member, broker or dealer, including commission and concession schedules and, to the extent that compensation is based on factors other than remuneration per trade, the method by which the compensation is determined;
»    A record, which need not be separate from the advertisements, sales literature, or communications, documenting that the member, broker or dealer has complied with, or adopted policies and procedures reasonably designed to establish compliance with, applicable federal requirements and rules of a self-regulatory organization of which the member, broker or dealer is a member which require that advertisements, sales literature, or any other communications with the public by a member, broker or dealer or its associated persons be approved by a principal; and
»    A record for each office listing, by name or title, each person at that office who, without delay, can explain the types of records the firm maintains at that office and the information contained in those records.
»    A record listing each principal of a member, broker or dealer responsible for establishing policies and procedures that are reasonably designed to ensure compliance with any applicable federal requirements or rules of a self-regulatory organization of which the member, broker or dealer is a member that require acceptance or approval of a record by a principal.
Implementation Strategy
The CCO or his/her designee shall ensure that the CCOC is maintaining records in accordance with SEC Rule 17a-3 specifically related to its activities as dealer manager and/or sales agent for real estate products issued or operated by CIM. The CCO or his/her designee shall review to ensure records are appropriately maintained.
5.2SEC Rule 17a-4
Books and Records Maintenance
The requirement for broker-dealers to maintain books and records is detailed in SEC Rule 17a-4, which mandates the length of time that a firm’s books and records must be preserved. The rule requires that all member broker-dealers preserve for a period of not less than six years, the first two years in an easily accessible place, all records relating to daily blotters, the general ledger, customer account ledgers, and the ledger of long and short positions. All other records required above under Rule 17a-3, plus bank records, bills receivable or payable, all communications sent or received, financial statements, net capital computations, working papers, guarantees, powers of attorney, all written agreements, and documents supporting the FOCUS reports must be maintained for a period of not less than three years, the first two years in an easily accessible place. In addition, articles of incorporation, minute books and stock certificate books, Forms BD, all Forms BDW, all amendments to these forms, and all licenses or other documentation showing the registration of CCOC, shall be maintained for the life of CCOC and any successor enterprise.

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Implementation Strategy
The CCO or his/her designee shall ensure that CCOC is in compliance with all applicable sections of SEC Rule 17a-4. In addition, the CCO or his/her designee shall be responsible for ensuring that procedures are implemented which require that all entries to books and records are posted in a timely manner and that records are preserved in accordance with applicable retention requirements.
5.3Electronic Storage Media
SEC Rule 17a-4(f) specifies requirements for using electronic means to store records.
Notification
If electronic storage media is used, CCOC must notify its examining authority designated pursuant to Section 17(d) of the Act prior to employing such electronic storage media. If employing any electronic storage media other than optical disk technology (including CD-ROM), CCOC must notify its designated examining authority at least 90 days prior to employing such storage media. In either case, CCOC must provide its own representation or one from the storage medium vendor or other third party with appropriate expertise that the selected storage media meets the conditions set forth in this paragraph (f)(2).
In the event that such records are prepared or maintained by an outside service bureau, depository, bank which does not operate pursuant to Rule 17a-3(b)(2), or other recordkeeping service on behalf of CCOC, such outside entity shall file with the Commission a written undertaking in form acceptable to the Commission, signed by a duly authorized person, to the effect that such records are the property of CCOC required to maintain and preserve such records and will be surrendered promptly on request.
Storage Format Requirements:
»    Preserve records exclusively in non-rewriteable, non-erasable format;
»    Automatically verify the quality and accuracy of the recording process;
» Serialize the original, if applicable, duplicate units of storage media and time-date for the required period of retention the information placed on such electronic storage media; and
» Maintain the capacity and ability to readily download indexes and records preserved on the electronic storage media to a medium acceptable under SEC Rule 17a-4(f).
Accessibility Requirements:
» At all times have available, for examination by the staffs of the Commission and self-regulatory organizations of which CCOC is a member, facilities for immediate, easily readable projection or production of micrographic media or electronic storage media images and for producing easily readable images;
» Be ready at all times to provide, and immediately provide, any facsimile enlargement which the staffs of the Commission, any self-regulatory organization of which it is a member, or any State securities regulator having jurisdiction over CCOC may request;
»    Store separately from the original, a duplicate copy of the record stored on any medium

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acceptable under Rule 17a-4 for the time required;
» Organize and index accurately all information maintained on both original and any duplicate storage media;
» CCOC must have in place an audit system providing for accountability regarding inputting of records required to be maintained and preserved pursuant to Rules 17a-3 and 17a-4 to electronic stage media and inputting of any changes made to every original and duplicate record maintained and preserved thereby;
» CCOC must maintain, keep current, and provide promptly upon request by the staffs of the Commission or the self-regulatory organization of which CCOC is a member all information necessary to access records and indexes stored on the electronic storage media; or place in escrow and keep current a copy of the physical and logical file format of the electronic storage media, the field format of all different information types written on the electronic storage media and the source code, together with the appropriate documentation and information necessary to access records and indexes; and
» In the event that CCOC is exclusively using electronic storage media for some or all of its record preservation under this section, at least one third party, who has access to and the ability to download information from CCOC’s electronic storage media to any acceptable medium under this section, shall file with the designated examining authority the required information and/or documentation to such records.
Implementation Strategy
The CCO or his/her designee is assigned to ensure preservation all electronic books and records and the completion of any required regulatory notification as required pursuant to SEC Rule 17a-4(f). The CCO or his/her designee will also ensure the integrity of retrieval and reproduction.

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Financial Reporting    06.00

6.1Designation of FINOP
FINRA Rule 1022 requires every firm approved for membership in FINRA on or after September 17, 2001, that is also subject to the requirements of the SEC’s net capital rule (Exchange Act Rule 15c3-1), to have at least one associated person registered as either a Series 27 FINOP or Series 28 Introducing FINOP, depending upon the firm’s net capital requirement.
Implementation Strategy
CCOC has designated a FINOP. (See Exhibit 1 – List of Supervisory Personnel, which provides the name of the current FINOP.)
6.2Responsibilities of the FINOP
CCOC has designated a FINOP to be responsible for the review of financial statements, monitoring of net capital, reconciliation of proprietary accounts (if applicable) and bank statements, FOCUS filing, annual audit assistance, required financial notifications, and other responsibilities which may be assigned to a FINOP, as follows:
Review of Financial Statements
Monthly review of the following financial statements:
»    Trial Balance;
»    Balance Sheet; and
»    Income Statement.
Net Capital and Aggregate Indebtedness Calculation
The FINOP is responsible for reviewing and ensuring the accuracy of the monthly Net Capital and Aggregate Indebtedness computation as prescribed in SEC Rule 15c3-1. If it is determined CCOC does not have sufficient net capital, the FINOP will immediately notify the President and CCO; and CCOC will immediately cease conducting a securities business until the Firm takes corrective action to rectify the problem. CCOC will notify FINRA of the deficiency and the corrective action to be taken.
Reconciliation of Proprietary Accounts and Bank Statements
The FINOP is responsible for reviewing and ensuring the accuracy of the reconciliation of CCOC’s bank statements and proprietary accounts (if applicable).
Failure of Financial Books and Records Obligation
CCOC shall make and keep current the books and records required by 1934 Act Rule 17a-3. In the event that CCOC learns it has failed in this obligation, it shall give notice that same day to FINRA through a link provided on FINRA’s website and telegraphically with the SEC’s principal office in Washington, DC,

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and the Regional Office of the SEC where CCOC’s main office is located, and shall transmit a report within forty- eight (48) hours stating what is being done to correct the situation.
Implementation Strategy
The FINOP is assigned to ensure maintenance of all financial books and records as required. Upon notification that appropriate records have not been maintained, the FINOP shall immediately notify the CCO and ensure appropriate notification is completed within the prescribed period(s).
FOCUS Filing Requirements
The FINOP is responsible for ensuring that quarterly FOCUS II, FOCUS Custody Filing, FOCUS SSOI, and annual Schedule I filings are complete, accurate and on time. SEC Rule 17a-5 prescribes which broker- dealers are required to file monthly FOCUS Reports (Part II) and quarterly FOCUS Reports (Part II or IIA) within 17 business days after month- or quarter-end. SEC Rule 17a-10 requires firms to file Schedule I with their FOCUS Reports within 17 business days after calendar year-end. FOCUS Reports and Schedule I must be filed electronically with FINRA, using the FINRA Firm Gateway filing portal no later than midnight, Eastern Standard Time (EST), of the due date.
Implementation Strategy
The FINOP is assigned to file all Firm FOCUS filings within the prescribed time frames as specified above. Prior to filing, , the FINOP shall drafts of the FOCUS filings with the oversight committee. Electronic signatures are obtained pursuant to SEC Rule 17a-5, as evidence of review.
Annual Audit
The FINOP is responsible to file the Statement Regarding Independent Public Accountant annually and a Replacement of Accountant form no more than 15 business days after such replacement, if applicable (SEC Rule 17a-5(f)(2) and 17a-5(f)(4)). The FINOP is also responsible for ensuring that a designated certified public accountant (CPA) completes an audit of CCOC’s financial statements on an annual basis in accordance with SEC Rule 17a-5(d). Annual audits are due 60 calendar days after the end of the fiscal year. All reports are due by midnight, Eastern Standard Time (EST).
Implementation Strategy
The FINOP is assigned to ensure that a designated certified public accountant (CPA) completes an audit of CCOC’s financial statements on an annual basis. In accordance with SEC Rule 17a- 5(d), the FINOP shall ensure that an annual report of audited financial statements and supplemental information are completed and mailed within sixty (60) calendar days after CCOC’s fiscal year end. The FINOP will ensure that the annual audit is filed in hard copy as follows: two copies of the audited report with the Principal Office of the SEC in Washington, DC; one copy with the appropriate Regional/District Office of the SEC; one copy with the SIPC Principal Office; one copy with certain state SROs; and one copy with the Principal Office of FINRA.

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Requests for Extension of Time
If CCOC is unable to meet the filing deadline for any of the reports mentioned above due to exceptional circumstances, it may request an extension of time pursuant to Schedule A of FINRA’s By-Laws by writing the appropriate District Office of FINRA. The request for an extension of time must be received no later than three (3) business days before the filing deadline.
6.3Early Warning Notification (SEC Rule 17a-11)
The FINOP is responsible for ensuring compliance with the early warning provisions of SEC Rule 17a-
11. SEC Rule 17a-11 is designed to give regulatory agencies an early warning of pending financial, books and records, and operational problems of broker-dealers. The FINOP or CCO will provide this notification to FINRA, as well as the SEC’s local and national offices.
Telegraphic Notification
SEC Rule 17a-11 requires all firms to give immediate “telegraphic” notice to the SEC Principal Office located in Washington D.C. and the appropriate regional SEC office, and the appropriate designated examining authority (FINRA members contact the appropriate district office – See FINRA Electronic Notification Requirements below) at any time a firm is notified or becomes aware of the following circumstances:
»    The firm’s net capital falls below the minimum capital requirements;
»    The firm’s aggregate indebtedness exceeds 1500% of its net capital (800% for firms that are members of a designated examining authority for less than a year);
»    The firm’s net capital is less than 2% of its aggregate debits as computed in its SEC Rule 15c3- 3 Reserve Formula calculation;
»    The firm’s subordinated debt-to-equity ratio exceeds 70%.
Prompt Written Notification
SEC Rule 17a-11 also requires all firms to file prompt written notification under the following circumstances (FINRA members contact the appropriate district office – See FINRA Electronic Notification Requirements below):
»    The firm’s aggregate indebtedness (AI) exceeds 1200% of its net capital;
»    The firm’s net capital is less than 120% of its minimum required net capital;
»    The firm’s net capital under the alternative method is less than 5% of its aggregate debit items on the Rule 15c3-3 Reserve Formula Calculation.

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Telegraphic and Written Notification
Firms are required to give “telegraphic” notice AND written notification under the following conditions (FINRA members contact the appropriate district office – See FINRA Electronic Notification Requirements below):
» The firm becomes aware that it has failed to make and maintain the appropriate books and records specified under SEC Rule 17a-3. Telegraphic notice must be made immediately and written notice with an explanation of the corrective actions taken must be filed within 48 hours;
» The firm is notified by an independent certified public accountant or becomes aware of the existence of material inadequacies in its accounting system, internal control, or procedures for safeguarding customer funds or securities. Telegraphic notice must be made within 24 hours and written notice with an explanation of the corrective actions taken must be filed within 48 hours.
The FINOP will maintain the responsibility for reviewing and ensuring the accuracy of the previously mentioned documents and financial statements. Additionally, the FINOP is required to electronically sign each document in order to memorialize supervisory review and approval. All books and records documentation will be maintained and preserved in an easily assessable location pursuant to SEC Rule 17a-5.
Implementation Strategy
The FINOP is assigned to promptly notify the CCO of any financial issue requiring regulatory notification. The President, CCO or FINOP shall notify the SEC Principal Office in Washington D.C., the appropriate regional SEC office, and the appropriate designated examining authority (DEA) in the event that CCOC encounters any pending financial, books and records, and/or operational problems as specified under SEC Rule 17a-11. In the event that CCOC’s net capital falls below the minimum capital requirements; aggregate indebtedness exceeds maximum percentages of its net capital; net capital is less than the minimum percentages of its aggregate debits as computed based on the Reserve Formula calculation; or its debt-to-equity ratio exceeds the maximum percentage, CCOC will cease all securities and transactional activities until such time as CCOC can correct any deficiency. The FINOP will maintain any/all relevant records and documentation, financial or otherwise, as evidence of such notification.
FINRA Electronic Notification Requirements
FINRA Rule 4517 (Mandatory Electronic Filing Requirements) requires members to file electronically certain notices required to be filed under the Exchange Act via an electronic, Internet-based receiving and processing system, using templates developed by FINRA for each notice. FINRA members can access the templates for these regulatory notices on FINRA’s Web site.
Implementation Strategy
The FINOP is assigned to promptly notify the CCO of any financial issue requiring regulatory notification. The CCO or his/her designee shall ensure completion of non-financial electronic notifications. The President, FINOP or CCO shall ensure that the following notices are filed with FINRA electronically within the required time frames as specified under each rule:

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»    Withdrawals of equity capital- Rule 15c3-1(e)
»    Special Reserve Bank Account- Rule 15c3-3(i) (if applicable)
»    Electronic storage media- Rules 17a-4(f)(2)(i) and 17a-4(f)(3)(vii)
»    Replacement of accountant- Rule 17a-5(f)(4)
»    Net capital deficiency- Rule 17a-11(b)
»    Aggregate indebtedness is in excess of 1200 percent of net capital- Rule 17a-11(c)(1)
»    Net capital is less than 5 percent of aggregate debit items- Rule 17a- 11(c)(2)
»    Net capital is less than 120 percent of required minimum dollar amount- Rule 17a-11(c) (3)
»    Failure to make and keep current books and records- Rule 17a-11(d)
»    Material inadequacy in accounting systems, internal controls, or practices and procedures- Rule 17a-11(e)
The FINOP will maintain copies as documentary evidence of each filing in hard copy or electronic format in addition to maintaining such filings through the electronic system.
6.4Cash/Currency Transactions
SEC Rule 17a-8 requires broker-dealer firms to file reports, draft and preserve records and adopt certain regulations pursuant to the Currency Act. The AML Compliance Officer (AMLCO) will have the responsibility of reporting multiple same day transactions in currency by or on behalf of any person that total more than $10,000.00.
Implementation Strategy
CCOC does not permit cash transactions at this time. However, in the event a cash transaction is completed, the AMLCO or CCO is assigned to report any/all multiple same day currency transactions by or on behalf of any person that totals more than an aggregate amount of
$10,000.00 pursuant to the Currency Act. The AMLCO shall record and date all notification and reporting actions as evidence of completion.
Note: Please see CCOC’s Anti-Money Laundering Procedures (“AML Procedures”) for further details on the policies and procedures for cash/currency transactions. The AML Procedures are an exhibit of the WSPs and may be maintained under separate cover.
6.5Classification of Certain Equity as Liabilities (Statement 150)
To account for certain financial instruments with characteristics of both liabilities and equity, the Financial Accounting Standards Board (FASB) released Statement 150 to ensure that entities recognize as liabilities certain contractual obligations to transfer cash, other assets, or equity interests to other parties.
Implementation Strategy
The FINOP is assigned to review and check for any financial instruments that are mandatorily

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redeemable and issued in the form of shares or other ownership interests and reclassify such instruments as liabilities if applicable.
6.6Principal Financial Officer and Principal Operations Officer
Effective October 1, 2018, firms are required to designate: (1) a Principal Financial Officer with primary responsibility for financial filings and the related books and records; and (2) a Principal Operations Officer with primary responsibility for the day-to-day operations of the business, including overseeing the receipt and delivery of securities and funds, safeguarding customer and firm assets, calculation and collection of margin from customers and processing dividend receivables and payables and reorganization redemptions and those books and records related to such activities. This requirement replaces the current requirement that dual members of FINRA and the NYSE designate a Chief Financial Officer (CFO) and a Chief Operations Officer (COO) and that other FINRA members designate a CFO.
Firms that neither self-clear nor provide clearing services (such as CCOC) may designate the same person as the Principal Financial Officer, Principal Operations Officer and Financial and Operations Principal or Introducing Broker-Dealer Financial and Operations Principal (that is, such firms are not required to designate different persons to function in these capacities).

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Communications with the Public    07.00

Introduction
FINRA Rule 2210 sets forth the standards required of registered representatives and broker-dealers when communicating with the public. The rules concerning communications with the public govern written and electronic communications. The term “electronic communications” can be defined as any communication transmitted through an electronic medium such as email systems, facsimiles, Internet, electronic bulletin boards, social networking sites, mobile devices such as texting, and any other communication systems that can be used, distributed, and received electronically.
FINRA rules governing communications with the public include not only advertisements, sales materials, electronic communications, and correspondence, but also public presentations, financial professional materials, and the distribution of independently prepared materials.
In addition to all applicable FINRA rules, CCOC will consider and apply any applicable SEC and state regulations in the review, use and filing of promotional and sales materials in conjunction with the offering of CIM Group and affiliate products.
SEC Rule 506(b) of Regulation D prohibits the general solicitation or advertising of CIM Group’s private fund offerings. This prohibition will include forms of communication, for the purposes of marketing, that would directly promote any CIM Group private fund by name or reference or otherwise include statements that could be viewed as conditioning the market for interest in any CIM Group private fund. All CIM Group private fund marketing materials must be reviewed by CCOC Compliance prior to use. Generally, private fund marketing materials will only be provided to qualified purchasers and accredited investors as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940 or to financial intermediaries.
7.1Communications with the Public Rule Definitions
Retail Communication
Retail communications include any written (including electronic) communication that is distributed or made available to more than 25 retail investors within any 30 calendar-day period. “Retail investor” includes any person other than an institutional investor, regardless of whether the person has an account with the firm. Generally, all program or sponsor related communications made available to prospective investors are considered retail communications. Communications of a templated nature should be approved prior to first use, even if the first use would not exceed 25 retail investors.
Institutional Communication
Institutional communications include written (including electronic) communications that are distributed or made available only to institutional investors but does not include a firm’s internal communications. “Institutional investor” generally has the same definition as under FINRA Rule 2210(a)(4) and includes financial professionals, and other member firms’ personnel. See section 7.6 for additional context.

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Correspondence
Correspondence includes any written (including electronic) communication that is distributed or made available to 25 or fewer retail investors within any 30 calendar-day period. Communications of a templated nature should be approved prior to first use, even if the first use would not exceed 25 retail investors.
Business Communications
A “Business Communication”, for purposes of this Policy, is:
1.any written communication to or from another CCOC associate or third party (including affiliates, business partners, vendors, etc.) that a reasonable person would consider necessary or appropriate to perform his/her/their role and/or fulfill his/her/their unique responsibilities as an associated person of CCOC; or
2.any written communication to or from a current or potential client or investor, any representative or of such parties; or any placement agent or other distribution or marketing intermediary.
Whether or not a communication constitutes a Business Communication is based upon the content, context, and presentation of information contained within a particular communication or set of communications. Determination of what is considered Business Communications depends on the facts and circumstances and not upon the type of device or technology used to transmit the communication, nor does it depend upon whether it is a firm-issued or personal device of the individual.
Examples of Business Communications
The following are some examples of the types of information, that when shared between parties, can constitute a Business Communication:
»    Information regarding CIM’s investments, investment strategies, or potential investments
»    Discussions of client, investor or wholesaler meetings
»    Discussions about market conditions, analysis, activity trends, or events
»    Subscription or commitment activities
»    Proposed or pending projects or deals
»    Portfolios, investment performance, or material non-public information (“MNPI”)
Be cognizant and cautious to avoid inadvertent Business Communications when communicating with business professionals and clients, many of whom may be both friends and actual or potential business contacts. Regulations regarding what could be considered business activities of CCOC are very broad. As such, CCOC registered and associated persons must be mindful to follow these policies before sending any communication on a firm-issued or personal device as it could evolve into, or be deemed, a business communication.

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7.2Content Standards
Standards Applicable to All Communications with the Public
All communications with the public are subject to the content standards of FINRA Rule 2210(d)(1), which require:
1.All member communications with the public shall be based on principles of fair dealing and good faith, must be fair and balanced, and must provide a sound basis for evaluating the facts in regard to any particular security or type of security, industry, or service. No member may omit any material fact or qualification if the omission, in the light of the context of the material presented, would cause the communications to be misleading;
2.No member may make any false, exaggerated, unwarranted or misleading statement or claim in any communication. No member may publish, circulate or distribute any communication that it knows or has reason to know contains any untrue statement of a material fact or is otherwise false or misleading;
3.Information may be placed in a legend or footnote only in the event that such placement would not inhibit an investor’s understanding of the communication;
4.Members must ensure that statements are clear and not misleading within the context in which they are made, and that they provide balanced treatment of risks and potential benefits. Communications must be consistent with the risks of fluctuating prices and the uncertainty of dividends, rates of return and yield inherent to investments;
5.Members must consider the nature of the audience to which the communication will be directed and must provide details and explanations appropriate to the audience; and
6.Communications may not predict or project performance, imply that past performance will recur or make any exaggerated or unwarranted claim, opinion or forecast; provided, however, that this paragraph FINRA 2210(d)(1)(F) does not prohibit:
A.A hypothetical illustration of mathematical principles, provided that it does not predict or project the performance of an investment or investment strategy;
B.An investment analysis tool, or a written report produced by an investment analysis tool, that meets the requirements of FINRA Rule 2214; and
C.A price target contained in a research report on debt or equity securities, provided that the price target has a reasonable basis, the report discloses the valuation methods used to determine the price target, and the price target is accompanied by disclosure concerning the risks that may impede achievement of the price target.

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Environmental Social Governance (“ESG”) Considerations

Review of communications with the public and CIM Group’s offering materials, includes those that refer to the ESG-related activities and programs of CIM (“ESG Activities"). Compliance works with the CIM’s Head of ESG, Marketing, Legal, Portfolio Oversight and outside consultants and counsel, as necessary, to ensure that the Firm’s ESG messaging is accurate, truthful, balanced, and communicated to Investors in “plain English”.
oDisclosures – disclosure associated with ESG Activities referenced in communications should be consistent, prominent and help readers better understand the information being provided, including limitations and terminology used.

oRFPs and DDQs – the ESG Team and/or the ESG Compliance Team participate in the review of information regarding ESG Activities that is provided in the Firm’s responses to requests for proposal (“RFPs”) and due diligence requests (“DDQs”).

oESG Terms –Compliance will utilize a glossary of ESG-related terms for consistency in communications. The definitions in the glossary are required to be incorporated in the body or disclosure section of a communication, when appropriate and when such communication includes the definitions’ corresponding ESG-related terms. Compliance works with the ESG Team, Legal and, when necessary, outside counsel, to update the glossary, as necessary.
oESG Framework Alignment and Benchmarking – CIM and certain of its Clients align with ESG frameworks (e.g., Principles for Responsible Investment) and participate in industry-related benchmarking (e.g., Global Real Estate Sustainability Benchmark or “GRESB”). References to such frameworks and benchmarking, including scores received by participating funds, are sometimes included in communication materials. The Head of ESG is responsible for promptly updating Distributor personnel, Compliance and other Supervised Persons, as necessary, of any alignment by CIM and/or its Clients with ESG frameworks and any participation by CIM and/or its Clients in any ESG-related benchmarking surveys, including associated scoring.

Implementation Strategy
The Deputy CCO or his/her designee is assigned to ensure compliance with all applicable content standards.

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Specific Content Standards for Retail Communications and Correspondence
Retail Communications and Correspondence are subject to the content standards of FINRA Rule 2210(d)(2)-(3) and (6):
2210(d)(2): Comparisons
Any comparison in retail communications between investments or services must disclose all material differences between them, including (as applicable) investment objectives, costs and expenses, liquidity, safety, guarantees or insurance, fluctuation of principal or return, and tax features.
2210(d)(3): Disclosure of Member’s Name
All retail communications and correspondence must:
1.Prominently disclose the name of the firm and may also include a fictional name by which the member is commonly recognized or which is required by any state or jurisdiction;
2.Reflect any relationship between the member and any non-member or individual who is also named; and
3.If it includes other names, reflect which products or services are being offered by the member.
Note: This section does not apply to so-called “blind” advertisements used to recruit personnel.
2210(d)(6): Testimonials
4.If any testimonial in a communication concerns a technical aspect of investing, the person making the testimonial must have the knowledge and experience to form a valid opinion.
5.Retail communications or correspondence providing any testimonial concerning the investment advice or investment performance of a member or its products must prominently disclose the following:
A.The fact that the testimonial may not be representative of the experience of other investors;
B.The fact that the testimonial is no guarantee of future performance or success; and
C.If more than $100 in value is paid for the testimonial, the fact that it is a paid testimonial. 2214: Content Standards Applicable to Investment Analysis Tools
While investment analysis tools are not currently used by CCOC any future versions will be required to comply with FINRA Rule 2214.

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7.3Guidelines for Avoiding Misleading Communications with the Public
Appropriately registered principals of CCOC will be responsible for determining whether any communication with the public, including material that has been filed with the FINRA Advertising Department, complies with all applicable standards, including the requirement that the communication not be misleading. In order to meet this responsibility, member communications with the public must conform to the following guidelines. These guidelines do not represent an exclusive list of considerations that a member must make in determining whether a communication with the public complies with all applicable standards.
1.Members must ensure that statements are not misleading within the context in which they are made. A statement made in one context may be misleading even though such a statement could be appropriate in another context. An essential test in this regard is the balanced treatment of risks and potential benefits. Member communications should be consistent with the risks of fluctuating prices and the uncertainty of dividends, rates of return and yield inherent to investments.
2.Members must consider the nature of the audience to which the communication will be directed. Different levels of explanation or detail may be necessary depending on the audience to which a communication is directed. Members must keep in mind that it is not always possible to restrict the audience that may have access to a particular communication with the public. Additional information or a different presentation of information may be required depending upon the medium used for a particular communication and the possibility that the communication will reach a larger or different audience than the one initially targeted.
3.Member communications must be clear. A statement made in an unclear manner can cause a misunderstanding. A complex or overly technical explanation may be more confusing than too little information.
4.In communications with the public, income or investment returns may not be characterized as tax- free or exempt from income tax when tax liability is merely postponed or deferred, such as when taxes are payable upon redemption.
5.In retail communications, references to tax-free or tax-exempt income must indicate which income taxes apply, or which do not, unless income is free from all applicable taxes.
6.Recommendations
A.If making a recommendation in retail communications, whether or not labeled as such, a member must have a reasonable basis for the recommendation and must disclose relevant information.
B.The member shall also provide, or offer to furnish upon request, available investment information supporting the recommendation. Recommendations on behalf of corporate equities must provide the price at the time the recommendation is made.

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7.4Seminars and Public Appearances
Education/Training and Sales Seminars
When making sales or education/training presentations (“seminars”) to Selected Dealers and their registered representatives, CCOC registered representatives engaged in wholesaling activities may not use self-created seminar material, including but not limited to any supplemental materials. CCOC registered representatives may conduct or participate in pre-approved seminars where only preapproved material is utilized. Combining slides of multiple preapproved seminars into new slide presentations is not permissible without pre-approval from Compliance.
Sales Seminars to Retail Investors
FINRA Rule 2210(f) concerning Public Appearances states:
1.When sponsoring or participating in a seminar, forum, radio or television interview, or when otherwise engaged in public appearances or speaking activities that are unscripted and do not constitute retail communications, institutional communications or correspondence (“public appearance”), persons associated with members must follow the standards of FINRA Rule 2210 (d)(1).
2.If an associated person recommends a security in a public appearance, the associated person must have a reasonable basis for the recommendation. The associated person also must disclose, as applicable:
A.that the associated person has a financial interest in any of the securities of the issuer whose securities are recommended, and the nature of the financial interest (including, without limitation, whether it consists of any option, right, warrant, future, long or short position), unless the extent of the financial interest is nominal; and
B.any other actual, material conflict of interest of the associated person or member of which the associated person knows or has reason to know at the time of the public appearance.
3.Each member shall establish written procedures that are appropriate to its business, size, structure, and customers to supervise its associated persons' public appearances. Such procedures must provide for the education and training of associated persons who make public appearances as to the firm's procedures, documentation of such education and training, and surveillance and follow-up to ensure that such procedures are implemented and adhered to. Evidence that these supervisory procedures have been implemented and carried out must be maintained and made available to FINRA upon request.
4.Any scripts, slides, handouts or other written (including electronic) materials used in connection with public appearances are considered communications for purposes of this Rule, and members must comply with all applicable provisions of this Rule based on those communications' audience, content and use.
Implementation Strategy
Registered representatives must obtain prior permission from Compliance by submitting a

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request through the Firm’s Marketing Department, which includes, as applicable, the name of the preapproved seminar, date and location of the seminar, the number of attendees and the name of the registered person making the presentation to said individuals, as well as any preapproved sales literature or training materials to be made available. Any seminar invitations to be issued must accompany the request for approval.
Any original text seminars for registered representatives of Selected Dealers, for investors or potential investors, created by third parties (including CCOC affiliates) must receive prior approval from Compliance evidenced in the firm’s electronic approval system. The material to be presented (either an outline or text form) must be submitted along with any handouts to be used, date and location of the seminar, and the name of the person making the presentation to the third-party brokers or other brokerage firm personnel, as well as any sales literature to be made available.
Guest speakers not employed by CCOC (this includes attorneys, CPAs, third party providers, etc.) may not speak at seminars operated by CCOC without the prior written approval, who will review the guest speaker’s credentials and the presentation materials. Written approval must also be obtained for all presentation materials to be used or distributed by the guest speaker.
While the FINRA Rule outlined above refers specifically to “Retail Investors”, CCOC will apply the same standards to presentations given to Financial Advisors.
7.5Fair Disclosure, Regulation FD
Regulation FD (Fair Disclosure) is an SEC rule that addresses selective disclosure of material non-public information by public companies. The regulation states: “When an issuer, or person acting on its behalf, discloses material non-public information to certain enumerated persons (in general, securities market professionals and holders of the issuer's securities who may well trade on the basis of the information), it must make public disclosure of that information. The timing of the required public disclosure depends on whether the selective disclosure was intentional or non-intentional; for an intentional selective disclosure, the issuer must make public disclosure simultaneously; for a non- intentional disclosure, the issuer must make public disclosure promptly. Under the regulation, the required public disclosure may be made by filing or furnishing a Form 8-K, or by another method or combination of methods that is reasonably designed to effect broad, non-exclusionary distribution of the information to the public.”
Associated persons of CCOC must ensure that no material non-public information regarding CIM Group, or any affiliated entities is ever discussed or disseminated outside of the organization, unless such disclosure is being made in connection with the reporting of suspected illegal behavior to appropriate authorities, including but not limited to, the Securities and Exchange Commission.
7.6Electronic Communications
Text Messaging
All forms of Business Communications sent to, or received from, registered persons that relate to their roles and responsibilities at CCOC are subject to archival and monitoring in accordance with industry regulations. As such, registered persons are required to use only Firm-approved devices and

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applications when sharing and exchanging Business Communications via email or text messaging. All firm-issued devices will have the required controls and/or applications to meet CCOC’s regulatory requirements regarding electronic Business Communications. Registered and associated persons who choose to use personal devices for business purposes, MUST seek permission from Compliance and install the required device management and communications applications.
Other Forms of Electronic Communication
Registered representatives are not permitted to engage in electronic Business Communications via personal email accounts, non-CIM supported text messaging, social networking sites, chat rooms, or any other similar form. Participation in electronic chat rooms, or electronically downloading unauthorized attachments or other information from an otherwise unknown source, is strictly prohibited. It is the policy of CCOC that any action, which is not in compliance, and does not conform to appropriate business standards, may lead to disciplinary action.
All communications on a company issued device or through a company issued system are to be used for business purposes only and any such communications are not to be considered private under any circumstances.
Implementation Strategy
The Compliance department or business unit is assigned to monitor and supervise incoming and outgoing electronic communications with the public, including updates to pre-approved social media sites. No Supervisor will be responsible for reviewing their own electronic communications.
Social Media and Websites
CCOC may maintain a social media presence such as a LinkedIn business page or Twitter account. Any post to a social property must be submitted to the Compliance Department for review and approval prior to posting. Generally, only the following types of posts will be allowed:
1.Links to pre-approved sales literature with accompanying prospectus link; and
2.Links to general market and financial industry articles or other content that DOES NOT reference CIM programs, or any other content that could be perceived as promoting interest in the Firm or its offerings (i.e., sales literature).
CCOC Does NOT currently allow any associated person to utilize interactive components of social media for business related purposes (including the promotion of CIM programs). This restriction includes discussions concerning pre-approved posts made by the Firm. However, associated persons are allowed to “like” and/or “share” pre-approved posts from the Firm’s corporate social media pages.
FINRA BrokerCheck (Rule 2210(d)(8))
1.Each member's websites must include a readily apparent reference and hyperlink to BrokerCheck on:
A.the initial webpage that the member intends to be viewed by retail investors; and any other webpage that includes a professional profile of one or more registered persons who conduct business with retail investors.

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2.The requirements of subparagraph (A) shall not apply to:
A.a member that does not provide products or services to retail investors; and
B.a directory or list of registered persons limited to names and contact information.
In an effort to comply with the FINRA BrokerCheck rule, CCOC will maintain a readily apparent reference and hyperlink on the securities related landing page of the CIM Group website.
Use of Personal Computers
CCOC prohibits the use of personal computers to be used for business-related purposes unless authorized by senior management and subject to technology, and Compliance controls. If and when appropriate, all associated persons are assigned company-issued computer equipment necessary to conduct their business on behalf of CCOC and its affiliate entities. Because each associated person is assigned such equipment, CCOC does not allow the use of personal computer equipment for business activities at this time. (See Section 8.7 Safeguarding Non-Public Information)
Implementation Strategy
The designated direct supervisors are assigned to regularly monitor the activities of associated personnel to ensure that such persons are aware that the use of personal computers for business related purposes is generally prohibited unless approved by the associated person’s supervisor and subject to CCOC’s technology controls. Each associated person will be issued a business computer (and other appropriate computer equipment) that will be used for business-related purposes (i.e. business-related correspondence).
7.7Supervisory Review Requirements
Retail Communications and most Institutional Communications, require pre-approval by Compliance prior to distribution. The appropriately registered principal shall complete the final principal review of all communications with the public and is responsible for ensuring compliance with filing and record keeping requirements.
In some instances, certain Institutional Communications may be used without the need for pre- approval. These arrangements must be established with the permission of the Compliance Department to ensure proper controls, training and supervision are in place. All Institutional Communications that are not pre-approved must be submitted to Compliance concurrent with use for post-review. Compliance principals will provide feedback to content creators and will determine whether changes need to be made on subsequent communications, including if they should be discontinued. Additionally, authorized persons responsible for the creation of these institutional communications must undergo specific compliance training before creating these Institutional Communications.
Examples of correspondence include emails and letters to a single representative or broker-dealer. Examples of institutional sales materials include brochures, seminar presentations, and other similar materials both marked for “broker-dealer/institutional/financial professional use only” and where distribution is controlled to prevent unauthorized distribution to the general public. While correspondence does not require pre-approval prior to distribution, it is subject to the general communications standards.

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Supervisory Review Requirements (Retail Communications)
All retail communications must be submitted through the Firm’s communications review system. Retail communications may not be used prior to review and approval by Compliance.
Implementation Strategy
An appropriately registered member of Compliance will review and complete a final approval/disapproval on an ongoing (as needed). Evidence of Compliance review and approval will be retained in the Firm’s communications review system.
Retail communications require pre-approval by an appropriately registered member of Compliance prior to distribution. The Deputy CCO is responsible for ensuring compliance with filing and record keeping standards.
Supervisory Review Requirements (Institutional Sales Material)
Institutional sales materials including those for due diligence purposes must be prominently marked to limit their distribution. In recognition of the possibility that these limited use materials may inadvertently be forwarded to non-institutions, notwithstanding appropriate controls and limits on access, CCOC requires a review process similar to that of retail communications.
All institutional communications must be submitted through the Firm’s communications review system. Institutional communications may not be used prior to review and approval by Compliance (except as noted above).
At no time should any materials developed for institutional investors be used with the general public or left out in offices where members of the general public may have access to such materials. Members of the general public also include counterparty attorneys, accountants or other financial advisors unless such individuals are registered representatives or a Broker-Dealer.
“Reason to Believe" Standard
The definition of "institutional investor" under FINRA Rule 2210(a)(4) specifies that "no member may treat a communication as having been distributed to an institutional investor if the member has reason to believe that the communication or any excerpt thereof will be forwarded or made available to any retail investor" (member of the general public).
The "reason to believe" standard does not impose an affirmative obligation on firms to inquire whether an institutional communication will be forwarded to retail investors every time such a communication is distributed. However, firms should have policies and procedures in place reasonably designed to prevent institutional communications from being forwarded to retail investors and make appropriate efforts to implement such policies and procedures. Accordingly, CCOC will require all Institutional Sales Material to include appropriate legends indicating the restricted audience for such materials.
Implementation Strategy
An appropriately registered member of Compliance will review and complete a final approval/disapproval on an ongoing (as needed). Evidence of Compliance review and approval will be retained in the Firm’s communications review system.

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The Deputy CCO is further assigned to ensure appropriate limited distribution of institutional sales materials.
Supervisory Review Requirements (Correspondence)
All correspondence is subject to the supervision and review requirements of FINRA Rule 3110(4). Each piece of correspondence shall be made available for review by a registered principal. Correspondence must be forwarded to the OSJ and retained in a file located at the OSJ. The Deputy CCO or his/her designee shall review a representative sample of all correspondence.
Incoming Correspondence
Incoming electronic correspondence is archived and monitored via Global Relay. Select Compliance personnel will review a sample of all incoming correspondence. In addition to sampling, a key word lexicon is utilized in the firm’s electronic correspondence review system to help identify potential communication violations in electronic correspondence. If hard copy correspondence is ever received, it must be forwarded to the OSJ and retained in a file located at the OSJ. Compliance or appropriately registered designee will specifically monitor for customer complaints and other possible compliance issues. Personal mail delivered to the office shall be reviewed as incoming correspondence.
Outgoing Correspondence
Outgoing electronic correspondence is archived and monitored via Global Relay. Select Compliance personnel his/her designee will review a representative sample of all outgoing correspondence. In addition to sampling, a key word lexicon is utilized in Global Relay to help identify potential communication violations in electronic correspondence. If hard copy correspondence is ever sent, a copy must be forwarded to the OSJ and retained in a file located at the OSJ.
To permit correspondence to be distributed without prior approval, CCOC will ensure that all registered persons receive correspondence specific training on an annual basis.
The Deputy CCO may choose to file correspondence with the FINRA Advertising Department, particularly when the correspondence promotes CCOC’s products or services.
Implementation Strategy
An appropriately registered member of Compliance or delegate will complete a review of a representative sample of all correspondence on an ongoing basis as evidenced by either initial and date (hard copy) or electronic record. CCOC uses a third-party email review and archival tool that filters all electronic correspondence through a lexicon that flags messages for review.

Supervisory Review Requirements (Mass Internal Use Only Communications)
Broker/Dealer mass communications that are limited to internal audiences within CCOC and/or its affiliates, such as product training and educational material, internal research reports, and CIM initiatives, require pre- approval by a principal within Compliance prior to use. All internal communications must be clearly labeled “INTERNAL COMMUNICATION – DO NOT DISTRIBUTE” or

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similar language.
Any internal communications, as defined above, which may contain material non-public information regarding CIM Group, its affiliates or any of any Firm offerings should still be reviewed by a member of the Legal and Compliance Department prior to use.
Final copies of Internal Use Only communications will generally be submitted to Compliance for review and recordkeeping in a similar manner as Retail Communications. The final copy of the internal communication will be retained in the Firm’s communication review system.
Implementation Strategy
The Deputy CCO or his/her designee is assigned to monitor the appropriate distribution and content standards of internal use communications designed for training and education.
7.8Regulatory Filing Requirements
FINRA Filing Requirements (Retail Communications)
Pursuant to FINRA Rule 2210(c), FINRA Members are required to file certain types of retail communications with the FINRA Advertising Regulation Department. Although CCOC is currently not required to file its non- traded REIT retail communications with FINRA, the Deputy CCO or his/her designee may at his/her discretion require that any communication with the public be filed with FINRA for review to obtain a FINRA Review Letter that Selling Dealers may rely on to document that the particular communication is consistent with applicable FINRA standards.
CCOC must provide with each filing the actual or anticipated date of first use, the name and title and Central Registration Depository (CRD®) number of the registered principal who approved the retail communication, and the date that the approval was given. The following outlines FINRA’s requirements.
Within 10 business days of first use or publication, CCOC must file the following retail communications with the FINRA Advertising Department (“Department”):
1.Retail communications that promote or recommend a specific registered investment company or family of registered investment companies (including mutual funds, exchange-traded funds, variable insurance products, closed-end funds, and unit investment trusts) not included within the requirements of paragraphs FINRA Rule 2210(c)(1) or (c)(2).;
2.Retail communications concerning public direct participation programs (as defined in FINRA Rule 2310);
3.Retail communications concerning collateralized mortgage obligations registered under the Securities Act; and
4.Retail communications concerning any security that is registered under the Securities Act and that is derived from or based on a single security, a basket of securities, an index, a commodity, a debt issuance or a foreign currency, not included within the requirements of paragraphs FINRA Rule 2210(c)(1), (c)(2) or subparagraphs (A) through (D) of paragraph (c)(3).
At least 10 business days prior to first use or publication (or such shorter period as the Department

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may allow), the Firm shall file the following communications with the Department and withhold them from publication or circulation until any changes specified by the Department have been made:
1.Retail communications concerning registered investment companies (including mutual funds, exchange-traded funds, variable insurance products, closed-end funds and unit investment trusts) that include or incorporate performance rankings or performance comparisons of the investment company with other investment companies when the ranking or comparison category is not generally published or is the creation, either directly or indirectly, of the investment company, its underwriter or an affiliate. Such filings must include a copy of the data on which the ranking or comparison is based;
2.Retail communications concerning security futures. The requirements of this paragraph FINRA 2210(c)(2)(B) shall not be applicable to:
A.retail communications concerning security futures that are submitted to another self- regulatory organization having comparable standards pertaining to such retail communications; and
B.retail communications in which the only reference to security futures is contained in a listing of the services of a member.
3.Retail communications concerning bond mutual funds that include or incorporate bond mutual fund volatility ratings, as defined in FINRA Rule 2213.
Implementation Strategy
The Deputy CCO is assigned to ensure submission of any materials requiring FINRA review within the required time period. The Deputy CCO will ensure that submitted materials are held from publication or circulation until any changes specified by FINRA have been completed.
General Exclusions from Filing Requirements (FINRA Rule 2210(c)(7))
As stated above, the Deputy CCO or his/her designee may at his/her discretion require that any advertisement or sales literature be filed with FINRA for review. With that consideration, the following types of material are generally excluded from FINRA filing requirements:
1.Retail communications that previously have been filed and that are to be used without material change;
2.Retail communications that are based on templates that were previously filed with the Department, the changes to which are limited to: (i) updates of more recent statistical or other non-narrative information; and (ii) non-predictive narrative information that describes market events during the period covered by the communication or factual changes in portfolio composition or is sourced from a registered investment company’s regulatory documents filed with the SEC.
3.Retail communications that do not make any financial or investment recommendation or otherwise promote a product or service of the member;
4.Retail communications that do no more than identify a national securities exchange symbol of the member or identify a security for which the member is a registered market maker;

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5.Retail communications that do no more than identify the member or offer a specific security at a stated price;
6.Prospectuses, preliminary prospectuses, fund profiles, offering circulars and similar documents that have been filed with the SEC or any state, or that is exempt from such registration, except that an investment company prospectus published pursuant to Securities Act Rule 482 and a free writing prospectus that has been filed with the SEC pursuant to Securities Act Rule 433(d)(1)(ii) will not be considered a prospectus for purposes of this exclusion;
7.Retail communications prepared in accordance with Section 2(a)(10)(b) of the Securities Act, as amended, or any rule thereunder, such as Rule 134 of the Securities Act, and announcements as a matter of record that a member has participated in a private placement, unless the retail communications are related to publicly offered direct participation programs or securities issued by registered investment companies;
8.Press releases that are made available only to members of the media;
9.Any reprint or excerpt of any article or report issued by a publisher (“reprint”), provided that:
A.the publisher is not an affiliate of the member using the reprint or any underwriter or issuer of a security mentioned in the reprint that the member is promoting;
B.neither the member using the reprint nor any underwriter or issuer of a security mentioned in the reprint has commissioned the reprinted article or report; and
C.the member using the reprint has not materially altered its contents except as necessary to make the reprint consistent with applicable regulatory standards or to correct factual errors;
10.Correspondence;
11.Institutional communications;
12.Communications that refer to types of investments solely as part of a listing of products or services offered by the member;
13.Retail communications that are posted on an online interactive electronic forum; and
14.Press releases issued by closed-end investment companies that are listed on the New York Stock Exchange (NYSE) pursuant to section 202.06 of the NYSE Listed Company Manual (or any successor provision)
Regulatory Note: FINRA Advertising Regulation Spot-Checks: All FINRA broker-dealer firms may be subject to a spot-check of advertising and/or sales literature by the FINRA Advertising Regulation Department. Upon notification of a spot-check, CCOC will submit all requested documentation to the FINRA Advertising Regulation Department within the specified time period.
SEC and State Filing Requirements (For non-traded REIT material)
Pursuant to SEC Industry Guide 5 and applicable state requirements, CCOC is required to file, prior to

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use, certain communications with the SEC and/or specified individual states where material will be used to promote interest in securities operated by CIM. The Deputy CCO may at his/her discretion require that any additional communications be filed with the SEC and/or applicable states for review.
Sales literature includes product specific memoranda, summary descriptions, graphics, supplemental exhibits, media advertising, charts and pictures relating to the offering of a security and proposed to be transmitted to prospective investors and financial advisors in the promotion of CIM REIT programs. Sales literature also includes copies of any written scripts or outlines prepared for use in public sales meetings or seminars employed to discuss the offering, individually or in conjunction with other offerings.
In addition, any sales material intended to be furnished to investors orally or in writing, other than that which is used for internal purposes of the registrant, and including all sales material described above, may be required to be submitted to the SEC and/or specified individual states prior to its use. This would include all marketing memoranda sent by the Sponsor or its affiliates to broker-dealers or other sales personnel and may include material labeled “For Broker-Dealer Use Only.”
Certain materials that are solely for the purpose of training and education to broker-dealer personnel may not require filing with SEC, FINRA or individual states. The Deputy CCO will determine the filing status of all such material during the review process.
Implementation Strategy
The Deputy CCO or appropriately registered Principal is assigned to ensure submission of any materials requiring SEC and/or individual state review within the required time period. The Deputy CCO will ensure that submitted materials are held from publication or circulation until appropriate changes in response to regulatory comments specified have been completed.
Customer Account Statements and REIT or DPP Valuation FINRA Rule 2231(c) DPP and Unlisted REIT Securities.
A general securities member shall include in a customer account statement a per share estimated value of a direct participation program (DPP) or unlisted real estate investment trust (REIT) security, developed in a manner reasonably designed to ensure that the per share estimated value is reliable, and the disclosures in paragraph FINRA Rule (c)(2) as applicable.
1.For purposes of this paragraph (c), a per share estimated value for a DPP or REIT security will be deemed to have been developed in a manner reasonably designed to ensure that it is reliable if the member uses one of the following per share estimated value methodologies.
A.Net Investment
At any time before 150 days following the second anniversary of breaking escrow, the member may include a per share estimated value reflecting the “net investment” disclosed in the issuer's most recent periodic or current report (“Issuer Report”). “Net investment” shall be based on the “amount available for investment” percentage in the “Estimated Use of Proceeds” section of the offering prospectus or, where “amount available for investment” is not provided, another equivalent disclosure that reflects the estimated percentage deduction from the aggregate dollar amount of securities registered for sale to the public of sales commissions, dealer

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manager fees, and estimated issuer offering and organization expenses. When the issuer provides a range of amounts available for investment, the member may use the maximum offering percentage unless the member has reason to believe that such percentage is unreliable, in which case the member shall use the minimum offering percentage.
B.Appraised Value
At any time, the member may include a per share estimated value reflecting an appraised valuation disclosed in the Issuer Report, which, in the case of DPPs subject to the 1940 Act, shall be consistent with the valuation requirements of the 1940 Act and the rules thereunder or, in the case of all other DPPs and REITs, shall be:
ibased on valuations of the assets and liabilities of the DPP or REIT performed at least annually, by, or with the material assistance or confirmation of, a third-party valuation expert or service; and
iiderived from a methodology that conforms to standard industry practice.
2.Disclosures
A.An account statement that provides a "net investment" per share estimated value for a DPP or REIT security under paragraph FINRA Rule (c)(1)(A) shall disclose, if applicable, prominently and in proximity to disclosure of distributions and the per share estimated value the following statements: "IMPORTANT—Part of your distribution includes a return of capital. Any distribution that represents a return of capital reduces the estimated per share value shown on your account statement."
B.Any account statement that provides a per share estimated value for a DPP or REIT security shall disclose that the DPP or REIT securities are not listed on a national securities exchange, are generally illiquid and that, even if a customer is able to sell the securities, the price received may be less than the per share estimated value provided in the account statement.
7.9Record Keeping Requirements
Record Keeping Requirements (Retail and Institutional Communications) (FINRA Rule 2210(b)(4) and SEA Rule 17a-4)
All communications with the public, as outlined above, must be maintained with evidence of supervisory principal review. CCOC must maintain all materials for a period of three years from the date of last use. Included with each piece must be:
•the name of the person who prepared each item and;
•the name of the principal who approved the item, and the date the approval was given;
•the date of first use and (if applicable) the date of last use;
•for the use of any statistical table, chart, graph or other illustration used by the member in communications with the public, source data must also be maintained for the same

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period; and
•for any retail communication that includes or incorporates a performance ranking or performance comparison of a registered investment company, a copy of the ranking or performance used in the retail communication.

Implementation Strategy
The Deputy CCO or his/her designee is assigned to ensure relevant records are maintained as required in its third-party communications review system.
Record Keeping Requirements (Correspondence)
CCOC shall maintain all correspondence (hard copy and electronic) for a period of three years from the date of last use.
Implementation Strategy
The Deputy CCO or his/her designee is assigned to ensure correspondence is maintained as required.
7.10Use of FINRA Name
Limitations on Use of FINRA Name
Broker-dealers may indicate FINRA membership in conformity with FINRA By- Laws in the following ways:
1.In any communication with the public, provided that the communication complies with the applicable standards of FINRA Rule 2210 and neither states nor implies that FINRA or any other regulatory organization endorses, indemnifies, or guarantees the member’s business practices, selling methods, the class or type of securities offered, or any specific security;
2.In a confirmation statement for an over-the-counter transaction that states: “This transaction has been executed in conformity with the FINRA Uniform Practice Code.”; and
3.Upon request to FINRA, a member will be entitled to receive an appropriate certification of membership, which may be displayed in the principal office or a registered branch office of the member. The certification shall remain the property of FINRA and must be returned by the member upon request of the FINRA Board or its Chief Executive Officer.
FINRA Web Site References (“Hyperlink Requirement”)
CCOC is not required to refer to FINRA membership on any websites. However, should FINRA be mentioned, one hyperlink to www.finra.org, available in full screen, must be located in close proximity to any reference reasonably designed to draw the public’s attention to FINRA membership.
Implementation Strategy
The Deputy CCO or his/her designee is assigned to monitor and supervise any use of the FINRA

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name (or any other corporate name or facility owned by FINRA) and ensure compliance with applicable guidelines.
7.11SIPC Disclosure
Mandatory Display by Membership
While maintaining active SIPC membership, CCOC shall ensure continuous display, in a prominent place, the official SIPC symbol at the principal place of business and at any branch office.

Mandatory Inclusion of Member Advertising
Unless specifically exempted, CCOC shall ensure inclusion in all advertising, a reproduction of the official symbol or the official advertising statement or the official explanatory statement as they are defined by SIPC. When the official symbol is used on the Internet, “SIPC” shall contain a hyperlink to SIPC’s website.
Implementation Strategy
The Deputy CCO or his/her designee is assigned to monitor and supervise any use of the SIPC official symbol, official advertising statement, and official explanatory statement, and ensure appropriate use and disclosure in accordance with applicable guidelines.
7.12Senior Designations and Other Credentials
CCOC will not allow the use of any title or designation that conveys an expertise in senior investments or retirement planning where such expertise does not exist. Failure to show expertise may violate FINRA Rules, and possibly the antifraud provisions of the federal securities laws. In addition, some states prohibit or restrict the use of senior designations. FINRA Rule of Conduct 2210 prohibits brokerage firms and brokers registered with FINRA from referencing nonexistent or self-conferred degrees or credentials or from referencing legitimate degrees or credentials in a misleading manner.
Implementation Strategy
The Deputy CCO or his/her designee is assigned to approve/disapprove all requests to include professional designations, including senior designations on an ongoing basis. Final approval must be submitted to Compliance.
7.13Telemarketing Procedures/National Do-Not-Call Registry (FINRA Rule 3230)
General Telemarketing Requirements
Associates of CCOC may NOT initiate an outbound call to the following:
»    Any residence of a person before the hour of 8 a.m. or after 9 p.m. (local time at the called party's location), unless

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ñ CCOC has an established business relationship with the person
ñ A personal relationship exists between the associated person and the recipient of the call
ñ CCOC has received that person's prior express invitation or permission, or
ñ the person called is a broker or dealer;
»    Any person that previously has stated that he or she does not wish to receive an outbound telephone call made by or on behalf of CCOC; or
»    Any person who has registered his or her telephone number on the Federal Trade Commission's national do-not-call registry.
CCOC Procedures
Prior to engaging in telemarketing, CCOC must institute procedures that meet the following minimum standards:
1.Written policy.
CCOC must have a written policy for maintaining a do-not-call list.
2.Training of personnel engaged in telemarketing.
Personnel engaged in any aspect of telemarketing must be informed and trained in the existence and use of the do-not-call list.
3.Recording, disclosure of do-not-call requests.
If an associate of CCOC receives a request from a person not to receive calls from that member, that associate must record the request and place the person's name, if provided, and telephone number on the firm's do-not-call list at the time the request is made. CCOC must honor a person's do-not-call request within a reasonable time from the date such request is made. This period may not exceed 30 days from the date of such request. If such requests are recorded or maintained by a party other than CCOC on whose behalf the outbound telephone call is made, CCOC is made will be liable for any failures to honor the do- not-call request.
4.Identification of sellers and telemarketers.
Associates of CCOC making an outbound telephone call must provide the called party with the name of the individual caller, the name of CCOC, an address or telephone number at which CCOC may be contacted, and that the purpose of the call is to solicit the purchase of securities or related service. The telephone number provided may not be a 900 number or any other number for which charges exceed local or long-distance transmission charges.
5.Affiliated persons or entities.
In the absence of a specific request by the person to the contrary, a person's do-not-call request shall apply to the member making the call, and will not apply to affiliated entities unless the consumer reasonably would expect them to be included given the identification of

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the caller and the product being advertised.
6.Maintenance of do-not-call lists.
When making outbound telephone calls, associates of CCOC must maintain a record of a person's request not to receive further calls.
Wireless Communications
The provisions set forth in this Rule are applicable to CCOC and its associates making outbound telephone calls to wireless telephone numbers.
Outsourcing Telemarketing
If CCOC uses another appropriately registered or licensed entity or person to perform telemarketing services on its behalf, CCOC remains responsible for ensuring compliance with all provisions contained in this Rule.
Caller Identification Information
1.Any member that engages in telemarketing, as defined in FINRA Rule 3230, must transmit or cause to be transmitted the telephone number, and, when made available by the member's telephone carrier, the name of the member, to any caller identification service in use by a recipient of an outbound telephone call.
2.The telephone number so provided must permit any person to make a do-not-call request during regular business hours.
3.Any member that engages in telemarketing, as defined in FINRA Rule 3230, is prohibited from blocking the transmission of caller identification information.
Abandoned Calls
1.No associate of CCOC shall “abandon” any outbound telephone call. An outbound telephone call is “abandoned” if a person answers it and the call is not connected to a person associated with a member within two seconds of the person's completed greeting.
2.A member or person associated with a member shall not be liable if:
A.the member or person associated with a member employs technology that ensures abandonment of no more than three percent of all outbound telephone calls answered by a person, measured over the duration of a single calling campaign, if less than 30 days, or separately over each successive 30-day period or portion thereof that the campaign continues;
B.the member or person associated with a member, for each outbound telephone call placed, allows the telephone to ring for at least 15 seconds or four rings before disconnecting an unanswered call;
C.whenever a person associated with a member is not available to speak with the person answering the outbound telephone call within two seconds after the person's completed

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greeting, the member or person associated with a member promptly plays a recorded message that states the name and telephone number of the member or person associated with the member on whose behalf the call was placed; and
D.the member retains records establishing compliance.
These policies are intended to comply with FINRA Rule 3230, Federal Trade Commission (FTC) requirements, as well as any state restrictions. In the event that CCOC engages in telemarketing activities, the federal and state regulations and CCOC policies and procedures listed below must be followed.
The FTC and Federal Communications Commission (FCC) established requirements for sellers and telemarketers to participate in a National Do-Not-Call Registry of phone numbers that do not accept phone solicitations. As such, CCOC and its employees must avoid solicitation calls to any number on the list unless the person has an "established business relationship" with CCOC. The federal Do Not Call List used must be no older than 31 days prior to the date any call is made.
In general, national do-not-call requirements apply to residential phone numbers. In addition, the FCC includes wireless subscribers in the national registry, presuming these are residential subscribers.
State Restrictions
Certain states have enacted restrictions on telephone solicitations to residences. For example, certain states have a restrictive policy whereby individuals may ask to be included on a state-wide "do not call" list. It is the telephone solicitor's obligation to be aware of any individuals who are included on that list. Contact Compliance if you have questions regarding state restrictions.
Internal Do Not Call List
Employees are responsible for reporting the names of individuals who express their desire to be removed from future solicitations. CCOC maintains a centralized Do Not Call List that must be referenced along with any other Do Not Call registry prior to making any cold call. It is the associate’s responsibility to ensure outgoing calls are not made to anyone appearing on CCOC’s Do Not Call List.
Preclearing Telephone Numbers
All CCOC associates must preclear any telephone number that is not associated with a pre-existing relationship by sending a request to the designated individual responsible for validating the telephone numbers with the Firm’s Do Not Call provider.
7.14SEA Rule 10b-9 Representations
CCOC does not currently offer any securities on an “All-or-None” basis. Pursuant to Securities Exchange Act of 1934, Rule 10b-9(a)(1), Personnel are prohibited from making any representations that any CCOC offerings are offered or sold as such. In the event that CCOC does create such an offering, the CCO or his/her designee will update these Written Supervisory Procedures accordingly.

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Privacy Policies and Procedures (Regulation S-P)    08.00

Introduction
Regulation S-P details certain privacy rules promulgated under Section 504 of the Gramm-Leach Bliley Act, which requires the SEC, and other federal agencies to adopt rules implementing notification requirements and restrictions on a financial institution’s ability to disclose personal non-public information about its consumers and/or customers.
In addition to the policies and procedures outlined below, CCOC associates are also required to follow any relevant state privacy regulations.
8.1Designations/Responsibilities for Regulation S-P Procedures
CCOC has assigned certain responsibilities to the CCO or his/her designee for the proper execution of Regulation S-P related policies and procedures. The CCO or his/her designee shall be CCOC’s central point of contact for any/all communications with regulatory agencies regarding CCOC’s privacy policies and procedures.
8.2Privacy Notifications
Definitions
Customer: Under the Rule, a “customer” is defined as any consumer who has a “customer relationship” with a financial institution. As such, customers should be issued initial privacy notices no later than the establishment of a customer relationship.
Consumer: Under the Rule, a “consumer” is defined as any individual (or his or her legal representative) who obtains, from a financial institution, financial products, or services that are to be used primarily for personal, family, or household purposes. As such, consumers should be issued initial privacy notices before the disclosure of any personal non-public information about the consumer to any nonaffiliated third parties.
8.3Initial Privacy Policy Notification
Any broker-dealer, investment company or investment adviser firm registered with the SEC under the Investment Advisers Act of 1940, is not required to provide an initial privacy notice under the following conditions:
»    When CCOC does not disclose any personal non-public information about the consumer to any nonaffiliated 3rd party; and
»    CCOC does not have a customer relationship with a consumer as in the case of effecting a transaction, opening an account (introducing broker-dealer or otherwise), or enters into an advisory contract.
When CCOC does engage with “consumers” or “customers,” the Firm will fulfill its initial Privacy Policy notification requirements. Furthermore, CCOC’s Privacy Notice is included with the New Account Form.

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8.4Annual Privacy Policy Notification
A broker-dealer is not required to provide an annual privacy notice under the following conditions:
»    There is no “customer;”
»    A closed customer account;
»    The termination of a customer’s investment advisory contract;
»    A customer is no longer the owner of record for securities the Firm has issued (for investment companies registered under the 1940 Act); and
»    If an Investment Company’s customer is determined to be a lost security holder as defined in 17 CFR 240.17a-24(b).
Additionally, according to the FAST Act, the amendment provides an exception to the annual delivery requirement for any financial institution that satisfies the following two criteria:
»    the financial institution does not share nonpublic personal information with nonaffiliated third parties (other than as permitted under certain enumerated exceptions, e.g., to service providers who perform services on behalf of the financial institution, or as necessary to administer a transaction requested or authorized by an individual); and
»    the financial institution has not changed its privacy policies and practices from the policies and practices that were disclosed in the most recent privacy notice sent to individuals.
When CCOC does engage with “consumers” or “customers,” the Firm will fulfill its annual Privacy Policy notification requirements. CCOC’s Privacy Policy is included with its New Account Form which is provided at the inception to all customer relationships, is provided on its public website and will be mailed to customers according to applicable regulations.
8.5Regulation S-AM Compliance
When CCOC engages in business activities with “consumers” or “customers”, the Firm will not disseminate eligibility information to any affiliate for the purpose of making a marketing solicitation unless:
1.the potential marketing use of that information has been clearly, conspicuously and concisely disclosed to the consumer;
2.the consumer has been provided a reasonable opportunity and a simple method to opt out of receiving the marketing solicitations; and
3.the consumer has not opted out. CCOC will also develop and implement procedures specific to consumer notice and opt out requirements, scope and duration of the opt out, contents of the opt out notice, and the delivery of the opt out notice as well as the method in which consumers may opt out.

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8.6Re-disclosure and Reuse of Personal Non-Public Information
If CCOC receives personal non-public information provided under Section 502(e) of the GLB Act (exceptions), it may disclose the information to its affiliates or to the affiliates of the financial institution from which it received the information. CCOC may also disclose and use the information under the same type of exceptions in the ordinary course of business to carry out the activity covered by the exception under which the institution received the information. Any affiliates of CCOC may disclose and use the information, but only to the extent permissible to the Firm.
If CCOC receives personal non-public information outside one of the Section 502(e) exceptions, it may disclose the information to the following:
»    Its affiliates;
»    The affiliates of the financial institution that made the initial disclosure; and
»    Any other person if the disclosure would be lawful if made directly by the financial institution from which the information was received.
If a third party receives information from CCOC outside one of the Section 502(e) exceptions, the third party may disclose the information to its affiliates or to the affiliates of the Firm. The third party also may disclose to any other person if the disclosure would be lawful if made by the BD, fund, or registered adviser. The third party’s affiliates may disclose and use the information to the same extent permissible for the third party.
Implementation Strategy
The CCO or his/her designee is assigned to review any disclosure of non-public information received by CCOC. Any disclosure of non-public information shall be in accordance with Regulation S-P.
8.7Clean Desk Policy
CIM’s Clean Desk Policy is designed to improve the security and confidentiality of information relating to our Firm and more importantly, its customers. Following this Policy reduces the risk of information theft, fraud, or a security breach caused by sensitive information being left unattended and helps ensure that material non-public Information is not inadvertently exposed to unauthorized parties.
Office Space Policy
»    Computer workstations and laptops must be locked when your work area is unoccupied.
»    Employees must ensure that all sensitive/confidential materials are either locked away or placed in the proper disposal shredding bins.
»    Any non-public, confidential or sensitive company or customer information must be removed from the desk and put away when desk is unoccupied or at the end of the day. This includes any records that contain personally identifiable information of customers and employees, banking and account information, and confidential trade secrets.

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»    At the end of the of the working day, the employee is expected to tidy up their desk and put away all company or customer-related documents.
»    Passwords may not be written down and/or visible near computer workstation.
»    All printers and fax machines must be cleared of papers as soon as they are printed; employees should consider limiting the use of printed items and instead, manage records accordingly on secure internal networks.
»    Keys used to access locations with sensitive/confidential information, such as filing cabinets, desk drawers or mailboxes, must be secured.
»    Laptops should never be left unattended in common or unsecured areas and always be taken home with the employee when leaving the office.
Remote Work Policy
»    Maintain boundaries with your home workspace - do not allow family/children to use your work computer for personal use. Lock your computer when not in use.
»    Do not leave work documents out in the open. Shred any documents after you have finished with them. If you do not have a shredder, store documents in a box or bag to be brought to the office for shredding when we return. Do not toss them in your regular refuse as they may contain, personal, private, confidential, and/or proprietary information.
» Be mindful about your conversations while working remotely and respect the confidentiality of non-public information. Please move devices (e.g., Google Home, Amazon Alexa) that may record audio, away from business office setups or where a confidential conversation is being held.
Implementation Strategy
The CCO or his/her designee will work with department leaders to request periodic reports on compliance with the Clean Desk Policy. In addition, members of the Compliance Department will also spot check physical locations for compliance with the policy. Reports and findings of these observations will be reviewed and maintained for recordkeeping.
8.8Cybersecurity - Safeguarding Non-Public Information
In accordance with SEC Rule 30 of Regulation S-P, CCOC, has adopted certain policies and procedures that address the administrative, technical, and physical safeguards for the protection of non-public information and mitigation of identity theft. These policies and procedures are designed to ensure the security and confidentiality of non-public records and information, protect against anticipated threats or hazards as well as unauthorized access to non-public records or information that may result in harm or inconvenience. Additionally, certain registered representatives and principals serve on a cybersecurity committee of the parent organization. Participation in this committee provides an opportunity to raise issues of importance from the Broker Dealer to the parent organization related to Cybersecurity and maintain a line of communication to keep Broker Dealer personnel aware of ongoing efforts and identified risks.

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CCOC utilizes Meraki infrastructure to provide core & access switching capabilities for level 2 & 3 routing within the Local Area Network (LAN). All perimeter connections to the Internet are secured by Palo Alto firewalls that also provide web filtering and anomaly detection. In addition, Rapid7 managed service is used for vulnerability management and threat detection from log analytics. All sensitive information is stored in CCOC’s enterprise document management system hosted by iManage. Access to documents is restricted using Active Directory secure access groups, which are governed through IT general controls processes.
Workstations, Mobile Computing Devices (Laptops), Tablets and Cell Phones
CCOC workstations and laptops are kept up-to-date on operating system & application service packs, hot fixes & patches through the use of a Microsoft’s System Center Configuration Manager (SCCM) server. All workstations are equipped with Cylance’s endpoint protection. All workstation and laptop hard drives are encrypted and local data is only accessible by the authorized user. Additional security controls are in place at the network level to prevent the exploitation of workstations and laptops further enhancing the security of the systems.
CCOC cell phones and tablets are kept up-to-date on operating systems & applications using the Microsoft Intune mobile devices management (MDM) solution. Devices may not be jailbroken, must have passcodes in place, and other company mandated requirements. In addition, all cell phones and tablets are encrypted and local data is only accessible by the authorized user.
Note: Electronic business communications must be conducted through CCOC’s established e-mail system or other approved systems and applications.
In the event that a portable device, including laptop, cell phone or tablet, is lost or stolen, the associate is required to immediately notify the IT Helpdesk and their manager. The IT Department will make attempts to remotely wipe the device and require password changes on all system accounts.
Email
CCOC’s e-mail system utilizes Microsoft’s Office 365 Exchange Online. All e-mail is relayed through Proofpoint Secure Mail Gateway services where all inbound and outbound messages are scanned for viruses and malicious code. CCOC also leverages Proofpoint’s email encryption service to allow sensitive information to be securely transmitted over email. TLS Encryption will be implemented with trusted business partners to ensure that all email is encrypted in transit.
An essential tool (in additional to all of the various security measures in place at the network and workstation levels) used to protect investors’ personally identifiable information when sending messages outside of the Firm is E‐mail Encryption. The Firm utilizes SecureMail by Proofpoint to encrypt documents that are sent electronically.
In order to use this feature, the user must type the word [Encrypt] in the subject line or body of the e‐ mail. Recipients will be presented with a message informing them to create a SecureMail account in order to access the encrypted e‐mail.

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Note: Registered personnel are required to use this feature any time they are sending data electronically that includes an investor’s name along with another piece of personally identifiable information such as an account number or social security number.
“Phishing” via Email
In addition to CCOC’s passive and active cybersecurity monitoring, the Firm also deploys a manual tool for the reporting of suspected phishing emails. Associated persons who suspect that they have received suspicious emails can immediately and safely isolate and report suspected “phishing” emails through the PhishAlarm Outlook add-in. When an associated person clicks on “Report Phish” within Outlook, the highlighted suspicious message is deleted from his/her inbox, and immediately sent to the IT Department for evaluation.
Licensing of Certain IT Department Personnel
FINRA Rule 1220 (b)(3)(A)(ii) requires certain classes of individuals responsible for approving or authorizing the business security requirements and policies for information technology (including systems and data) to obtain and maintain the Series 99 license. This also applies to individuals who define and approve information entitlement policies in connection with the covered functions. The CCO shall be responsible for ensuring such individuals have or immediately obtain such licensing.
Wireless
All CCOC wireless access points use AES encryption through the use of WAP2 Enterprise to ensure the secure transmission through this medium. Users are authenticated to the wireless network through their Active Directory account prior to access being granted.
Remote Access
CCOC provides remote access through Virtual Private Networking (VPN) & Microsoft Remote Desktop, protected by DUO two-factor authentication. In light of the need for company-wide work from home protocols, both access options are provided to CCOC associates and strictly managed by the company’s IT personnel. VPN functionality is provided through the Palo Alto firewall. Users must be approved for remote access by their respective department head and IT Security prior to access being granted.
Breach of Confidential Information
Should any breach of confidential information occur, upon becoming aware of the breach, the CCO shall be immediately notified to ensure completion of an investigation of the breach and compliance with any applicable federal, state and/or territory rules and/or regulations requiring disclosure of the breach.
Implementation Strategy
The CCO has been assigned to ensure compliance with Regulation S-P and the safeguarding of non-public information. The CCO may be assisted by information technology experts within the CIM organization. All new technologies will be reviewed prior to implementation to ensure appropriate safeguards are in place.

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Product Review & Other Selling Relationships    09.00

Introduction
CCOC has developed procedures reasonably designed to ensure the wholesaling and direct recommendation of only approved products of CIM Group or its affiliates in compliance with federal, state and SRO rules and regulations. As the affiliated broker-dealer of CIM Group, CCOC is limited to engaging in solicitation and offering activities of affiliated funds or other investments. As a result of this affiliate relationship CCOC has access to and is engaged in the formation process of these proprietary offerings which provides insight into their risks, limitations, and objectives, as well as the opportunity to provide feedback during this process.
9.1New Product Reviews
As required by FINRA Rule 3110, CCOC shall not introduce a new product to the marketplace before it is thoroughly vetted from a regulatory as well as a business perspective. New products shall be defined as any public offering and any new structure types offered by way of private placement. New products may also include existing structures that contain unique features (i.e. risk characteristics), and any others that CCOC believes warrant additional vetting. This will generally not include Club Deals, Co- Investments, Joint Ventures, Separately Managed Accounts, or other similar structures as they are intentionally limited in distribution to a small number of highly sophisticated investors, and whose terms may be unique to the investor(s) involved. While individuals associated with the development and placement of these deals may be associated persons, they do not otherwise involve CCOC. Additionally, CCOC will consider the impact to the Duty of Care and Disclosure Obligations under the SEC’s Regulation Best Interest Rule when conducting new product reviews. (11.1)
When conducting a review of a Feeder Fund, Parallel Fund, etc. related to a previously approved offering, product due diligence may rely upon previously reviewed information when conducting the due diligence review for the new related offerings.
Starting in 2020, CCOC established a Product Review Committee that includes, but is not limited to members of, Legal, Compliance, Operations, Sales, Due Diligence, and Finance with assistance from other members of senior management and shall be responsible for performing the initial review of each new CIM product for which CCOC is considering engaging in some form of selling agreement of other form of contractual obligation. The Committee members may also be assisted by internal and/or external due diligence resources.
The Product Review Committee may consider where applicable a series of items including but not limited to (or a sub-set thereof):
»    risk factors (e.g., liquidity, interest rates, foreign markets, etc.),
»    marketing considerations,
»    investment objectives,
»    legal considerations,
»    target audience,

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»    manager assumptions,
»    cost, fees and tax considerations,
»    compensation,
»    product structure and complexity,
»    impact to operations,
»    financial condition of the issuer,
»    manager experience,
»    and development of in-house training programs for the product.
Examples of additional factors which may be evaluated by the Product Review Committee could include:
»    Is the product new to the marketplace or CCOC?
»    Will the product be offered by representatives who have not previously sold the product?
»    Does the product require material operational or system changes, such as third-party administrators?
»    Have there been any regulatory or legal issues for the distributor or sponsor that would impact the distribution of the product?
»    Would the product involve a new or significant change in wholesaling practices?
»    Does the product raise conflicts that have not previously been identified and addressed?
When evaluating a CIM product during the review process, other factors may include existing reputation in the industry, disciplinary history, current and/or existing contractual obligations, and totality of facts and circumstances involving the issuer and offering.
Additionally, on a quarterly basis the Product Review Committee will be provided an update on the status of all open and recently closed CIM Group offerings.
Implementation Strategy
The Product Review Committee will ensure observance of CCOC’s procedures for new product reviews. The Committee has authority to initially approve or disapprove each product and to change the initial determination at any time. Written evidence (approval/disapproval) for the basis of the decision shall be maintained for review.

9.2Ongoing Product Reviews
The Product Review Committee shall review on a quarterly basis each CIM product for which CCOC engages in some form of active promotion, selling agreement or other form of active wholesaling contractual obligation.

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Quarterly product reviews, may consider the following:
»    Prospectus or Other Updates;
»    Complaints and Grievances;
»    Updated Company/Vendor Information;
»    Updated Approved Product Categories;
»    Updated Contracts and Agreements;
»    Updated Sales and Marketing Materials;
»    Updated Company/Vendor Background Information; Disclosure Adequacy and Accuracy.

Implementation Strategy
The Product Review Committee will complete regular reviews for each CIM product for which CCOC engages in some form of promotion or selling agreement. These reviews may be completed via email or other electronic means.
9.3Marketing Material Review
Any marketing communications produced by a sponsor and distributed by CCOC shall be reviewed in accordance with the Firm’s procedures for Communications with the Public (see Section 7 above).
9.4Master List of Approved Products
CCOC shall maintain a master list of all approved products for recordkeeping purposes. On an as needed basis, CCOC will match and reconcile current and approved products to ensure compliance with the FINRA Membership Agreement.
As previously noted, CCOC will not engage in or enter into any agreement or contractual obligation involving any products/service that the Firm is not currently approved to conduct in accordance with the most recent FINRA Membership Agreement.
Implementation Strategy
Compliance will maintain a master list on behalf of the Product Review Committee to be updated on an as needed basis.
9.5Dealer Manager Agreements
The Business Development team shall review and maintain copies of selling and/or sales agreements involving any/all private placements, direct participation programs, limited partnerships or other relevant investment products for which CCOC engages in some form of selling agreement or other form of active wholesaling contractual obligation. The Business Development team may receive assistance from Legal and/or Compliance in completing their review.

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Implementation Strategy
In the event that CCOC receives documentation and/or materials on a new proposed product, the Business Development team, with assistance from Legal and/or Compliance (if required) will thoroughly review any/all agreements, contracts or other contractual obligations as well as product due diligence before entering into such agreement or contract and adding the proposed product to the master list of approved products. A signed and dated agreement shall be included with all reviewed and approved documentation as evidence of such review.
9.6Selected Dealer Agreements
The Business Development team will be responsible for conducting due diligence on independent selling firms (“Selected Dealers”) that wish to execute selling agreements and distribute CIM Group products on their respective platforms. The Business Development team shall ensure that FINRA’s BrokerCheck system is utilized to determine whether a prospective selling firm and/or principals of such firms have any disclosures (arbitration/litigation, criminal, regulatory, etc.) that indicate the selling firm may have questionable sales practices. Upon approval of any Selected Dealer, the Business Development Team will notify Compliance to conduct any additional review/screening. Other publicly available search tools may be utilized as well to ascertain whether there may be any other negative history concerning sales practices. In the event that the Business Development team determines there are significant disclosures that may raise sales practice related concerns, including disqualifications under the provisions of the SEC’s Bad Actor Rule 506(d), the Business Development team shall consult with the CCO, and other key management personnel to determine whether a selling agreement will be executed or maintained with the selected dealer.
Ongoing due diligence will be conducted by a member of the compliance team leveraging an independent monitoring platform. In addition, an OFAC search will be conducted to ensure that CIM does not do business with any prospective selling firms that are on the OFAC list. An OFAC search will be conducted annually thereafter.
Selected Dealer Responsibilities
CCOC, when acting in a wholesaling capacity, provides information to Selected Dealers and/or RIAs, through either Selected Dealer Agreements or other arrangements relating to the CIM Group offerings respectively. Other agreements and arrangements relating to the CIM Group offerings are discussed further below.
When acting pursuant to a Selected Dealer Agreement, CCOC ensures that each Selected Dealer has entered into a product specific agreement clarifying regulatory responsibilities, including suitability and best interest requirements. Therein, it is the responsibility of these Selected Dealers to make all reasonable efforts to ensure that, based on all available information provided by the participating client, that:
» The Selected Dealer has reasonable grounds to believe that their participating client is or will be in a financial position appropriate to enable him/her to realize to a significant extent the benefits described in the prospectus/offering memoranda, including the tax benefits where they are a significant aspect of the program;
» The Selected Dealer’s client has an adequate fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

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»    The program is suitable for and/or in the best interest of the Selected Dealer’s client.

Subscription Agreements
Participation in DPP and/or REIT transactions may include the issuance of signed subscription agreements which document suitability. Subscription agreements shall contain all required suitability information. Pursuant to Selected Dealer Agreements, Selected Dealers are responsible for ensuring accurate completion of any subscription agreement and/or suitability questionnaire.
Prospectus/Offering Memoranda
Each Selected Dealer is responsible for providing a prospectus/offering memoranda to their clients for DPP and/or REIT transactions prior to, or in conjunction with, confirmation of purchase.
Implementation Strategy
CCOC has assigned the Business Development team to ensure receipt of signed Selected Dealer Agreements for all DPP and/or REIT transactions in which CCOC acts as Dealer Manager. CCOC does not approve transactions or otherwise determine suitability for clients of Selected Dealers. Suitability shall be determined, pursuant to the selling agreement, by each Selected Dealer. CCOC will not make a final suitability determination for a client of a Selected Dealer.
9.7Other Agreements & Arrangements
Other Agreements Relating to CCO Group Offerings
When engaging in a wholesaling capacity for a RIA placing business in a CIM operated securities product, CCOC shall ensure that the RIA is using a Platform which has entered into an agreement relating to the CCO Group offerings or CCOC will take reasonable steps to ensure there is an appropriate custodian for the investment.
Pursuant to the Investment Advisors Act, RIAs are classified as fiduciaries and owe their clients a duty to provide investment advice that is in the best interest of their clients. This duty generally requires a RIA to determine that the investment advice it gives to a client is appropriate for the client, taking into consideration, at a minimum, the client’s financial situation, investment experience, and investment objectives.
Subscription Agreements
Participation in DPP and/or REIT transactions may include the issuance of signed subscription agreements which document suitability. Subscription agreements shall contain all suitability information as required by applicable states. As discussed above, RIAs are classified as fiduciaries and are therefore responsible for ensuring accurate completion of any subscription agreement and/or suitability questionnaire.

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Prospectus/Offering Memorandum
Each RIA is responsible for providing a prospectus/offering memorandum to their investors for DPP and/or REIT transactions prior to, or in conjunction with, confirmation of purchase.
Implementation Strategy
CCOC has assigned the CCO or his/her designee to confirm the status of each RIA. CCOC does not approve transactions or otherwise determine suitability for clients of RIAs. Suitability shall be determined by each RIA pursuant to the fiduciary responsibilities of RIAs. CCOC will not make a final suitability determination for a client of a RIA.
9.8Termination/Cancellation Procedures
In the event that CCOC and/or the Selected Dealer cannot meet any of the substantive requirements or expectations as stipulated in the prescribed contract, the contract may be suspended, terminated or cancelled in accordance with the termination provisions of the agreement. Notifications of suspension, termination or cancellation with be disseminated to appropriate CCOC personnel.
Implementation Strategy
The Business Development team shall review all Dealer Manager and other agreements for compliance with internal policies and other procedures. All termination/cancelation materials shall be maintained by a member of the Business Development team for review.

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Direct Participation Programs and Real Estate

Investment Trusts    10.00
Introduction
CCOC has implemented the following procedures to ensure proper supervision and compliance when acting as dealer manager and/or sales agent for CIM Group securities products. CIM sponsors Direct Participation Program (DPP) and/or Real Estate Investment Trust (REIT) securities products in accordance with applicable federal, state, Self-Regulatory Organization (SRO) rules and regulations.
All CIM Group offerings of real estate securities are offered through either independent third-party broker-dealers (Selected Dealers) pursuant to Selected Dealer Agreements or independent third-party broker-dealer platforms (Platforms), which have entered into other agreements relating to the CIM Group offerings. In limited instances, CCOC may establish and maintain retail customer accounts in connection with the offering of such real estate products on an accommodation basis for those investors that are not customers of a Selected Dealer or Platform. In addition, certain associated persons in the sales and distribution teams are engaged in the sales/marketing of CIM-managed urban real asset private placements to institutions and high net worth individuals.
The following sections are applicable to CCOC’s position as dealer manager and/or sales agent for CIM offerings.
10.1Key Definitions
Direct Participation Program: In accordance with FINRA Rule 2310), a Direct Participation Program (DPP) is defined as a program which provides for flow-through tax consequences regardless of the structure of the legal entity or vehicle for distribution including, but not limited to the following:
»    Oil and gas programs;
»    Equity real estate programs;
»    Low income housing tax credit programs;
»    Mortgage programs;
»    Venture capital funds;
»    Equipment leasing programs; and
»    Other programs of a similar nature, regardless of the industry represented by the program, or any combination thereof.
Real Estate Investment Trust: In accordance with FINRA Rule 2231(d)(4), a Real Estate Investment Trust (REIT) refers to the publicly issued equity securities of a real estate investment trust as defined in Section 856 of the Internal Revenue Code but does not include securities on deposit in a registered securities depository and settled regular way or securities listed on a national securities exchange. REITs are pass- through entities that offer investors an equity interest in a pool of real estate assets, including land, buildings, shopping centers, hotels and office properties.

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Private Funds: Currently, CIM Group’s private fund offerings are Reg D offerings conducted in compliance with SEC Rule 506(b) and in most cases are intended to be offered only to Qualified Purchasers*. Additionally, Rule 506(b) prohibits the general solicitation and advertising of these securities. As such, CIM Group does not produce public advertising materials for its private funds. Most importantly, CCOC associates are prohibited from making any statements, publicly or in writing, that could be considered a general solicitation of any CIM Group private fund offerings. This includes any communication that could be considered “priming” the market for interest in these private funds.
*Qualified Purchasers Include:
»    a person with not less than $5 million in investments;
»    a company with not less than $5 million in investments owned by close family members;
»    a trust, not formed for the investment, managed by Qualified Purchaser(s);
»    an investment manager with not less than $25 million under management;
»    a company with not less than $25 million of investments; or
»    a company (regardless of the amount of such company’s Investments) beneficially owned exclusively by Qualified Purchasers.
10.2Organization and Offering (“O&O”) Fees, and Operating Expenses
Fair and Reasonable Organization and Offering Fees
CCOC will not underwrite or participate in the public offering of a DPP or REIT if the O&O fees are not considered fair and reasonable in accordance with FINRA Rule 2310(b)(4).
In accordance with FINRA Rule 2310(b)(4) and the NASAA Statement of Policy Regarding REITs, the O&O expenses paid in connection with each CIM non-traded REIT’s formation or the syndication of the shares shall be reasonable and shall in no event exceed the amount equal to 15% of the proceeds raised in each non-traded REIT offering operated by CCO Group.
Each REIT currently in offering utilizes certain processes on an ongoing basis to track the available O&O expense reimbursement capacity in order to ensure that the total O&O expenses reimbursed to the REIT’s advisor as of the closing of the offering will be limited to an amount that does not exceed 15% of the gross proceeds of the offering, as required by FINRA Rule 2310.
Accounting personnel for each such REIT maintain a schedule of O&O reimbursements which is used to track the available O&O expense reimbursement capacity, as well as the total O&O expenses reimbursed or accrued by the REIT. The O&O reimbursements schedule is subjected to regular review and reconciliation, and prior to any reimbursement payment by any of the REITs, the O&O reimbursements schedule for such REIT is reviewed by accounting managers, who compare the O&O schedule to the REIT’s internal equity support schedule (which is reconciled to the general ledger on a monthly basis). In addition, on a monthly basis, the calculated number of shares issued is reconciled to a report from DST showing the REIT’s total outstanding shares. These reconciliations are also reviewed by an accounting manager.
At the end of each calendar year, a comprehensive review of O&O reimbursement calculations will be performed (in addition to the comprehensive review that is performed in connection with the closing

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of each offering) in order to confirm compliance with the limitations set out in FINRA Rule 2310.
The total operating expenses of each CCO Group non-traded REIT shall be deemed to be excessive if they exceed in any fiscal year the greater of 2% of its average invested assets or 25% of its net income for any such year. The independent trustee (defined by the NASAA Statement of Policy Regarding REITs as the independent director(s) of such non-traded REIT) shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitation unless such independent trustees shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the trustees.
Acceptance of Cash/Non-Cash Compensation
CCOC is prohibited from accepting any cash compensation unless all of the following conditions are satisfied:
»    All compensation is paid directly to CCOC in cash and the distribution, if any, of all compensation to the Firm’s associated persons is controlled solely by the Firm;
»    The value of all compensation to be paid in connection with an offering is included as compensation to be received in connection with the offering;
»    Arrangements relating to the proposed payment of all compensation are disclosed in the prospectus or similar offering document; and
»    The value of all compensation paid in connection with an offering is reflected on the books and records of the recipient member as compensation received in connection with the offering.
Implementation Strategy
The FINOP is assigned to reasonably monitor CCOC’s participation in DPPs and REITs as to check for offering fees that may be considered unfair and unreasonable on a case-by-case basis. All organization and offering fees will be reviewed in accordance with current FINRA guidelines. When reviewing the amount of compensation, the FINOP will review all items of compensation paid by the program to underwriters, broker-dealers, or affiliates thereof, including, but not limited to, sales commissions, wholesaling fees, due diligence expenses, other underwriter’s expenses, underwriter’s counsel’s fees, securities or rights to acquire securities, rights of first refusal, consulting fees, finder’s fees, investor relations fees, and any other items of compensation for services of any kind or description. The FINOP shall sign and date the quarterly financial packet as evidence of review.
The CCO or his/her designee is assigned to reasonably monitor for the receipt of cash/non- cash compensation by CCOC and/or its associated persons. Any unauthorized acceptance of cash/non-cash compensation shall be documented and brought to the attention of the President for appropriate action.

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Member Private Offerings and Private Placements Background
Two FINRA rules require firms to file certain offering documents and information about the issuer, the offering terms, and the firms selling the private placement with FINRA.
»    FINRA Rule 5122 (Member Private Offerings) requires firms that offer or sell their own securities or those of a control entity to file with the Corporate Financing Department a private placement memorandum, term sheet or other offering document at or prior to the first time the documents are provided to any prospective investor.
»    FINRA Rule 5123 (Private Placements of Securities) requires firms to file with FINRA’s Corporate Financing Department within 15 calendar days of the date of first sale of a non-public offering in reliance on an available exemption from registration under the 1933 Act, any private placement memorandum, term sheet or other offering document, and, effective October 1, 2021 any retail communication (as defined in Rule 2210) that promotes or recommends the private placement, or any material amended versions thereof, used in connection with the sale, or indicate that no such offerings documents were used.
There is an exemption from the filing requirements under FINRA Rules 5122(c)(1)(B) and 5123(b)(1)(B), for the private offerings that are sold solely to Qualified Purchasers as defined in Section 2(a)(51)(A) of the 1940 Act.
Designated Supervising Principal
The Firm engages in a private placement of unregistered securities issued by us or a control affiliate. As such, the CCO or his/her designee will take reasonable steps to ensure that we are in full compliance with FINRA Rule 5122 and/or FINRA Rule 5123.
FINRA Rule 5122
The CCO is responsible for ensuring the following requirements of FINRA Rule 5122 are met:
No member or associated person may offer or sell any security in a Member Private Offering unless the following conditions have been met:
1.Disclosure Requirements
A.If an offering has a private placement memorandum or term sheet, then such memorandum or term sheet must be provided to each prospective investor and must contain disclosures addressing:
i.intended use of the offering proceeds; and
ii.offering expenses and the amount of selling compensation that will be paid to the member and its associated persons.
B.If an offering does not have a private placement memorandum or term sheet, then the member must prepare an offering document that contains the disclosures required in paragraph (b)(1)(A)(i) and (ii) and provide such document to each prospective investor.

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2.Filing Requirements
A member must file the private placement memorandum, term sheet or such other offering document with the Corporate Financing Department at or prior to the first time the document is provided to any prospective investor. Any amendment(s) or exhibit(s) to the private placement memorandum, term sheet or other offering document also must be filed with the Department within ten days of being provided to any investor or prospective investor. See note on exemption above.
3.Use of Offering Proceeds
For each Member Private Offering, at least 85% of the offering proceeds raised must be used for business purposes, which shall not include offering costs, discounts, commissions or any other cash or non-cash sales incentives. The use of the offering proceeds also must be consistent with the disclosures required in paragraph (b)(1).
If, in connection with the offer and sale of any security in a Member Private Offering, a member or associated person discovers after the fact that one or more of the conditions listed above have not been met, the member or associated person must promptly conform the offering to comply with this Rule.
FINRA Rule 5123
The CCO is responsible for ensuring the following requirements of FINRA Rule 5123 are met:
Each member that sells a security in a non-public offering in reliance on an available exemption from registration under the 1933 Act ("private placement") must: (i) submit to FINRA, or have submitted on its behalf by a designated member, a copy of any private placement memorandum, term sheet or other offering document, and, effective October 1, 2021 any retail communication (as defined in Rule 2210) that promotes or recommends the private placement including any materially amended versions thereof, used in connection with such sale within 15 calendar days of the date of first sale; or (ii) notify FINRA that no such offering documents were used. Members must provide FINRA with the required documents or notification and related information, if known, by filing an electronic form in the manner prescribed by FINRA.
This filing requirement does not apply to private placements offered only to Qualified Purchasers as defined in Section 2(a)(51)(A) of the 1940 Act. See note on exemption above. In connection with conducting due diligence on each proposed private placement, the Firm’s compliance department will review the offering to determine whether any filings need to be made with FINRA’s Corporate Financing Department. If such offering documents need to be filed, then the Firm’s compliance department will ensure that such filing is made within 15 calendar days of the date of the first sale, and meets any other requirements of FINRA Rule 5123. If the offering does not use any such offering documents, then the Firm’s compliance department will notify FINRA in accordance with the requirements of FINRA Rule 5123. The Firm’s compliance department will also review any such offering documents to ensure that any materially amended versions thereof are filed with FINRA in accordance with the requirements of FINRA Rule 5123.
Escrow Account
In those instances, in which the Firm markets the sale of private placements offered with any kind of contingency (i.e. all-or-none, minimum/maximum, etc.), the CCO will ensure that an escrow account is

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established for the offering that complies with the requirements of SEC Rule 15c2-4. In that regard, the CCO will ensure that the Firm obtains and maintains a copy of the escrow agreement. If a proper escrow account is not established, the CCO will take steps to arrange for the issuer affiliate to establish an escrow account. In those instances, in which the Firm markets the sale of private placements offering with no contingency, the Firm will require that customer subscription checks be made payable to the issuer affiliate.
Regulation D – 506
Rule 506 of Regulation D is considered a "safe harbor" for the private offering exemption of Section 4(a)(2) of the Securities Act. Companies relying on the Rule 506 exemption can raise an unlimited amount of money. There are actually two distinct exemptions that fall under Rule 506.
Under Rule 506(b), a company can be assured it is within the Section 4(a)(2) exemption by satisfying the following standards:
»    The company cannot use general solicitation or advertising to market the securities;
»    The company may sell its securities to an unlimited number of "accredited investors" and up to 35 other purchases. Unlike Rule 505, all non-accredited investors, either alone or with a purchaser representative, must be sophisticated—that is, they must have sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment;
»    Companies must decide what information to give to accredited investors, so long as it does not violate the antifraud prohibitions of the federal securities laws. But companies must give non-accredited investors disclosure documents that are generally the same as those used in registered offerings. If a company provides information to accredited investors, it must make this information available to non-accredited investors as well;
»    The company must be available to answer questions by prospective purchasers; and
»    Financial statement requirements are the same as for Rule 505.
Under Rule 506(c), a company can broadly solicit and generally advertise the offering, but still be deemed to be undertaking a private offering within Section 4(a)(2) if:
»    The investors in the offering are all accredited investors; and
»    The company has taken reasonable steps to verify that its investors are accredited investors, which could include reviewing documentation, such as W-2s, tax returns, bank and brokerage statements, credit reports and the like.
Purchasers of securities offered pursuant to Rule 506 receive "restricted" securities, meaning that the securities cannot be sold for at least a year without registering them.
Companies relying on the Rule 506 exemption do not have to register their offering of securities with the SEC, but they must file what is known as a "Form D" electronically with the SEC after they first sell their securities. Form D is a brief notice that includes the names and addresses of the company’s promoters, executive officers and directors, and some details about the offering, but contains little other information about the company. If you are thinking about investing in a Regulation D offering, you should obtain a copy of the company’s Form D available from the EDGAR database.

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An accredited investor, in the context of a natural person, includes anyone who:
»    earned income that exceeded $200,000 (or $300,000 together with a spouse) in each of the prior two years, and reasonably expects the same for the current year, OR
»    has a net worth over $1 million, either alone or together with a spouse (excluding the value of the person’s primary residence).
Should the issuer engage in a Regulation D offering that includes non-accredited investors, the CCO or designee is responsible for overseeing the tracking of the 35 non-accredited investors by the issuer.
10.3Facilitating Introductions for Third Party Transfers
From time to time in the ordinary course of business, registered representatives of CCOC may become aware of existing institutional investors who wish to redeem their investment in CIM private offerings. Due to the nature of the various redemption structures of these funds, registered representatives may introduce these existing investors to other current or known interested institutional investors so that these two parties could independently negotiate a sale of the private fund.

Registered representatives should not present opportunities for secondary transactions where there are not known/existing interests from current shareholder to redeem and prospective investor interest in the same CIM private fund offering. As such, the following conditions would need to be met to reasonably ensure that the activity remains a third-party introduction and would not be viewed as engaging directly in a reportable secondary transaction:
•The funds involved would be private placement funds under Regulation D of the Securities Act.
•The current investor and the potential investor must qualify as an “institutional” investor under the FINRA Rule 4512 definition.
•No recommendation should be made by any associated person of CCOC to engage or not engage in the transfer of interest.
•The current investor must have previously expressed an interest in liquidating all or part of their fund position.
•The potential investor must have expressed an interest in purchasing the fund or fund of a similar strategy.
•A registered representative of CCOC would facilitate an introduction of the parties only upon both agreeing in writing that their contact details could be shared with one another. This can be done via email with copies retained in Salesforce.
•Neither CCOC nor any CCOC associate would receive any commission, brokerage or finder’s fee for the introduction.
•Neither CCOC nor CIM would participate in any price negotiations between the investors.
•CCOC would not solicit information regarding the price of the transaction.
•CCOC would not be acting in a principal capacity.
•CCOC would not be representing either party in the transaction or serving in any agency capacity.
•Transfer instructions would be processed by the fund.
•Information necessary for the buyer to make a determination would be provided by the fund.
•Transfers by way of this type of introduction will be infrequent and not a material part of CCOCs business.

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•A registered representative would memorialize CCOC activity related to the introduction in Salesforce, as well as an indication whether the introduction resulted in a transfer of interest.

10.4Transaction Reporting Requirements
Not applicable at this time. CCOC does not engage in secondary market transactions at this time and therefore does not have a reporting obligation pursuant to FINRA Rule 6643.
Implementation Strategy
If applicable, the CCO or his/her designee is assigned to ensure that all reports of secondary market transactions in direct participation programs are transmitted through ACT on the next business day (“T+1”) after the date of execution between 8:00 a.m. and 1:30 p.m. Eastern Time, designated “as of” trades, and shall include the time of execution. However, in the event that CCOC reports DPP transactions that were not transmitted through ACT, either on the trade date or the next business day, the Firm will report to the Market Regulation Department on Form T.
Additionally, if applicable, the CCO or his/her designee will review for all requisite reporting information in accordance with FINRA Rule 6643(c) and price/volume requirements.
10.5Corporate Financing – Underwriting Terms and Arrangements
Filing Requirements
Pursuant to FINRA Rule 5110, no member or person associated with a member shall participate in any manner in any public offering of securities subject to FINRA Rule 5110, 2310, or FINRA Rule 5121 unless specified information relating to the offering has been filed with and reviewed by FINRA, unless exempt from the Rule.
Implementation Strategy
CCOC has assigned the FINOP to ensure appropriate filing of required documents with FINRA prior to participating in an applicable public offering of securities.
Underwriting Compensation and Arrangements
Pursuant to FINRA Rule 5110, no member or person associated with a member shall receive an amount of underwriting compensation in connection with a public offering that is unfair or unreasonable and no member or person associated with a member shall underwrite or participate in a public offering of securities if the underwriting compensation in connection with the public offering is unfair or unreasonable.
In addition, in accordance with FINRA Rule 2310(4)(B), as part of any CCO Group non-traded REIT offering, the total amount of all items of compensation from whatever source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof may not exceed an amount that equals ten percent of the gross proceeds of the offering (excluding securities purchased through the reinvestment of dividends). Any compensation in connection in connection with an offering is to be paid to underwriters, broker-dealers, or affiliates thereof out of the proceeds of the offering prior to the release of such proceeds from escrow, provided,

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however, that any such payment from sources other than the proceeds of the offering shall be made only on the basis of bona fide transactions.
Implementation Strategy
CCOC has assigned the FINOP to ensure CCOC receives appropriate underwriting compensation for all securities offerings and further ensure that CCOC does not participate in a public offering where underwriting compensation is unfair or unreasonable. The FINOP shall maintain a spreadsheet on an ongoing basis for each active CCO Group product, which shall include all appropriate underwriting compensation and allocation of certain costs that may be shared by multiple products.
Public Offerings – Filing Requirements
Prior to participating in any public offering of securities subject to FINRA Rules 5110, 2310, and 5121, the Firm will ensure that certain documents, if applicable, and information relating to the offering have been filed with and reviewed by FINRA’s Corporate Financing Department.
Designated Supervising Principal
The CCO or designee will ensure that the appropriate filings are made through FINRA’s Corporate Financing Public Offering System. As the timing of these filings are dependent on communication from the issuer, the President will ensure that timely notifications and accurate information/documents are provided to the CCO for filing or that any communication issues are addressed with the issuer.
Supervisory Review Procedures and Documentation Requirement for Filing
When the Firm anticipates participating in a public offering of securities subject to FINRA Rule 5110, the CCO or designee will file with FINRA the documents and information required to be filed:
»    no later than one business day after any of the required documents are filed with:
ñ the SEC; or
ñ any state securities commission or other regulatory authority; or
»    if not filed with any regulatory authority, at least fifteen business days prior to the anticipated commencement date of the offering.
No sales of securities subject to Rule 5110 will begin unless:
»    the required documents and information have been filed with and reviewed by FINRA; and
»    FINRA has provided an opinion that it has no objections to the proposed underwriting terms and arrangements.
If FINRA's opinion states that the proposed underwriting terms and arrangements are unfair or unreasonable, the Firm may file modifications to the proposed underwriting terms and arrangements for further review.
When the Firm is acting as a managing underwriter and has been informed of an opinion by FINRA that the underwriting terms and arrangements of a proposed offering are unfair or unreasonable, and they have not been revised to be considered fair and reasonable:

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» The Firm will notify all other member firms proposing to participate in the offering of that opinion/determination prior to the effective date of the offering or the commencement of sales; and
»    The Firm will provide sufficient notice to the other firms which will allow them to comply with their obligation to not participate in at all the distribution of the offering.
Documents Required to be Filed
Except where exempt, the following documents relating to all proposed public offerings of securities will be filed through FINRA's electronic filing system for review:
»    The registration statement, offering circular, offering memorandum, notification of filing, notice of intention, application for conversion and/or any other document used to offer securities to the public (and any amended document previously filed with a copy marked to show changes);
»    Any proposed underwriting agreement, agreement among underwriters, selected dealers agreement, agency agreement, purchase agreement, letter of intent, consulting agreement, partnership agreement, underwriter's warrant agreement, escrow agreement, and any other document that describes the underwriting or other arrangements in connection with or related to the distribution, and the terms and conditions relating thereto; and any other information or documents that may be material to or part of the said arrangements, terms and conditions and that may have a bearing on FINRA's review (and any amended document previously filed with a copy marked to show changes);
»    Each pre and post-effective amendment to the registration statement or other offering document, with a copy marked to show changes; and
»    The final registration statement declared effective by the SEC or equivalent final offering document and a list of the firms of the underwriting syndicate, if not indicated within the document, and one copy of the executed form of the final underwriting documents and any other document submitted to FINRA for review.
Documents that are filed with the SEC through the EDGAR System that are referenced in FINRA's electronic filing system will be treated as filed with FINRA.
The President, CCO or designee will notify FINRA, through its electronic filing system, that the offering has been declared effective by the SEC no later than one business day following such declaration. If the offering has been withdrawn or abandoned, the Firm will notify FINRA within three business days following the withdrawal or decision to abandon the offering.

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Information Required to be Filed
In conjunction with the above-mentioned documents, the Firm will submit the following information through FINRA's electronic filing system:
»    an estimate of the maximum public offering price;
»    an estimate of the maximum underwriting discount or commission; maximum reimbursement of underwriter's expenses, and underwriter's counsel's fees (except for reimbursement of "blue sky" fees); maximum financial consulting and/or advisory fees to the underwriter and related persons; maximum finder's fees; and a statement of any other type and amount of compensation which may accrue to the underwriter and related persons;
»    a statement of the association or affiliation with any participating member of any officer or director of the issuer, of any beneficial owner of 5% or more of any class of the issuer's securities, and of any beneficial owner of the issuer's unregistered equity securities that were acquired during the 180day period immediately preceding the required filing date of the public offering (except for securities acquired through any stock bonus, pension, or profit- sharing plan that qualifies under Section 401 of the IRC);
»    The statement must identify the person; the member; and the number of equity securities or the face value of debt securities owned by such person. It must also state the date the securities were acquired and the price paid for the securities.
»    a detailed explanation of any other arrangement entered into during the 180day period immediately preceding the required filing date of the public offering, which arrangement provides for the receipt of any item of value or the transfer of any warrants, options, or other securities from the issuer to the underwriter and related persons;
»    a statement demonstrating compliance with all of the criteria of an exception from underwriting compensation, when applicable; and
»    a detailed explanation and any documents related to the modification of any information or representation previously provided to FINRA or of any item of underwriting compensation with respect to any securities of the issuer acquired subsequent to the required filing date and prior to the effectiveness or commencement of the offering ; or
»    a detailed explanation and any documents related to any new arrangement that provides for the receipt of any additional item of value by any participating member subsequent to the issuance of an opinion of no objections to the underwriting terms and arrangements by FINRA and within 90 days immediately following the date of effectiveness or commencement of sales of the public offering.
»    any other information required to be filed under Rule 5110.
Offerings Exempt from Filing Requirements
Offerings exempt from filing pursuant to FINRA Rule 5110(b)(7) do not need to be filed with FINRA for review.

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Investment Company Securities    11.00

Introduction
This section covers CCOC’s procedures for transactions in investment company securities, including mutual funds, interval funds, closed-end funds and business development companies.
11.1Suitability and Regulation Best Interest
CCOC does not generally engage in making recommendations to individual retail investors. However, in the event that such a recommendation is made, prior to recommending a securities transaction to a retail customer (as defined in Regulation Best Interest), associated persons are required to ensure that each recommendation is in the best interest of such customer based on the information obtained through the reasonable diligence of the member or associated person to ascertain the customer’s investment profile.
Institutional customers are subject to FINRA suitability rules, not Regulation Best Interest. The Firm and its RRs may fulfill the customer-specific suitability obligation for an Institutional customer if there is a reasonable basis to believe that the Institutional customer is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities and the Institutional customer must have affirmatively indicated that it is exercising independent judgment in evaluating the member's or associated person’s recommendations.
The following factors should be considered in recommending investment company securities:
»    The objectives of the fund relative to the investment objectives of the customer;
»    The choice of share class relative to the time horizon of the customer and amounts purchased and to be purchased;
»    The opportunity to participate in investment company security breakpoint discounts;
»    The potential use and the appropriateness of using letters of intent and rights of accumulation;
»    The choice of fund family and the ability to aggregate purchases for breakpoint discounts;
»    Reinstatement privileges and the ability to purchase at net asset value in select circumstances;
»    The costs and fees of various investment company securities; and
»    Any other facts and circumstances material to the investment company securities and the customer’s investment profile under FINRA Rule 2111.
Implementation Strategy
CCOC has established procedures to train representatives regarding suitability and best interest obligations, as well as a process to review transactions under applicable rules and

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regulations regarding suitability. For more information, refer to Section 1.8 regarding SEC’s Regulation Best Interest.
11.2Sales Charges
FINRA Rule 2341 imposes sales charge limitations on mutual funds and interval funds, prohibiting broker-dealers and their associated persons from offering or selling these investment company securities if the sales charges are in excess of the limits prescribed in FINRA Rule 2341. These sales charges include front-end, back-end, and asset-based sales charges, and the sales charge limits typically range from 8.5% to 6.25% of gross sales, depending on whether an asset-based sales charge (e.g., 12b-1 fee) or service fee is imposed.
In addition, closed-end investment companies that do not qualify as interval funds are subject to compensation limits imposed by FINRA Rule 5110, which generally prohibit “unfair or unreasonable” underwriting compensation. Finally, business development companies are subject to compensation limits imposed by FINRA Rule 2310, which generally prohibit members from participating in the offering if compensation exceeds 10% of the gross offering proceeds, and the total organization and offering expenses exceed 15% of the gross offering proceeds.
Implementation Strategy
The FINOP has been assigned responsibility to ensure compliance with the respective compensation limits that may apply to each offering of investment company securities in which CCOC participates. The FINOP, or appropriate designees, will ensure that the sales compensation for offerings in which CCOC participates comply with the applicable limits on sales compensation and, as applicable, will track compensation received by CCOC on an periodic basis throughout the offering to monitor for compliance with the respective compensation limit for each type of investment company security.
11.3Rule 12b-1 Fees
Rule 12b-1 under the 1940 Act, permits assets of mutual funds to be used for distribution and shareholder services, provided certain conditions are met, including that the fund board has approved a written 12b-1 plan describing all material aspects of financing distribution with the assets deducted from the funds. 12b-1 plans typically authorize the payment of distribution and/or service fees to the principal underwriter that can be shared with broker-dealers participating in the offering of those funds. Rule 12b-1 requires a fund board to review and adopt the 12b-1 plan annually if the plan is to be continued, and to request and evaluate information reasonably necessary for an informed determination to continue the plan. In this regard, Rule 12b-1 requires any person who is party to an agreement covering the payment or receipt of 12b-1 fees, such as the fund’s principal underwriter, to furnish information to the board.
Implementation Strategy
Where CCOC serves as the principal underwriter for a fund that has adopted a 12b-1 plan, CCOC typically shares a portion or all of any 12b-1 fees it receives with the appropriate broker-dealer selling firm consistent with the purposes of the 12b-1 plan. The FINOP is responsible for ensuring that any 12b-1 fees received are forwarded to the appropriate selling broker-dealer and confirming that the 12b-1 fees are received in accordance with the 12b-1

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plan adopted by the respective mutual funds. In addition, the FINOP is responsible for providing information reasonably requested by the fund board in evaluating the 12b-1 plan.
11.4Breakpoint Sales
Investment company securities may offer quantity discounts on sales charges at certain levels called “breakpoints.” These breakpoints usually apply to funds within a family of funds and may apply to certain classes, but not all classes of securities.
FINRA Rule 2342 prohibits sales of mutual funds and interval funds in amounts below breakpoints, if such sales are made “so as to share in higher sales charge.” Associated persons must keep these breakpoints in mind when reviewing investment choices with customers. If more than one fund is required to meet a customer’s investment objectives, efforts should be made to utilize the same fund family if it will allow the customer to take advantage of lower sales charges by aggregating the overall purchases for breakpoint discounts. Associated persons must not encourage customers to invest in different investment company securities with similar objectives to avoid the breakpoints and generate higher commissions.
Implementation Strategy
The CCO or his/her designee is responsible for monitoring the investment products offered by CCOC to determine whether break point sales rules are applicable. In the event that it is determined that they are applicable the CCO or his/her designee will be responsible for implementing procedures designed to comply with appropriate rules and regulations.
11.5Switching
Switching is the practice of transferring money from one mutual fund to another mutual fund primarily to earn additional selling compensation. FINRA rules, including its suitability rule, generally prohibit “switching” where it may not be suitable or in the customer’s best interest for a variety of reasons.
Implementation Strategy
The CCO or his/her designee is responsible for monitoring the investment products offered by CCOC to determine whether switching rules are applicable. In the event that it is determined that they are applicable the CCO or his/her designee will be responsible for implementing procedures designed to comply with appropriate rules and regulations.
11.6Investment Company Securities Communications
FINRA Rule 2210 imposes certain filing requirements, as well as certain content standards, applicable to investment company securities communications, and these requirements are covered in Section 7.00 (Communications with the Public) of these WSPs. Communications for mutual funds and business development companies are also subject to the content requirements of SEC Rule 482.
In addition, FINRA Rule 2212 prohibits the use of investment company rankings in any advertisement or sales literature unless (1) the rankings were created and published by a “Ranking Entity,” defined in FINRA Rule 2212 as any entity that provides general information about investment companies to the public, that is independent of the investment company and its affiliates, and whose services are not procured by the investment company or any of its affiliates to assign the investment company a

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ranking, and (2) the measurements of a “Ranking Entity” are adequately disclosed in accordance with
FINRA Rule 2212.
FINRA Rule 2213 also imposes certain requirements regarding the use of bond mutual fund volatility ratings related to investment company securities. In accordance with FINRA Rule 2213, CCOC only permits these bond mutual fund volatility rantings to be used in retail communications if the following requirements are met: (1) the rating does not identify or describe volatility as a “risk” rating; (2) the retail communication incorporates the most recently available rating and reflects information that, at a minimum, is current to the most recently completed calendar quarter ended prior to use; (3) the criteria and methodology used to determine if the rating must be based exclusively on objective, quantifiable factors; (4) the rating in the disclosure that accompanies the rating must be clear, concise, and understandable; (5) the retail communication conforms to the applicable disclosure requirements; and (6) the entity that issued the rating provides detailed disclosure on its rating methodology to investors.
Implementation Strategy
The Marketing Compliance Supervisor (“Deputy CCO”) or their designee is assigned responsibility to ensure compliance with all applicable communication requirements that may apply to communications for investment company securities used by CCOC and its associated persons, including all applicable content, disclosure, and filing requirements. More specific requirements related to communications are in Section 7.00 (Communications with the Public) of these WSPs.
11.7Check Handling
Broker-dealers engaged in direct retail transactions for investment company securities, or underwriters engaged in wholesaling transactions for investment company securities, must transmit payments received from the customers in accordance with FINRA Rule 2341(m). Among other things, these requirements include prompt transmission of the payment to the appropriate payee, which is typically by the end of the first or second business day following receipt of such payment.
Broker-dealers relying on an exemption pursuant to paragraph (k)(1), (k)(2)(i), or (k)(2)(ii) of SEC Rule 15c3-3 must “promptly forward” any checks received from customers for securities transactions by noon of the next business day after receipt.
Implementation Strategy
CCOC expects that any customers of CCOC who seek to effect trades in investment company securities on an accommodation basis will be instructed to send their purchase payments directly to the investment company, or the transfer agent and/or fund administrator for the respective funds and will receive any redemption proceeds directly from the investment company. If CCOC does receive any checks directly from such customers inadvertently [, or from other broker-dealer selling firms in connection with its underwriting activities,] for any investment company security transaction, CCOC will forward such checks to the investment company in accordance with FINRA Rule 2341. CCOC will maintain a log of such checks to demonstrate compliance with the prompt forwarding requirement.

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11.8Redemptions
Rule 22c-1 under the 1940 Act generally requires that redeemable securities of investment companies, i.e., mutual funds, be sold and redeemed at a price based on the net asset value of the fund next computed after receipt of orders to buy or redeem. This rule also requires investment companies to calculate their net asset value at least once per day, which is generally done when the major U.S. stock exchanges close at 4:00 PM Eastern Standard Time. Broker-dealers effecting transactions in investment company securities must make sure that they submit orders promptly in order for the transaction to be affected at the applicable price next computed after the broker-dealer’s taking of the order to purchase or redeem from the customer.
Implementation Strategy
To the extent it receives mutual fund purchase or redemption requests directly from customers, CCOC will ensure that it transmits such requests to the investment company to make sure that the transactions are affected at the prices next computed by the fund.
11.9Prospectus Delivery
Section 5(b)(2) of the 1933 Act prohibits the delivery of a security unless accompanied by a prospectus that meets the conditions of Section 10 of the 1933 Act. Section 10 of the 1933 Act prescribes certain content requirements for registration statements and the prospectuses used for the offer and sale of securities.
Implementation Strategy
CCOC recognizes its responsibility to make sure that investors requesting accommodation trades through CCOC in investment company securities receive a prospectus for those securities. To that end, CCOC will take reasonable steps to ensure that a prospectus has been offered and made available.
11.10Directed Brokerage
FINRA Rule 2341(k) prohibits broker-dealers from directing or requesting brokerage commissions for mutual fund portfolio transactions as a condition to the sale or distribution of investment company securities.
Implementation Strategy
CCOC prohibits its associated persons from offering or facilitating any directed brokerage transactions for mutual funds for which CCOC serves as principal underwriter to any broker- dealer that is authorized to distribute and sell shares of those funds as compensation for the sale and distribution of those funds.

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WSP Violation Procedures    12.00

12.1Policy Violations and Reporting
Registered representatives and registered supervisors are expected to comply with CCOC policy in addition to CIM Group’s Workplace Environment and Employee Conduct Policy, Technology Acceptable Use Policy and Code of Business Conduct and Ethics Policy.
While compliance with all Firm policies is anticipated, registered persons and associates of CCOC should be aware that, in response to any policy violations (e.g. late completion of trainings and quarterly certifications, trading reportable securities without preclearance, etc.), the Firm may take any disciplinary action deemed appropriate under the circumstances up to, and including, termination of registration.
Forms of disciplinary action may include but are not limited to verbal warnings, additional training, WSP policy violation notices, letters of caution, fines, suspensions, and termination of registration. The nature of the disciplinary action will be based on the facts and circumstances of the policy violation as well as the historical conduct of the individual receiving the disciplinary action. Certain policy violations are inherently considered more severe, including but not limited to off-channel communications policy violations, as such disciplinary action for these violations will be escalated and no initial verbal warning will be given.
Any written formal violation will also be copied to your supervisor(s) and Human Resources if applicable.
All remedial or formal actions will be logged in the registered representative’s file, as well as the violation log to ensure repeat violations are identified.
Furthermore, registered persons and associates of CCOC are required to promptly report any violation(s) of the Firm policies as noted above, or any activity that may adversely affect the Firm’s business or reputation, to a Compliance Officer. Registered persons and associates are encouraged to identify themselves when reporting such conduct, but they may also report anonymously. Reporting should be made through a letter to a Compliance Officer or via the telephonic and electronic reporting procedures detailed in the Firm’s Whistleblower Hotline 855-832-5558. All activities reported by registered persons and associates will be treated anonymously and confidentially (to the extent reasonably practicable) in order to encourage persons to come forward with perceived problems. The Firm is committed to a full, unbiased review of any matter(s) raised.
The Firm prohibits retaliation against any such personnel who, in good faith, seeks help or reports known or suspected violations, including persons who assist in making a report or who cooperate in an investigation. Any person who engages in retaliatory conduct will be subject to disciplinary action, up to and including termination of employment.

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Exhibit 1
CCO Capital (31147) – Supervisory Personnel
10/2024

Executive Management (Series 24)	Title
Emily Vande Krol (CRD 5595099)	President, CCO Capital
Compliance (Series 24)
Joseph Terry (CRD 4612910)	Managing Director, Chief Compliance Officer
Aaron Somers (CRD 3145910)	Deputy CCO, 1st Vice President
Chris Sorgel (CRD 2960012)	Vice President, Compliance, AML Officer
Toby Klein (CRD 4992800) Anthony Cellitti (CRD 5239070) Ahavni Guntzel (CRD 4816788)	Manager, Compliance Manager, Compliance Manager, Compliance
FINOP / Financial Reporting (Series 28)
Crystal Becerril (CRD 7037197)	Financial and Operations Principal (FINOP) Principal Financial Officer (PFO) Principal Operations Officer (POO)
External Sales / National Accounts (Series 24)
Jason Fisher (CRD 5083144)	Managing Director, Institutional Client Group
Byron Bent (CRD 5374567)	1st VP, Partner Solutions
Timothy Ledbetter (CRD 4686650)	1st VP, Private Wealth Group
Mark Lavery (CRD 3160731)	1st VP, Business Development
Internal Sales (Series 24)
Angelique Misiura (CRD 5678064)	1st VP, Partner Solutions
Andrew Beyeler (CRD 5966093)	Managing Director, Partner Solutions
Operations and Information Technology (Series 99, Series 24)
Janet Eaton (CRD 7062842)	CTO, Information Technology
Andrew Beyeler (CRD 5966093)	Managing Director, Partner Solutions

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